Exhibit 2.1

SHARE EXCHANGE AGREEMENT

Dated April 1, 2010

by and among

I.	Nitec Pharma AG, a joint stock company under the laws of Switzerland (“Nitec”), with its registered office at Kägenstrasse 17, CH-4053 Reinach, Switzerland;

II.	Horizon Therapeutics, Inc., a Delaware corporation (“Horizon”), with its registered office at 1033 Skokie Boulevard, Suite 355, Northbrook, Illinois 60062. Horizon will be the surviving entity in the merger between Horizon and Merger Sub as contemplated in this Agreement and the term “Horizon” shall refer to Horizon or the Surviving Corporation, as applicable;

III.	Horizon Pharma, Inc., a Delaware corporation and wholly-owned subsidiary of Horizon (“Holdco”), with its registered office at 1033 Skokie Boulevard, Suite 355, Northbrook, Illinois 60062;

IV.	Horizon MergerSub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdco (“Merger Sub”), with its registered officer at 1033 Skokie Boulevard, Suite 355, Northbrook, Illinois 60062;

V.	The shareholders of Nitec, each of whom are listed on Exhibit A attached hereto (the “Nitec Shareholders”), residing at or with a registered office at the location set forth in Exhibit A attached hereto;

VI.	Hubertus Ludwig, solely in his capacity as the representative of the Nitec Shareholders (the “Nitec Shareholder Representative”), residing at Rebbergweg 16, 4450 Sissach, Switzerland;

VII.	Certain stockholders of Horizon, each of whom are listed on Exhibit B attached hereto (the “Horizon Stockholders”), residing at or with a registered office at the location set forth on Exhibit B attached hereto; and

VIII.	Louis C. Bock, solely in his capacity as the representative of the stockholders of Horizon (the “Horizon Stockholder Representative”), in care of Scale Venture Partners, 950 Tower Lane, Suite 700, Foster City, CA 94404.

Certain capitalized terms used in this Agreement are defined in Exhibit C.

WHEREAS

(a)

The Holdco Board, the Horizon Board and the Nitec Board have each unanimously determined that it is in the best interests of Holdco, Horizon and Nitec and their respective stockholders to combine the companies so that immediately following the consummation of the Contemplated Transactions the existing securityholders of Horizon will own approximately 51% of Holdco on a fully-diluted basis and the existing securityholders of Nitec will own approximately 49% of Holdco on a fully-diluted basis.

(b)	In order to effect the combination, Holdco was formed and the capital stock of Horizon will be recapitalized through a merger between Merger Sub, a newly-formed Delaware corporation, and Horizon, pursuant to which all of the outstanding preferred and common stock of Horizon will be converted into either Holdco Series A Stock or into Holdco Common Stock and the right to receive distributions of Holdco Series A Stock from the Horizon Escrow Fund (the “Merger”) pursuant to Section 2.2 hereof.

(c)	The Nitec Shareholders own all of the Nitec Shares.

(d)	The Nitec Shareholders desire to exchange their Nitec Shares for Exchange Shares, and Holdco has agreed to offer the Exchange Shares in connection with the Exchange, upon the terms and conditions set forth in this Agreement.

(e)	For United States federal income tax purposes (i) the Merger, taken in and by itself, will constitute a “reorganization” within the meaning of Section 368 of the Code, (ii) the Exchange, taken in and by itself, will constitute a “reorganization” within the meaning of Section 368 of the Code, and (iii) it is intended that the Exchange and the Merger, when taken together, will qualify as exchanges under the provisions of Section 351 of the Code.

(f)	Following the Merger and the Exchange, each of Horizon and Nitec will become a wholly-owned subsidiary of Holdco.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Recitals and Schedules.

1.1 All the above recitals and all the attachments hereto constitute an integral and substantial part of this Agreement.

1.2 The Exhibits to this Agreement are the following:

Exhibit A	Nitec Shareholders
Exhibit B	Horizon Stockholders
Exhibit C	Certain Definitions

1.3 The Schedules to this Agreement are the following:

Nitec Disclosure Schedule
Horizon Disclosure Schedule
Schedule 2.1(a) – Exchange Shares
Schedule 2.1(b)(i) – Substituted Options

Schedule 2.2(f) – Letter of Transmittal
Schedule 2.3 – Form of Escrow Agreement
Schedule 2.4(a)(i) – Payments to Nitec Shareholders
Schedule 2.4(a)(ii) – Capitalization of Nitec
Schedule 2.4(b)(ii) – Capitalization of Horizon
Schedule 2.8(f) – Resigning Officers and Directors of Nitec Schedule 2.8(h) – Warrant Agreement
Schedule 2.8(j) – Option Exchange Agreement
Schedule 2.9(a)(iv) – Resigning Directors of Horizon Schedule 2.9(c) – Director Indemnification Agreement
Schedule 7.9 – Termination of Agreements
Schedule 8.5 – Stock Purchase Agreement
Schedule 9.3(b) – Nitec Consents
Schedule 10.3(b) – Horizon Consents
Schedule 13.7(b) – Dispute Resolution Procedures

2. Object of this Agreement; Closing.

2.1 Exchange of Nitec Shares and Options.

(a) Exchange of Nitec Shares. At the Closing, on the terms and subject to the conditions set forth in this Agreement, including the escrow provisions set forth in Section 2.3(a) hereof, the Nitec Shareholders shall assign and transfer the Nitec Shares to Holdco free and clear of any Encumbrance, in exchange for: (i) the number of validly, issued, fully paid and nonassessable shares of Holdco Common Stock and Holdco Series A Stock specified for a Nitec Shareholder in Schedule 2.1(a) and (ii) the right to receive, upon the date of release of any Holdco Series A Stock from the Nitec Escrow Fund, the number of shares of Holdco Series A Stock equal to the Nitec Escrow Share Amount. Each Nitec Shareholder shall deliver his, her or its certificate representing the Nitec Shares held by him, her or it by delivering such certificate to Holdco, duly executed and endorsed in blank. In exchange for the transfers and deliveries of Nitec Shares, Holdco will issue to each Nitec Shareholder the number and type of shares of Holdco as is set forth opposite such Nitec Shareholder’s name on Schedule 2.1(a) attached hereto (provided that the Escrowed Exchange Shares opposite such Nitec Shareholder’s name shall be distributed to such Nitec Shareholder if and when released from the Nitec Escrow Fund in accordance with this Agreement and the Escrow Agreement).

(b) Exchange of Nitec Options.

(i) At the Closing, each Nitec Option will be substituted for an option granted under the Horizon Stock Plan, to purchase that number of shares of Holdco Common Stock as is set forth opposite the name of the holder of such option on Schedule 2.1(b)(i), at an exercise price per share of Holdco Common Stock equal to the exercise price per share of such Nitec Option as is set forth on Schedule 2.1(b)(i) (a “Substituted Option”). Each Substituted Option will be administered under the terms and conditions of the Horizon Stock Plan and grant agreements for the Substituted Options (rather than the terms and conditions of the plan and grant agreements under which the Nitec Options were issued). The Substituted Options will have the same vesting schedule, lock up period and terms as the Nitec Options and continuous employment with Nitec or any of its subsidiaries will be credited to the optionee for purposes of determining the vesting of the number of shares of Holdco Common Stock subject to exercise under the optionee’s Substituted Option after the Closing.

(ii) At the Closing, the Kreos Option will be amended and restated for a warrant to purchase 118,496 shares of Holdco Series A Preferred Stock at an exercise price per share of $0.01 (the “Substituted Warrant”). The Substituted Warrant will be subject to the terms and conditions of a warrant agreement in a form acceptable to Horizon.

(iii) By signing this Agreement, each of the Nitec Founders acknowledges and agrees that each Bonus Share Warrant which is outstanding immediately prior to the Closing shall not be assumed by Holdco and, accordingly, shall terminate and cease to be outstanding immediately upon the Closing. The Nitec Founders shall cease to have any further right or entitlement to acquire any share capital of Nitec or any shares of capital stock of Holdco under their cancelled Bonus Share Warrants.

2.2 Merger.

(a) Effect of Merger.

(i) Horizon shall file the Certificate of Merger with the Secretary of State of the State of Delaware immediately prior to the Closing of the Exchange. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, Merger Sub shall be merged with and into Horizon and the separate existence of Merger Sub shall cease, Horizon shall be the surviving corporation (the “Surviving Corporation”) and the Merger shall become effective (the “Merger Effective Time”). At the Merger Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL.

(ii) At the Merger Effective Time and without further action on the part of the parties hereto, the Certificate of Incorporation of the Surviving Corporation shall be amended to be the same as the Certificate of Incorporation of Merger Sub in effect at the Merger Effective Time (except that the name of the Surviving Corporation shall be “Horizon Pharma USA, Inc.”). The Bylaws of the Merger Sub in effect at the Merger Effective Time shall become the Bylaws of the Surviving Corporation.

(iii) The directors of Merger Sub immediately preceding the Merger Effective Time shall become the directors of the Surviving Corporation at and after the Merger Effective Time, to serve until the expiration of their terms and until their successors are duly elected and qualified.

(iv) The officers of Merger Sub immediately preceding the Merger Effective Time shall become the equivalent officers of the Surviving Corporation at and after the Merger Effective Time to serve at the pleasure of the Surviving Corporation’s Board of Directors.

(b) Conversion of Shares in Merger. At the Merger Effective Time, by virtue of the Merger and without any further action on the part of Holdco, Merger Sub, Horizon or any stockholder of Horizon:

(i) any shares of capital stock of Horizon then held by Horizon or any wholly owned subsidiary of Horizon (or held in Horizon’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) each share of common stock of Merger Sub outstanding immediately prior to the Merger Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation;

(iii) except as provided in clause “(i)” above and subject to Section 2.2(f), each share of common stock of Horizon issued and outstanding immediately prior to the Merger Effective Time (except for Dissenting Shares) shall be changed and converted into the right to receive: (A) 0.496085 of a validly issued, fully paid and nonassessable share of Holdco Common Stock, (B) 0.5039153 of a validly issued, fully paid and non-assessable share of Holdco Series A Stock and (C) upon the date of release of any Holdco Series A Stock from the Horizon Escrow Fund, such number of shares of Holdco Series A Stock equal to the Horizon Escrow Share Amount;

(iv) except as provided in clause “(i)” above and subject to Section 2.2(f), each share of Series A Preferred Stock of Horizon issued and outstanding immediately prior to the Merger Effective Time (except for Dissenting Shares) shall be changed and converted into the right to receive: (A) one validly issued, fully paid and non-assessable share of Holdco Series A Stock and (B) upon the date of release of any Holdco Series A Stock from the Horizon Escrow Fund, the number of shares of Holdco Series A Stock equal to the Horizon Escrow Share Amount;

(v) except as provided in clause “(i)” above and subject to Section 2.2(f), each share of Series B Preferred Stock of Horizon issued and outstanding immediately prior the Merger Effective Time (except for Dissenting Shares) shall be changed and converted into the right to receive: (A) 1.234749 validly issued, fully paid and non-assessable shares of Holdco Series A Stock and (B) upon the date of release of any Holdco Series A Stock from the Horizon Escrow Fund, the number of shares of Holdco Series A Stock equal to the Horizon Escrow Share Amount;

(vi) except as provided in clause “(i)” above and subject to Section 2.2(f), each share of Series C Preferred Stock of Horizon issued and outstanding immediately prior the Merger Effective Time (except for Dissenting Shares) shall be changed and converted into the right to receive: (A) 1.329966 validly issued, fully paid and non-assessable shares of Holdco Series A Stock and (B) upon the date of release of any Holdco Series A Stock from the Horizon Escrow Fund, the number of shares of Holdco Series A Stock equal to the Horizon Escrow Share Amount;

(vii) except as provided in clause “(i)” above and subject to Section 2.2(f), each share of Series D Preferred Stock of Horizon issued and outstanding immediately prior the Merger Effective Time (except for Dissenting Shares) shall be changed and converted into the right to receive: (A) one validly issued, fully paid and non-assessable share of Holdco Series A Stock and (B) upon the date of release of any Holdco Series A Stock from the Horizon Escrow Fund, the number of shares of Holdco Series A Stock equal to the Horizon Escrow Share Amount;

(viii) except as provided in clause “(i)” above and subject to Section 2.2(f), each share of Special Preferred Stock of Horizon issued and outstanding immediately prior the Merger Effective Time (except for Dissenting Shares) shall be changed and converted into the right to receive one validly issued, fully paid and non-assessable shares of Holdco Common Stock; and

(ix) all shares of Holdco capital stock held by Horizon shall be cancelled.

(c) Options and Warrants of Horizon. At the Merger Effective Time, Holdco shall assume and continue Horizon’s 2005 Stock Plan, all option agreements issued thereunder and in existence at the Merger Effective Time (the “Horizon Options”) and any warrants in existence at the Merger Effective Time. The outstanding and unexercised portion of each Horizon Option shall become an option to acquire shares of Holdco Common Stock, provided that such option shall be exercisable (subject to applicable vesting pursuant to the terms of such option) for one share of Holdco Common Stock for each share of common stock of Horizon for which such option is or could become exercisable, and the per share exercise price of such option for Holdco Common Stock shall be equal to the exercise price per share of such Horizon Option. The outstanding and unexercised portion of each warrant to acquire Series C Preferred Stock of Horizon shall become a warrant to acquire shares of Holdco Series A Stock, provided that such warrant shall, for each share of Series C Preferred Stock of Horizon for which such warrant is exercisable, be exercisable for 1.329966 shares of Holdco Series A Stock, and the per share exercise price shall be $10.692. The outstanding and unexercised portion of each warrant to acquire Series D Preferred Stock of Horizon shall become a warrant to acquire shares of Holdco Series A Stock, provided that such warrant shall, for each share of Series D Preferred Stock of Horizon for which such warrant is exercisable, be exercisable for one share of Holdco Series A Stock, and the per share exercise price shall be $5.201.

(d) Fractional Shares. No fractional shares of Holdco Common Stock or Holdco Series A Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Horizon’s Preferred Stock or Common Stock who would otherwise be entitled to receive a fraction of a share of Holdco Common Stock or Holdco Series A Stock (after separately aggregating all fractional shares of each type of stock issuable to such holder) shall, in lieu of such fraction of a share be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by $2.366 in the case of a fraction of a share of Holdco Common Stock and $7.968 in the case of a fraction of a share of Holdco Series A Stock.

(e) Closing of the Company’s Transfer Books. At the Merger Effective Time: (a) all shares of Horizon’s Common Stock and Preferred Stock outstanding immediately prior to the Merger Effective Time shall automatically be canceled and extinguished and shall cease to exist, and all holders of certificates representing shares of Horizon’s Common Stock and Preferred Stock that were outstanding immediately prior to the Merger Effective Time (each a “Horizon Stock Certificate”) shall cease to have any rights as stockholders of Horizon, and (b) the stock transfer books of Horizon shall be closed with respect to all shares of such Common Stock and Preferred Stock outstanding immediately prior to the Merger Effective Time. No further transfer of any such shares of Horizon’s Common Stock and Preferred Stock shall be made on such stock transfer books after the Merger Effective Time. If, after the Merger Effective

Time, a valid Horizon Stock Certificate is presented to the Surviving Corporation or Holdco, such Horizon Stock Certificate shall be canceled and shall be exchanged as provided in this Section 2.2.

(f) Exchange of Certificates.

(i) Promptly following the Merger Effective Time, Horizon shall deliver to each Person who was a stockholder of Horizon immediately prior to the Merger Effective Time, a letter of transmittal substantially in the form attached hereto as Schedule 2.2(f) (a “Letter of Transmittal”) and, to each stockholder of Horizon immediately prior to the Merger who did not consent to the Merger, a notice of such stockholder’s right to appraisal of its shares of Horizon capital stock under Section 262 of the DGCL. Upon each Horizon stockholder’s delivery to Holdco of a Horizon Stock Certificate (or an affidavit of loss as described below), together with a duly executed Letter of Transmittal and such other documents as Horizon may reasonably request, Holdco shall promptly deliver to such Horizon stockholder a stock certificate for the number of shares of Holdco Common Stock or Holdco Series A Stock into which shares represented by the surrendered Horizon Stock Certificates were converted less the number of shares to be held and placed into escrow in accordance with this Agreement.

(ii) Holdco and the Surviving Corporation shall be entitled to deduct and withhold from applicable consideration payable pursuant to this Agreement with respect to Horizon’s Common Stock and Preferred Stock, such amounts as Holdco or the Surviving Corporation are required to deduct or withhold therefrom under the Code or under any applicable tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Horizon stockholder to whom such amounts would otherwise have been paid. The stockholders of Horizon shall bear and pay all taxes that could arise on them because of the entering of Horizon or the stockholders of Horizon into and/or the completion of this Agreement.

(iii) In the event any Horizon Stock Certificate shall have been lost, stolen or destroyed, Holdco may, in its discretion and as a condition precedent to the payment of any consideration payable pursuant this Agreement, with respect to the Common Stock or Preferred Stock previously represented by such Horizon Stock Certificate, require the Horizon stockholder claiming such Horizon Stock Certificate to be lost, stolen or destroyed to provide an appropriate affidavit and to, if reasonably requested by Holdco, deliver a bond (in such sum as Holdco may reasonably direct) as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Horizon Stock Certificate.

2.3 Escrowed Holdco Shares.

(a) Escrowed Exchange Shares. At the Closing, in lieu of delivery to each Nitec Shareholder of all of the Exchange Shares that such shareholder is entitled to receive in the Exchange, each Nitec Shareholder agrees that Holdco shall deliver an aggregate of 2,242,283 shares of Holdco Series A Stock withheld from the Exchange Shares issued to the Nitec Shareholders in the Exchange into an escrow account (the “Escrowed Exchange Shares”) to the Escrow Agent to be held and released in accordance with the terms and conditions of this Agreement and the Escrow Agreement (the “Nitec Escrow Fund”), the form of which is attached hereto as Schedule 2.3 (the “Escrow Agreement”) and the balance of the Exchange Shares to the

Nitec Shareholders in accordance with Schedule 2.1(a) hereto. Except for common law fraud against the party who committed the fraud, the Escrowed Exchange Shares shall be the sole recourse for indemnification matters arising under Section 12.2 of this Agreement.

(b) Escrowed Horizon Shares. Promptly following the Merger Effective Time, Holdco shall deliver an aggregate of 2,242,283 shares of Holdco Series A Stock withheld from the shares of Holdco Series A Stock issued to the Former Horizon Stockholders in the Merger into an escrow account (the “Escrowed Horizon Shares”) to the Escrow Agent to be held and released in accordance with the terms and conditions of this Agreement and the Escrow Agreement (the “Horizon Escrow Fund”). Except for common law fraud against the party who committed the fraud, the Escrowed Horizon Shares shall be the sole recourse for indemnification matters arising under Section 12.4 of this Agreement. In the event that this Agreement is approved by the stockholders of Horizon, then such stockholders (including the Horizon Stockholders) shall, without any further act of any of them, be deemed to have consented to and approved (i) the use of the Escrowed Horizon Shares to satisfy the indemnification matters arising under Section 12.4 of this Agreement in the manner set forth herein and in the Escrow Agreement and (ii) the appointment of the Horizon Stockholder Representative as the representative under this Agreement and the Escrow Agreement of the Former Horizon Stockholders and as the attorney-in-fact and agent for and on behalf of each such stockholder (other than holders of Dissenting Shares).

2.4 Acknowledgements, Releases and Waivers.

(a) Nitec Shareholders.

(i) Contingent upon and effective immediately prior to the Closing, each Nitec Shareholder acknowledges on such shareholder’s own behalf that as of the date hereof such shareholder has no rights of action (known or unknown, actual or contingent) against Holdco, Horizon, Nitec, any Affiliate of Holdco, Horizon, or Nitec, or any of their respective officers, directors, employees, shareholders, agents and representatives and to the extent there are any such rights of action they are hereby waived and Holdco, Horizon, Nitec, each Affiliate of Holdco, Horizon and Nitec, and their respective officers, directors, employees, shareholders, agents and representatives are hereby released; provided, however, that the foregoing shall not apply to rights of action (A) if any, with respect to the right to receive from Nitec or any of its subsidiaries unpaid compensation disclosed in the Nitec Disclosure Schedule or earned or accrued following the date of this Agreement, including salary, bonus, commission and similar payments, health and welfare benefits and reimbursement for documented, out-of-pocket expenses incurred on behalf of Nitec or its subsidiaries in the ordinary course of business, (B) if any, with respect to the right to receive from Nitec or any of its subsidiaries any payments that become payable in connection with the Contemplated Transactions that are set forth on Schedule 2.4(a)(i), and (C) arising out of or relating to this Agreement, any other Transactional Agreement, the Definitive Financing Agreements or the Contemplated Transactions.

(ii) Each Nitec Shareholder on such shareholder’s own behalf hereby acknowledges and agrees that the number of Nitec Shares set forth on Schedule 2.4(a)(ii) represents the total number and type of Nitec Shares held by such Nitec Shareholder as of the date of this Agreement and as of the Closing Date. Each Nitec Shareholder hereby releases Horizon, each Affiliate of Horizon and Nitec from all obligations, liabilities and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which such Nitec Shareholder may have with respect to any Nitec Shares in excess of the number of Nitec Shares set forth on Schedule 2.4(a)(ii), except for the Substituted Options. EACH NITEC SHAREHOLDER ACKNOWLEDGES AND AGREES THAT THE CALCULATION OF THE EXCHANGE SHARES ISSUABLE TO EACH NITEC SHAREHOLDER HAS NOT BEEN MADE ON AN A CONSISTENT PER SHARE BASIS BASED ON THE OUTSTANDING EQUITY SECURITIES OF NITEC AND IS NOT EQUIVALENT FOR EACH SHAREHOLDER. Each Nitec Shareholder hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection to which such Nitec Shareholder may be entitled under the Nitec Charter Documents or under any other agreement or instrument in connection with the Exchange. Except for the Exchange Shares and the Substituted Options to be issued in connection with the Exchange, each Nitec Shareholder hereby generally, irrevocably, unconditionally and completely waives any and all rights existing as of the date hereof to receive options, depository receipts, warrants, stock appreciation or similar rights to acquire or receive securities in Nitec, Horizon or any Affiliate of Horizon or Nitec.

(b) Horizon Stockholders.

(i) Contingent upon and effective immediately prior to the Closing, each Horizon Stockholder acknowledges on such stockholder’s own behalf that as of the date hereof such stockholder has no rights of action (known or unknown, actual or contingent) against Holdco, Horizon, Nitec, any Affiliate of Holdco, Horizon, or Nitec, or any of their respective officers, directors, employees, shareholders, agents and representatives and to the extent there are any such rights of action they are hereby waived and Holdco, Horizon, Nitec, each Affiliate of Holdco, Horizon and Nitec, and their respective officers, directors, employees, shareholders, agents and representatives are hereby released; provided, however, that the foregoing shall not apply to rights of action (A) if any, with respect to the right to receive from Horizon or any of its subsidiaries unpaid compensation disclosed in the Horizon Disclosure Schedule or earned or accrued following the date of this Agreement, including salary, bonus, commission and similar payments, health and welfare benefits and reimbursement for documented, out-of-pocket expenses incurred on behalf of Horizon or its subsidiaries in the ordinary course of business and (B) arising out of or relating to this Agreement, any other Transactional Agreement, the Definitive Financing Agreements or the Contemplated Transactions.

(ii) Each Horizon Stockholder on such stockholder’s own behalf hereby acknowledges and agrees that the number of shares of capital stock and the securities to acquire capital stock set forth on Schedule 2.4(b)(ii) represents the total number and type of securities of Horizon held by such Horizon Stockholder as of the date of this Agreement and as of immediately prior to the Merger Effective Time. Each Horizon Stockholder hereby releases Horizon and each Affiliate of Horizon from all obligations, liabilities and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which such Horizon Stockholder may have with respect to any shares of Horizon in excess of the number of shares of Horizon’s capital stock set forth on Schedule 2.4(b)(ii) (including any shares of Holdco that would be issuable in connection with the conversion of such excess shares upon the Merger). Each Horizon Stockholder hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection to which such Horizon Stockholder may be entitled under the Horizon Charter Documents or under any other agreement or instrument in connection with the Merger. Except for the consideration payable pursuant to Section 2.2(b) hereof and the outstanding options and warrants to be assumed by Holdco pursuant to Section 2.2(c) hereof, each Horizon Stockholder hereby generally, irrevocably, unconditionally and completely waives any and all rights existing as of the date hereof to receive options, depository receipts, warrants, stock appreciation or similar rights to acquire or receive securities in Nitec, Horizon or any Affiliate of Horizon or Nitec.

2.5 Nitec Shareholder Representative.

(a) Each Nitec Shareholder hereby irrevocably appoints Hubertus Ludwig as such Nitec Shareholder’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in such Nitec Shareholder’s name, place and stead, in any and all capacities, in connection with the Contemplated Transactions, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the Contemplated Transactions as fully to all intents and purposes as such Nitec Shareholder might or could do in person, including for purposes of Section 12 (other than Section 12.3), Section 13.7 and Schedule 13.7(b). Holdco shall be entitled to deal exclusively with the Nitec Shareholder Representative on all matters relating to Section 12 (other than Section 12.3), 13.7 and Schedule 13.7(b), and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Nitec Shareholder by the Nitec Shareholder Representative in connection with Section 12 (other than Section 12.3), Section 13.7 and Schedule 13.7(b), and on any other action taken or purported to be taken on behalf of any Nitec Shareholder by the Nitec Shareholder Representative, as fully binding upon such Nitec Shareholder.

(b) The Nitec Shareholder Representative may resign from his/her duties at any time by providing thirty (30) days prior written notice to each Nitec Shareholder, Holdco and the Escrow Agent, or may be removed, with or without cause, by the affirmative vote of the Nitec Shareholders holding a majority of the voting power of the Exchange Shares held by all such Nitec Shareholders.

(c) In the event that the Nitec Shareholder Representative dies, becomes unable to perform his or her responsibilities hereunder, resigns or is removed from such position, the Nitec Shareholders holding a majority of the voting power of the Exchange Shares held by all such Nitec Shareholders are authorized to and shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Nitec Shareholder Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

(d) As between the Nitec Shareholders and the Nitec Shareholder Representative, the Nitec Shareholder Representative shall not be liable for any act done or omitted hereunder as Nitec Shareholder Representative, unless such act or omission involves gross negligence, bad faith or willful misconduct, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence that such act or omission did not involve gross negligence, bad faith or willful misconduct. The Nitec Shareholders shall, jointly and severally, indemnify the Nitec Shareholder Representative and hold him or her harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Nitec Shareholder Representative and arising out of or in connection with the acceptance or administration of his or her duties hereunder.

(e) Each Nitec Shareholder agrees, in addition to the foregoing, that:

(i) Holdco shall be entitled to rely conclusively on the instructions and decisions given or made by the Nitec Shareholder Representative as to the settlement of any claims for indemnification by Holdco or any Horizon Indemnitee, as applicable, pursuant to Section 12 (other than Section 12.3), Section 13.7 and Schedule 13.7(b) hereof, or any other actions required or permitted to be taken by the Nitec Shareholder Representative hereunder, and no party shall have any cause of action against Holdco for any action taken by Holdco in reliance upon any such instructions or decisions;

(ii) all actions, decisions and instructions of the Nitec Shareholder Representative shall be conclusive and binding upon all of the Nitec Shareholders and no such Nitec Shareholder shall have any cause of action against Holdco, Horizon, Nitec or the Nitec Shareholder Representative for any action taken, decision made or instruction given by the Nitec Shareholder Representative under this Agreement, except for gross negligence, bad faith or willful misconduct pertaining to this Agreement by the Nitec Shareholder Representative; and

(iii) remedies available at law for any breach of the provisions of this Section 2.5 may be inadequate; therefore, Holdco shall be entitled to seek temporary and permanent injunctive relief without the necessity of proving damages if Holdco brings an action to enforce the provisions of this Section 2.5.

2.6 Horizon Stockholder Representative. Each of the Former Horizon Stockholders, by approving this Agreement, the Merger and the other Contemplated Transactions, irrevocably appoints Louis C. Bock as such stockholder’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in such stockholder’s name, place and stead, in any and all capacities, in connection with the Contemplated Transactions, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the Contemplated Transactions as fully to all intents and purposes as such stockholder might or could do in person, including for purposes of Section 12 (other than Section 12.5), Section 13.7 and Schedule 13.7(b). Holdco shall be entitled to deal exclusively with the Horizon Stockholder Representative on all matters relating to Section 12 (other than Section 12.5), 13.7 and Schedule 13.7(b), and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Former Horizon Stockholder by the Horizon Stockholder Representative in connection with Section 12 (other than Section 12.5), Section 13.7 and Schedule 13.7(b), and on any other action taken or purported to be taken on behalf of any Former Horizon Stockholder by the Horizon Stockholder Representative, as fully binding upon such stockholder.

(b) The Horizon Stockholder Representative may resign from his/her duties at any time by providing thirty (30) days prior written notice to each Former Horizon Stockholder, Holdco and the Escrow Agent, or may be removed, with or without cause, by the affirmative vote of the Former Horizon Stockholders holding a majority of the voting power of the shares issued to the Former Horizon Stockholders pursuant to Section 2.2(b) hereof that are held by all such Former Horizon Stockholders (the “Majority Voting Power”).

(c) In the event that the Horizon Stockholder Representative dies, becomes unable to perform his or her responsibilities hereunder, resigns or is removed from such position, the Former Horizon Stockholders holding the Majority Voting Power are authorized to and shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Horizon Stockholder Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

(d) As between the Former Horizon Stockholders and the Horizon Stockholder Representative, the Horizon Stockholder Representative shall not be liable for any act done or omitted hereunder as Horizon Stockholder Representative, unless such act or omission involves gross negligence, bad faith or willful misconduct, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence that such act or omission did not involve gross negligence, bad faith or willful misconduct. The Former Horizon Stockholders shall, jointly and severally, indemnify the Horizon Stockholder Representative and hold him or her harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Horizon Stockholder Representative and arising out of or in connection with the acceptance or administration of his or her duties hereunder.

(e) Each of the Former Horizon Stockholders, by approving this Agreement, the Merger and the other Contemplated Transactions, agrees, in addition to the foregoing, that:

(i) Holdco shall be entitled to rely conclusively on the instructions and decisions given or made by the Horizon Stockholder Representative as to the settlement of any claims for indemnification by Holdco or any Nitec Indemnitee, as applicable, pursuant to Section 12 (other than Section 12.5), Section 13.7 and Schedule 13.7(b) hereof, or any other actions required or permitted to be taken by the Horizon Stockholder Representative hereunder, and no party shall have any cause of action against Holdco for any action taken by Holdco in reliance upon any such instructions or decisions;

(ii) all actions, decisions and instructions of the Horizon Stockholder Representative shall be conclusive and binding upon all of the Former Horizon Stockholders and no such stockholder shall have any cause of action against Holdco, Horizon, Nitec or the Horizon Stockholder Representative for any action taken, decision made or instruction given by the Horizon Stockholder Representative under this Agreement, except for gross negligence, bad faith or willful misconduct pertaining to this Agreement by the Horizon Stockholder Representative; and

(iii) remedies available at law for any breach of the provisions of this Section 2.6 may be inadequate; therefore, Holdco shall be entitled to seek temporary and permanent injunctive relief without the necessity of proving damages if Holdco brings an action to enforce the provisions of this Section 2.6.

2.7 Closing. The closing of the Merger shall occur immediately prior to the closing of the Exchange. The closing of the Exchange (the “Closing”) shall take place at the offices of

Cooley Godward Kronish LLP, 4401 Eastgate Mall, San Diego, California at 10:00 a.m. (local time) on the third business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 9 and 10 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or at such other time and date as Horizon and Nitec may jointly designate. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date”.

2.8 Closing Actions and Deliveries by Nitec and the Nitec Shareholders. In addition to any other action to be taken and to any other instrument to be executed and/or delivered pursuant to this Agreement at the Closing, Nitec or the applicable Nitec Shareholder, as applicable, shall cause to be delivered to Holdco the following agreements and documents, each of which shall be in full force and effect:

(a) with respect to each Nitec Shareholder, the share certificates for the Nitec Shares duly endorsed in blank;

(b) certificates representing, or, if no certificates have been issued, such other documents that establish the ownership by Nitec in, all the shares of the subsidiaries;

(c) a certificate, duly executed by Nitec, pursuant to which Nitec certifies and represents to Holdco that the conditions set forth in Sections 9.1 and 9.2 have been duly satisfied or waived (the “Nitec Closing Certificate”);

(d) a certificate, duly executed by an authorized officer of Nitec certifying (i) the resolutions of the Nitec Board approving this Agreement, the other Transactional Agreements to which Nitec is a party and the Contemplated Transactions and (ii) the current Nitec Charter Documents;

(e) copies of all corporate actions required under applicable law and the articles of incorporation of Nitec to approve the transfer of the Nitec Shares from the Nitec Shareholders to Holdco and the entry of Holdco in the share register of Nitec as a shareholder with voting rights with respect to the Nitec Shares;

(f) written resignations as members of the Nitec Board and as officers of Nitec of the Persons identified on Schedule 2.8(f) effective as of the Closing;

(g) written acknowledgments pursuant to which Nitec’s outside legal counsel and any financial advisor, accountant or other Person who performed services for or on behalf of Nitec, or who is otherwise entitled to any compensation from Nitec, in connection with the Transactional Agreements or any of the Contemplated Transactions, acknowledges the total amount of fees, costs and expenses of any nature that is payable to such Person in each case in connection therewith with respect to any services rendered through the Closing Date;

(h) duly executed copies of the Consents listed on Schedule 9.3(b) hereto including the duly executed amendment to the Loan Agreement and related loan documents between Kreos Capital III (UK) Limited and Nitec in a form acceptable to Horizon and a duly executed copy of the amended and restated warrant agreement in substantially the form attached hereto as Schedule 2.8(h) (the “Warrant Agreement”);

(i) the Credit Documents to which Nitec or an Affiliate of Nitec is a party, in each case duly executed by Nitec or its Affiliates, as applicable;

(j) evidence of the termination of the Nitec Stock Plan and all rights of employees under the Nitec Stock Plan and duly executed copies of the exchange agreement in substantially the form attached hereto as Schedule 2.8(j) (the “Option Exchange Agreements”) signed by all holders of Nitec Options; and

(k) the Escrow Agreement, executed by the Nitec Shareholder Representative.

2.9 Closing Actions and Deliveries by Holdco and Horizon. In addition to any other action to be taken and to any other instrument to be executed and/or delivered pursuant to this Agreement at the Closing, at the Closing, Holdco and Horizon shall:

(a) deliver to the Nitec Shareholders (or legal counsel to Nitec) the following agreements and documents, each of which shall be in full force and effect:

(i) a certificate, duly executed by Holdco and Horizon, pursuant to which Holdco and Horizon certify and represent to the Nitec Shareholders that the conditions set forth in Sections 10.1 and 10.2 have been satisfied or waived (the “Horizon Closing Certificate”);

(ii) stock certificates representing the amount and type of Exchange Shares allocated to each of the Nitec Shareholders in accordance with Section 2.1(a) hereto, less any Escrowed Exchange Shares;

(iii) certificates, duly executed by an authorized officer of each of Holdco, Merger Sub and Horizon certifying, as applicable, (A) the resolutions of the Holdco Board, the Horizon Board and the board of directors of Merger Sub, approving this Agreement and the other Transactional Agreements to which it is a party and the Contemplated Transactions, (B) the Holdco Charter Documents, the Horizon Charter Documents and the Merger Sub Documents in effect as of the Closing, and (C) the resolutions of the stockholders of Holdco, the Horizon stockholders and the stockholders of Merger Sub, to the extent required by Legal Requirements, approving this Agreement, the other Transactional Agreements and the Contemplated Transactions;

(iv) written resignations as members of the Holdco Board and the Horizon Board of the Persons identified on Schedule 2.9(a)(iv) effective as of the Closing;

(v) duly executed copies of the Consents listed on Schedule 10.3(b) hereto;

(vi) the Escrow Agreement, executed by Holdco, the Horizon Stockholder Representative and the Escrow Agent;

(vii) written acknowledgments pursuant to which Holdco’s, Horizon’s and Merger Sub’s outside legal counsel and any financial advisor, accountant or other Person who performed services for or on behalf of Holdco, Horizon or Merger Sub, or who is otherwise entitled to any compensation from Holdco, Horizon or Merger Sub in connection with the

Transactional Agreements or any of the Contemplated Transactions, acknowledges the total amount of fees, costs and expenses of any nature that is payable to such Person in each case in connection therewith with respect to any services rendered through the Closing Date; and

(b) deliver to the Escrow Agent certificates representing the Escrowed Exchange Shares, and certificates representing the Escrowed Horizon Shares.

(c) deliver to each Nitec Designated Director (as defined herein), a director indemnification agreement in substantially the form attached hereto as Schedule 2.9(c), duly executed on behalf of Holdco.

(d) deliver to Nitec a letter from Hercules Technology Growth Capital, Inc. evidencing the payment of all outstanding principal and interest owed by Horizon to Hercules Technology Growth Capital, Inc. pursuant to that certain Loan and Security Agreement between Comerica Bank, Hercules Technology Growth Capital, Inc. and Horizon and each of its subsidiaries dated as of December 18, 2007, as amended by that certain First Amendment to Loan and Security Agreement dated October 24, 2008 (the “Hercules Indebtedness”).

2.10 Dissenting Shares.

(a) Each share of Horizon’s Common Stock and Preferred Stock issued and outstanding immediately prior to the Merger Effective Time, the holder of which did not consent to or vote in favor of the approval of this Agreement, the Merger and the other Contemplated Transactions (or otherwise waive its right to appraisal under Section 262 of the DGCL) and who has complied with all of the provisions of the DGCL relevant to the exercise of appraisal rights, is referred to herein as a “Dissenting Share”.

(b) Notwithstanding anything to the contrary contained in this Agreement, any shares of Horizon capital stock that, as of the Merger Effective Time, are or may become Dissenting Shares shall not be converted into or represent the right to receive merger consideration in accordance with Section 2.2(b), but rather shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Section 262 of the DGCL; provided, however, that if the status of any such shares as Dissenting Shares shall not be perfected, or if any such shares shall lose their status as Dissenting Shares, then, as of the later of the Merger Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) merger consideration in accordance with Section 2.2(b).

3. REPRESENTATIONS AND WARRANTIES OF NITEC.

Nitec represents and warrants to and for the benefit of Horizon and the stockholders of Holdco immediately following the Merger but prior to the consummation of the Exchange (the “Former Horizon Stockholders”) that, except as set forth in the applicable part of the disclosure schedule prepared in accordance with Section 13.15 and delivered to Horizon and the Horizon Stockholders on the date of this Agreement (the “Nitec Disclosure Schedule”):

3.1 Due Organization; Etc.

(a) Nitec and each of its subsidiaries has been duly organized and is validly existing under the laws of jurisdiction of its formation. Nitec and each of its subsidiaries has all requisite organizational power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; (iii) to perform its obligations under all Contracts to which it is a party or by which it is bound; and (iv) to enter into, execute, deliver and perform its obligations under this Agreement and each of the Transactional Agreements to which it is or will be a party.

(b) Nitec and each of its subsidiaries is qualified, licensed or admitted to do business as a foreign corporation, and is in good standing (to the extent that the applicable jurisdiction recognizes the concept of good standing), under the laws of all jurisdictions where the property owned, leased or operated by it or the nature of its business requires such qualification, license or admission.

(c) Part 3.1(c) of the Nitec Disclosure Schedule accurately sets forth: (i) the names of the members of the Nitec Board; (ii) the names of the members of each committee of the Nitec Board; and (iii) the names and titles of the executive officers of Nitec.

(d) Part 3.1(d) of the Nitec Disclosure Schedule accurately sets forth a complete list of all of Nitec’s subsidiaries, indicating the jurisdiction of organization of each subsidiary and Nitec’s equity interest therein. Nitec has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity other than as set forth in Part 3.1(d) of the Nitec Disclosure Schedule. Neither Nitec nor any of its subsidiaries has agreed or is obligated to make any future investment in or capital contribution to any Entity. Neither Nitec nor any of its subsidiaries has guaranteed or is responsible or liable for any obligation of any Entity. Neither Nitec nor any of its subsidiaries has ever conducted business under any name other than its current name.

(e) There has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of Nitec or any of its subsidiaries nor do any circumstances exist which may result in the dissolution or liquidation of Nitec or any of its subsidiaries. No proposal has been made nor any resolution been adopted by any competent corporate body of Nitec or any of its subsidiaries for the statutory merger of Nitec or any of its subsidiaries with any other Entity. Neither Nitec nor any of its subsidiaries has applied for a declaration of bankruptcy or moratorium of payments. Neither Nitec nor any of its subsidiaries has been declared bankrupt or granted a moratorium of payments.

3.2 Charter Documents; Records. Nitec has delivered to Horizon or otherwise made available to Horizon on its datasite accurate and complete copies of: (a) the deed of incorporation of Nitec, including its articles of association, the subsequent deeds of amendment to the articles of associations, the continuous text of the current articles of association in force and bylaws, including all amendments thereto (the “Nitec Charter Documents”); (b) the deed of incorporation of each of Nitec’s subsidiaries, including its articles of association, the subsequent deeds of amendment to the articles of associations, the continuous text of the current articles of association in force and bylaws, including all amendments thereto (the “Subsidiary Charter Documents”); and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of Nitec, the Nitec Board and all committees thereof and of the shareholders of each of Nitec’s subsidiaries, the board of directors of each of Nitec’s subsidiaries and all committees thereof. Nitec’s shareholder register and minute books and the other corporate records of Nitec and each of its subsidiaries are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements.

3.3 Capitalization.

(a) As of the date of this Agreement, the outstanding and issued share capital of Nitec is CHF 297,743.80. As of the date of this Agreement, the outstanding and issued share capital of Nitec is divided into 2,977,438 shares with a nominal value of CHF 0.10 each, of which 553,750 are ordinary shares (of which all shares are issued and outstanding), 1,183,900 are Series A Preferred Shares (of which all shares are issued and outstanding) and 1,239,788 are Series B Preferred Shares (of which all shares are issued and outstanding). All of the Nitec share capital has been duly authorized and validly issued, and is fully paid and nonassessable, and none of the Nitec Shares is subject to any repurchase option, forfeiture provision or restriction on transfer other than as provided in Nitec’s Charter Documents or the Nitec Shareholder Agreement (as defined below). There is no liability for dividends accrued and unpaid by Nitec.

(b) The Nitec Shareholders collectively own of record 100% of the share capital of Nitec. As of the date of this Agreement, except as set forth in Part 3.3(b) of the Nitec Disclosure Schedule, there is no: (i) outstanding subscription, option, call, convertible note, warrant or right (whether or not currently exercisable) to acquire any share capital or other securities of Nitec or any of its subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for share capital of Nitec or any of its subsidiaries (or cash based on the value of such share capital, including pursuant to any share appreciation rights) or other securities of Nitec or any of its subsidiaries; (iii) Contract under which Nitec or any of its subsidiaries is or may become obligated to sell or otherwise issue any share capital or any other securities of Nitec or any of its subsidiaries; (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any share capital or other securities of Nitec or any of its subsidiaries; or (v) Contract under which Nitec or any of its subsidiaries is or may become obligated to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of Nitec or any of its subsidiaries. Except as set forth in Part 3.3(b) of the Nitec Disclosure Schedule, there are no registration rights or other similar agreements or understandings with respect to the registration of any share capital or other security of Nitec or any of Nitec’s subsidiaries and, to the Knowledge of Nitec, there are no voting trusts, proxies or other similar agreements or understandings with respect to the voting of any share capital or other security of Nitec or any of Nitec’s subsidiaries.

(c) All of the Nitec Shares have been issued and granted in compliance with: (i) all applicable Legal Requirements; and (ii) all requirements set forth in all applicable

Contracts. None of the Nitec Shares was issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of Nitec.

3.4 Financial Statements and Related Information.

(a) Nitec has delivered to Horizon the following financial statements relating to Nitec (collectively, the “Nitec Financial Statements”): (i) the audited consolidated balance sheet of Nitec and its subsidiaries as of June 30, 2009, and the statements of operations, changes in equity and cash flows of Nitec and its subsidiaries, for the year then ended, together with the notes thereto; (ii) the audited balance sheet of Nitec and each subsidiary of its subsidiaries, individually, as of June 30, 2009, and the statements of operations, changes in equity and cash flows of Nitec and each such subsidiary, individually, for the year then ended, together with the notes thereto; (iii) the unaudited balance sheet of Nitec and its subsidiaries as of December 31, 2009 (the “Nitec Balance Sheet”) and the related unaudited compiled statements of operations, changes in owners’ equity and cash flows of Nitec and its subsidiaries, for the six month period then ended; and (iv) the audited financial statements for each year prior to 2009 since inception of Nitec and its subsidiaries, both on a consolidated and individual basis. The Nitec Financial Statements present fairly in all material respects the consolidated financial position of Nitec and its subsidiaries as of the respective dates thereof and the results of operations and cash flows of Nitec and its subsidiaries for the periods covered thereby, except that the unaudited financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The Nitec Financial Statements were prepared in accordance with IFRS applied on a consistent basis throughout the periods covered (except as may be indicated in the notes thereto), except for the unconsolidated Nitec Financial Statements for Nitec and each of its subsidiaries, individually, which were prepared in accordance with local GAAP and in compliance with applicable Legal Requirements.

(b) The books, records and accounts of Nitec and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of Nitec and its subsidiaries.

(c) To the Knowledge of Nitec, the systems of internal accounting controls maintained by Nitec and its subsidiaries are sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) Part 3.4(d) of the Nitec Disclosure Schedule provides the following information with respect to each account maintained by or for the benefit of Nitec and its subsidiaries at any bank or other financial institution: (i) the name and address of the bank or other financial institution at which such account is maintained; (ii) the account number; (iii) the type of account; and (iv) the list of authorized signatories for each such account.

(e) All existing accounts receivable of Nitec and each of its subsidiaries (including those accounts receivable reflected on the Nitec Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of such balance sheet and have not yet been collected) represent valid obligations of customers of Nitec or its subsidiaries arising from bona fide transactions entered into in the ordinary course of business. Except as set forth in Part 3.4(e) of the Nitec Disclosure Schedule or as reserved or written off as uncollectible in the Nitec Balance Sheet, to the Knowledge of Nitec, there is no reasonable basis to expect that such accounts receivable will not be collected in full when due, without any counterclaim or set off, net of reserves for doubtful accounts.

3.5 Liabilities. Except as set forth in Part 3.5 of the Nitec Disclosure Schedule, Nitec and each of its subsidiaries does not have any Liabilities of a nature required to be disclosed on a consolidated balance sheet or in the related notes thereto prepared in accordance with IFRS in a manner consistently applied, other than Liabilities (i) that have been disclosed or accrued or reserved for in the Nitec Balance Sheet, or (ii) that have been incurred in the ordinary course of business since December 31, 2009. Neither Nitec nor any of its subsidiaries is a party to, or has committed to become a party to, any off-balance sheet partnership or any similar Contract.

3.6 Absence of Changes. Since December 31, 2009 through the date of this Agreement:

(a) Nitec and each of its subsidiaries has conducted its business and operations in good faith, in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to December 31, 2009;

(b) Except as set forth in Part 3.6(b) of the Nitec Disclosure Schedule, there has not been any Material Adverse Effect on Nitec;

(c) Except as set forth in Part 3.6(c) of the Nitec Disclosure Schedule, there has not been any material loss, damage or destruction to, or any material interruption in the use of, any material assets of Nitec or any of its subsidiaries (whether or not covered by insurance);

(d) Except as set forth in Part 3.6(d) of the Nitec Disclosure Schedule, neither Nitec nor any of its subsidiaries has sold, issued, granted or authorized the sale, issuance or grant of: (i) any of its capital stock or other security; (ii) any option, call, warrant or right to acquire any of its capital stock or other security; or (iii) any instrument convertible into or exchangeable for any of its capital stock (or cash based on the value or appreciation in value of its capital stock) or other security;

(e) Neither Nitec nor any of its subsidiaries has made any capital expenditure which, when added to all other capital expenditures made on behalf of Nitec, exceeds €50,000;

(f) Except as set forth in Part 3.6(f) of the Nitec Disclosure Schedule, neither Nitec nor any of its subsidiaries has amended or prematurely terminated, or waived any material right or remedy under, any Contract that is or would constitute a Nitec Material Contract;

(g) Except as set forth in Part 3.6(g) of the Nitec Disclosure Schedule, neither Nitec nor any of its subsidiaries has: (i) acquired, leased or licensed any right or other asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person; or (iii) waived or relinquished any right, except, in each of the cases of clauses “(i),” “(ii)” or “(iii),” in the ordinary course of business and consistent with past practices of Nitec and its subsidiaries;

(h) Neither Nitec nor any of its subsidiaries has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of €25,000 with respect to a single matter, or in excess of €50,000 in the aggregate;

(i) Neither Nitec nor any of its subsidiaries has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 3.9(a)(iii) of the Nitec Disclosure Schedule), except for pledges of immaterial assets made in the ordinary course of business and consistent with the past practices of Nitec and its subsidiaries;

(j) Neither Nitec nor any of its subsidiaries has: (i) lent money to any Person (other than pursuant to routine and reasonable travel advances made to current employees of Nitec or its subsidiaries in the ordinary course of business consistent with past practices of Nitec and its subsidiaries); or (ii) incurred or guaranteed any indebtedness for borrowed money;

(k) Except as set forth in Part 3.6(k) of the Nitec Disclosure Schedule, neither Nitec nor any of its subsidiaries has: (i) established, adopted or amended any Plan; (ii) made any bonus, profit-sharing or similar payment to, or increased the amount of wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in cash or otherwise) or remuneration payable to, any of its directors, officers, employees (whether regular or temporary, direct hire or leased), contractors or consultants, other than annual bonuses and year-end raises arising out of annual reviews in the ordinary course of business and consistent with past practices; or (iii) other than with respect to non-officer employees and in the ordinary course of business and consistent with past practices, hired any new employee;

(l) Neither Nitec nor any of its subsidiaries has changed any of its methods of accounting or accounting practices in any material respect, other than as required by IFRS or Legal Requirements;

(m) Except as set forth in Part 3.6(m) of the Nitec Disclosure Schedule, neither Nitec nor any of its subsidiaries has commenced or settled any Legal Proceeding;

(n) Neither Nitec nor any of its subsidiaries has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock or other securities, or repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities or transferred any material assets to any of the Nitec Shareholders or any other Related Party;

(o) Neither Nitec nor any of its subsidiaries has effected or permitted any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; and

(p) Neither Nitec nor any of its subsidiaries has agreed or legally committed to take any of the actions referred to in clauses “(d)” through “(o)” above.

3.7 Title to Assets.

(a) Nitec and each of its subsidiaries owns, and has good and valid title to, all material assets purported to be owned by it. All of such material assets are owned by Nitec and its subsidiaries free and clear of any liens or other Encumbrances, except for the Permitted Encumbrances and as set forth on Part 3.7(a) of the Nitec Disclosure Schedule. None of the material assets purported to be owned by Nitec or any of its subsidiaries is primarily used for personal use by any shareholder, director, officer, employee, consultant or independent contractor of Nitec or any of its subsidiaries.

(b) Nitec and each of its subsidiaries is the lessee of, and holds valid leasehold interests in, all material assets purported to have been leased by it, including all assets reflected in the books and records of Nitec and each of its subsidiaries as being leased by Nitec or any of its subsidiaries, and, to the Knowledge of Nitec, enjoys undisturbed possession of such material leased assets.

(c) No Related Party, and if a Related Party is an Entity, no Person who holds a direct or indirect interest in a Related Party, owns or has possession of any right to any material asset that is being used by the business or operations of Nitec or any of its subsidiaries.

3.8 Tangible Assets; Real Property.

(a) All material items of equipment and other tangible assets owned by or leased to Nitec or any of its subsidiaries are adequate for the uses to which they are being put and are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of Nitec and its subsidiaries in the manner in which such business is currently being conducted.

(b) Part 3.8(b) of the Nitec Disclosure Schedule lists each Contract pursuant to which Nitec or any of its subsidiaries leases or otherwise occupies or uses any real property. (All real property identified or required to be identified in Part 3.8(b) of the Nitec Disclosure Schedule, including all buildings, structures, fixtures and other improvements thereon, are referred to as the “Nitec Leased Real Property.”) Nitec has never owned any interest in any real property other than under a contract for a lease.

(c) The use and operation of the Nitec Leased Real Property by Nitec or any of its subsidiaries is (and at all times has been) authorized by, and is (and at all times has been) in compliance in all material respects with, all applicable zoning, land use, building, fire, health, labor, safety and environmental laws and other Legal Requirements. There is no Legal Proceeding pending, or, to the Knowledge of Nitec, threatened, that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present use or operation of any Nitec Leased Real Property. To the Knowledge of Nitec, there is no existing plan or study by any Governmental Body or by any other Person that challenges or otherwise adversely affects the continuation of the present use or operation of any Nitec Leased Real Property. There are no subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Nitec Leased Real Property to any Person other than Nitec or its subsidiaries, and there is no Person in possession of any of the Leased Real Property other than Nitec or its subsidiaries.

3.9 Intellectual Property.

(a) Part 3.9(a) of the Nitec Disclosure Schedule accurately identifies and describes:

(i) in Part 3.9(a)(i) of the Nitec Disclosure Schedule: (A) each item of Nitec Registered IP, except any Nitec Registered IP that Nitec or any of its subsidiaries has intentionally abandoned; (B) the jurisdiction in which such item of Nitec Registered IP has been registered or filed and the applicable registration or serial number; and (C) any other Person that has an ownership interest in such item of Nitec Registered IP and the nature of such ownership interest;

(ii) in Part 3.9(a)(ii) of the Nitec Disclosure Schedule: (A) all material Intellectual Property Rights or material Intellectual Property licensed to Nitec or any of its subsidiaries; and (B) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is licensed to Nitec or any of its subsidiaries;

(iii) in Part 3.9(a)(iii) of the Nitec Disclosure Schedule, each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Nitec IP other than nonexclusive licenses to use Nitec IP granted in the ordinary course of business and on terms customary for such agreements in the pharmaceutical industry; and

(iv) in Part 3.9(a)(iv) of the Nitec Disclosure Schedule, all royalties, sales commissions or similar payments that Nitec or any of its subsidiaries is, will be or would be required to pay upon the use of any Nitec IP and the Contract pursuant to which such royalties, sales commissions or similar payments are to (or would) be paid.

(b) Except as set forth in Part 3.9(b) of the Nitec Disclosure Schedule, Nitec exclusively owns all right, title and interest to and in the Nitec IP (other than Intellectual Property Rights or Intellectual Property exclusively licensed to Nitec, as identified in Part 3.9(a)(ii) of the Nitec Disclosure Schedule) free and clear of any Encumbrances; provided that, no representation or warranty is made in this Section 3.9(b) with respect to matters relating to infringement or conflicts with the Intellectual Property rights of third parties, which matters are the subject of Section 3.9(e). Without limiting the generality of the foregoing, and except as set forth in Part 3.9(b) of the Nitec Disclosure Schedule, each Person who is or was an employee or independent contractor of Nitec or any of its subsidiaries that has participated in the development of any Nitec IP has irrevocably assigned all right, title, and interest in and to Nitec IP to Nitec or any of its subsidiaries, and Nitec and each of its subsidiaries has used commercially reasonable efforts to employ measures and precautions necessary to maintain the confidentiality and secrecy of and otherwise protect and enforce its rights in all Nitec IP.

(c) Except with respect to Nitec Registered IP that Nitec or its subsidiaries intentionally abandoned, all Nitec Registered IP is in force or pending, all necessary registration, maintenance and renewal fees currently due in connection with such Nitec Registered IP have been made and all necessary documents, recordations and certificates in connection with such Nitec Registered IP have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Nitec Registered IP.

(d) To the Knowledge of Nitec, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Nitec IP.

(e) To the Knowledge of Nitec, none of Nitec, any of the Nitec subsidiaries or any Nitec Products is or has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person and to the Knowledge of Nitec, none of the Nitec Products under development when sold as currently contemplated would infringe (directly, contributorily, by inducement or otherwise), misappropriate or otherwise violate any Intellectual Property Right of any other Person. Neither Nitec nor any of its subsidiaries has received any written notice or other communication relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person.

(f) To the Knowledge of Nitec, no Nitec IP or Nitec Product is subject to any Legal Proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Nitec or any of its subsidiaries in a manner that would reasonably be expected to have a Material Adverse Effect on Nitec, or that may affect the validity, use or enforceability of such Nitec IP in a manner that would reasonably be expected to have a Material Adverse Effect on Nitec.

(g) To the Knowledge of Nitec, Nitec or its subsidiaries own or otherwise possess legally enforceable rights to use all Intellectual Property Rights that are currently used by Nitec or its subsidiaries in the conduct of the business. To the Knowledge of Nitec, the Nitec IP Rights collectively constitute all material Intellectual Property Rights needed to conduct the business of Nitec and its subsidiaries as currently conducted, including for Nitec Products under development when sold as currently contemplated.

3.10 Contracts.

(a) Part 3.10(a) of the Nitec Disclosure Schedule accurately identifies each Nitec Material Contract as of the date of this Agreement.

(b) Nitec has delivered to Horizon or otherwise made available to Horizon on its datasite accurate and complete copies of all written Nitec Material Contracts, including all amendments thereto. Part 3.10(b) of the Nitec Disclosure Schedule provides an accurate and complete description of the material terms of each Nitec Material Contract that is not in written form. Each Nitec Material Contract is valid and in full force and effect, and is enforceable by Nitec in accordance with its terms, except to the extent that such enforceability may be affected by: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c) Except as set forth in Part 3.10(c) of the Nitec Disclosure Schedule: (i) Nitec has not violated or breached in any material respects, nor committed any material default under, any Nitec Material Contract, which remains uncured, and, to the Knowledge of Nitec, no other Person has violated or breached in any material respects, or committed any material default under, any Nitec Material Contract which remains uncured; (ii) to the Knowledge of Nitec, no event has occurred, and no circumstance or condition exists (including, without limitation, the consummation of the Contemplated Transactions), that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or material breach of any of the provisions of any Nitec Material Contract; (B) give any Person the right to declare a material default or exercise any material remedy under any Nitec Material Contract; (C) give any Person the right to accelerate the maturity or performance of any Nitec Material Contract; (D) give any Person the right to cancel, terminate, suspend, or modify any Nitec Material Contract; or (E) result in the release from any escrow of any Nitec IP; (iii) during the 24-month period prior to the date hereof, Nitec has not received any written notice or other written communication regarding any actual or possible violation or breach of, or default under, any Nitec Material Contract; and (iv) during the 24-month period prior to the date hereof, neither Nitec nor any of its subsidiaries has waived any of its material rights under any Nitec Material Contract.

(d) No Person has a contractual right pursuant to the terms of any Nitec Material Contract to renegotiate any amount paid or payable to Nitec or any of its subsidiaries under any Nitec Material Contract or any other material term or provision of any Nitec Material Contract. Following the Closing Date, Nitec and each of its subsidiaries will be permitted to continue to exercise all of Nitec’s and each of its subsidiaries’ rights under each Nitec Material Contract (i) to the same extent Nitec and its subsidiaries would have been able to had the Contemplated Transactions not occurred and (ii) without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Nitec or its subsidiaries would otherwise be required to pay had the Contemplated Transactions not occurred.

3.11 Compliance with Legal Requirements; Anti-Competitive Arrangements.

(a) Nitec and each of its subsidiaries is (and for the past five years has been) in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership of its assets as currently conducted and owned. No event has occurred, and no condition or circumstance exists, that will or would reasonably be expected to (with or without notice or lapse of time) constitute or result in a violation by Nitec or any of its subsidiaries of, or a failure on the part of Nitec or any of its subsidiaries to comply in all material respects with, any Legal Requirement. Neither Nitec nor any of its subsidiaries has received any written notice or other written communication from or, to the Knowledge of Nitec, any oral notice or other oral communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement in all material respects. Without limiting the generality of the foregoing, each of the Nitec Products (i) complies (and at all times has complied) in all material respects with applicable laws relating to their distribution; and (ii) has been distributed, sold or otherwise provided for use solely in compliance with any required Governmental Authorization.

(b) Neither Nitec nor any of its subsidiaries has offered or given, and Nitec has no Knowledge of any Person that has offered or given on its behalf, anything of value to any Governmental Body, any political party or official thereof, any candidate for political office, or any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any Governmental Body, any political party or official thereof, or any candidate for political office for the purpose of the following: (i) influencing any action or decision of such Person, in his or its official capacity, including a decision to fail to perform his or its official function; (ii) inducing such Person to use his or its influence with any such government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality to assist Nitec or any of its subsidiaries in obtaining or retaining business for, or with, or directing business to, any Person; (iii) securing any improper advantage; or (iv) where such payment would constitute a bribe, kickback or illegal payment to assist Nitec or any of its subsidiaries in obtaining or retaining business for, or with, or directing business to, any Person. Neither Nitec nor any of its subsidiaries is in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

(c) Except as set forth in Part 3.11(c) of the Nitec Disclosure Schedule, neither Nitec nor any of its subsidiaries collects any data that relates to an individual who can be identified either from that data or from that data and other information that is in the possession of Nitec or any of its subsidiaries. Nitec and each of its subsidiaries has complied and is in compliance in all material respects with all applicable security and privacy standards and Legal Requirements regarding protected health information. Neither Nitec nor any of Nitec’s subsidiaries has received from any Person, nor has Nitec nor any of Nitec’s subsidiaries been made aware of, any written complaints or concerns regarding Nitec’s or any of Nitec’s subsidiaries noncompliance with any such standards or Legal Requirements.

(d) Neither Nitec nor any of its subsidiaries is now, or has during the last five years been, a party to any agreement, arrangement, concerted practice or course of conduct which:

(i) is subject to registration or requiring approval under any EU merger regulation or any applicable national competition law;

(ii) infringes Article 81 or 82 (formerly Articles 85 and 86) of the Treaty Establishing the European Community or any other anti-trust or similar legislation in any jurisdiction in which Nitec or any of its subsidiaries carry on business or have assets or sales;

(iii) is or has been subject to any application for negative clearance or exemption made to the Commission of the European Communities or any competition authority under any applicable national competition law; or

(iv) is void or unenforceable (whether in whole or in part) or may render Nitec or that any of its subsidiaries liable to proceedings under any such legislation as is referred to in subparagraphs (i) and (ii) above.

(e) Neither Nitec nor any of its subsidiaries has given any undertaking and no order has been made against or in relation to Nitec or any of its subsidiaries pursuant to any anti-trust or similar legislation in any jurisdiction in which they carry on business or have assets or sales.

(f) No investigation, request for information, or statement of objections or similar matter has been carried out or, as the case may be, received from any court, tribunal, governmental, national or supra-national authority in respect of Nitec or any of its subsidiaries.

3.12 Governmental Authorizations.

(a) Part 3.12(a) of the Nitec Disclosure Schedule identifies each material Governmental Authorization held by Nitec or any of its subsidiaries as of the date of this Agreement. Nitec has delivered to Horizon or made available to Horizon on its datasite, accurate and complete copies of all Governmental Authorizations identified or required to be identified in Part 3.12(a) of the Nitec Disclosure Schedule. The Governmental Authorizations identified or required to be identified in Part 3.12(a) of the Nitec Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations that are material to the conduct of business of Nitec and each of its subsidiaries in the manner in which its business is currently being conducted. Nitec and each of its subsidiaries is, and at all times has been, in compliance in all material respects with the terms and requirements of the respective Governmental Authorizations identified or required to be identified in Part 3.12(a) of the Nitec Disclosure Schedule. Neither Nitec nor any of its subsidiaries has received any written notice or other written communication from or, to the Knowledge of Nitec, any oral notice or oral communication from any Governmental Body regarding: (i) any actual or possible material violation of or failure to comply in all material respects with any term or requirement of any Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

(b) Except as set forth in Part 3.12(b) of the Nitec Disclosure Schedule, neither Nitec nor any of its subsidiaries possesses (or has ever possessed) or has any rights or interests with respect to (or has ever had any rights or interests with respect to) any grants, incentives or subsidies from any Governmental Body. Neither the Exchange nor the other Contemplated Transactions will result in any termination, waiver, reimbursement, or fee with respect to any subsidy set forth or required to be set forth in Part 3.12(b) of the Nitec Disclosure Schedule.

3.13 Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of Nitec or any of its subsidiaries with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “Nitec Tax Returns”): (i) have been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. Except as set forth in Part 3.13(a) of the Nitec Disclosure Schedule, all Taxes that are due and payable by Nitec or any of its subsidiaries on or before the Closing Date have been or will be timely paid on or before the Closing Date, including advance payments, and any Taxes accrued but not paid are accurately reflected in the Nitec Balance Sheet. All Taxes required to be withheld by Nitec or any of its subsidiaries have been properly and timely withheld and remitted to the proper Governmental Body. Nitec has delivered to Horizon or made available to Horizon on its datasite correct and complete copies of all Nitec Tax Returns for periods ending on or after January 1, 2005, and examination reports of, and any statements of deficiencies assessed against or agreed to by Nitec or any of its subsidiaries. All records which Nitec or any of its subsidiaries is required to keep for taxation purposes in line with Legal Requirements or which would be needed to substantiate any claim made or position taken in relation to Taxes by Nitec or any of its subsidiaries, have been duly kept and are available for inspection at the premises of Nitec or its subsidiaries.

(b) There are no unsatisfied liabilities for Taxes (including liabilities for default interest payments, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Nitec or any of its subsidiaries with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Nitec or any of its subsidiaries and with respect to which adequate reserves for payment have been established). To the Knowledge of Nitec, no audit or pending audit of, or Tax controversy associated with, any Nitec Tax Return is being conducted or planned by any Governmental Body.

(c) Neither Nitec nor any of its subsidiaries is, or has ever been, a party to or bound by any tax consolidation or indemnity agreement, tax-sharing agreement, tax allocation agreement or similar Contract, or subject to any secondary Tax liability. Neither Nitec nor any of its subsidiaries has ever been a party to a joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes. Neither Nitec nor any of its subsidiaries is subject to a special regime in respect of Taxes (except for the Tax Holiday), or has concluded any special agreements, rulings or compromises with any Governmental Body nor has Nitec or any of its subsidiaries has agreed to make any adjustment to its income or deductions pursuant to a change in its method of accounting.

(d) Neither Nitec nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and no withholding pursuant to Section 1445 of the Code will be required in connection with this Agreement or the Contemplated Transactions.

(e) In the period after January 1, 2005 and before Closing Date, neither Nitec nor any of its subsidiaries has paid or become liable to pay, nor are there any circumstances by reason of which Nitec or any of its subsidiaries is likely to become liable to pay any default interest, penalty, surcharge or fine relating to Taxes.

(f) Neither Nitec nor any of its subsidiaries is involved and neither Nitec nor any of its subsidiaries is likely to be involved in any dispute with any Governmental Body and there is no reasonable basis for such dispute concerning any matter likely to affect in any way the liability (whether accrued, contingent or future) of Nitec or any of its subsidiaries for Taxes.

(g) To the Knowledge of Nitec, Nitec and each of its subsidiaries has established all transfer prices in compliance with all applicable Legal Requirements.

(h) Nitec and each of its subsidiaries is and has been resident only in Switzerland and Germany for Tax purposes and does not have a permanent establishment or permanent representative or other taxable presence in any other jurisdiction.

(i) All amounts due by Nitec or any of its subsidiaries for payment to the relevant authorities in respect of VAT on goods sold or services rendered by Nitec or any of its subsidiaries prior to the Closing Date, wage Taxes to be withheld prior to the Closing Date and social security and social insurance contributions (both for employers and employees) due in respect of employees of or consultants to Nitec or any of its subsidiaries prior to the Closing Date has been or will be duly paid or withheld prior to the Closing Date. Neither Nitec nor any of its subsidiaries can be subjected to a revision of the VAT position, leading to a recapture of VAT deducted on or before the Closing Date.

(j) No charge to Taxes will arise on Nitec or any of its subsidiaries by virtue (whether alone or in conjunction with any other fault or circumstance) of the entering into and/or completion of the Agreement. In particular, without limitation, entering into and/or completion of the Agreement will not be subject to Swiss turnover stamp duty, will not have any impact on the Tax Holiday granted to Nitec and on Nitec’s losses carried forward and Holdco’s right to relief from Swiss withholding tax by means of refund or reduction at source under the applicable double taxation treaty will not be challenged by the Swiss Federal Tax Administration under the doctrine of old reserves (Altreservenpraxis).

(k) Neither Nitec nor any of its subsidiaries has claimed or been granted exemptions from Taxes in connection with reorganizations or mergers during the current financial year or the previous five (5) financial years.

(l) Neither Nitec nor any of its subsidiaries has made an election under Section 897(i) of the Code to be treated as a United States domestic corporation.

(m) Nitec and each of its subsidiaries has complied with all applicable Legal Requirements in connection with the Tax Holiday granted by the executive council (Regierungsrat) of the Canton of Basel-Landschaft,, as well as with any specific terms agreed to between Nitec (and, if relevant, each of its subsidiaries) and the competent authorities of the Canton of Basel-Landschaft in connection with such Tax Holiday.

(n) There are no Encumbrances upon any of the assets or properties of Nitec or its subsidiaries with respect to Taxes.

(o) Nitec is not aware of (i) any fact or circumstance that would be reasonably likely to prevent the Exchange and the Merger, taken together, from qualifying as exchanges described in Section 351 of the Code or (ii) any plan, intention, or binding obligation of any person to sell or otherwise to dispose of any shares of Holdco received pursuant to the Exchange.

(p) Nitec is not an investment company within the meaning of Section 351(e) of the Code.

(q) Nitec has no knowledge of any present plan or intention: (i) to liquidate Holdco, Horizon or Nitec or (ii) to merge or consolidate Holdco, Horizon or Nitec, with or into any other corporation (including, without limitation, any affiliated corporation) after the Closing.

3.14 Employee and Labor Matters; Benefit Plans.

(a) Neither Nitec nor any of its subsidiaries is, nor has Nitec or any of its subsidiaries been, bound by or a party to, nor does Nitec or any of its subsidiaries have a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any Nitec Employees, and there are no labor organizations representing, purporting to represent or, to the Knowledge of Nitec, seeking to represent any current Nitec Employees. Nitec has not had any strike, slowdown, work stoppage, lockout, job action or, to the Knowledge of Nitec, any threat thereof, or question concerning representation, by or with respect to any of the Nitec Employees. To the Knowledge of Nitec, there is no current Nitec Employee who is not fully available to perform work because of disability or other leave.

(b) Part 3.14(b) of the Nitec Disclosure Schedule identifies each Plan which is being sponsored, maintained, contributed to or required to be contributed to by Nitec or any of its subsidiaries or with respect to which Nitec or any of its subsidiaries may have any Liability. Nitec or its subsidiaries has made all social security, pension fund, benefit plan or similar contributions required to be contributed by Nitec or any of its Subsidiaries in favor of the employees under the law or any Plan as of the date of this Agreement and for any period ending before the Closing Date.

(c) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements.

(d) Neither Nitec nor any of its subsidiaries is a party to or bound by any union contract, collective bargaining agreement or similar Contract. Neither Nitec nor any of its subsidiaries has ever engaged in any unfair labor practice of any nature and there has never been any slowdown, work stoppage, labor dispute or union or work council organizing activity or similar activity of dispute affecting Nitec or any of its subsidiaries. Nitec does not have any Knowledge of any facts indicating that: (i) the consummation of any of the Contemplated Transactions will have a material adverse effect on the labor relations of Nitec or any of its subsidiaries; or (ii) any of the officers, employees (whether regular or temporary, direct hire or leased), contractors or consultants of Nitec or any of its subsidiaries intends to terminate his or her employment or services with Nitec or any of its subsidiaries.

(e) Part 3.14(e) of the Nitec Disclosure Schedule contains, as of the date hereof, an accurate and complete list of the salary and compensation payable to each Nitec Employee (including compensation payable pursuant to a bonus, deferred compensation or commission arrangements). Neither Nitec nor any of its subsidiaries has formed, or been required to form, any work councils and neither Nitec nor any of its subsidiaries is required to provide any notice to or allow any Nitec Employees to participate in decision-making related to the activities of Nitec and its subsidiaries, including those related to entering into or consummating the Contemplated Transactions.

(f) Except as set forth in Part 3.14(f) of the Nitec Disclosure Schedule, no employee has a notice period for termination of employment that is longer than six months. There are no material salary increases resolved but not yet implemented. Except as set forth in Part 3.14(f) of the Nitec Disclosure Schedule, there are no employment or benefit agreements, plans or arrangements entitling the employee to severance or other payments consequent upon a change of control of Nitec. As of the date of this Agreement, there are no accrued vacation or overtime entitlements of any employee other than those listed on Part 3.14(f) of the Nitec Disclosure Schedule.

(g) Except as set forth in Part 3.14(g) of the Nitec Disclosure Schedule, none of the senior executive officers and managers has given notice to terminate his or her employment agreement, nor has notice to terminate been given by Nitec. Except as set forth in Part 3.14(g) of the Nitec Disclosure Schedule, no amendment to the terms on which such senior executive officers and managers are engaged (including remuneration and ancillary fringe benefits) has been made since December 31, 2009.

(h) To the Knowledge of Nitec, neither Nitec nor any of its subsidiaries has received written notice from any Nitec Employee, any Governmental Body or any other person, entity or agency making a formal charge, complaint or request for a grievance or arbitration proceeding against Nitec or any of its subsidiaries of the foregoing or alleging a violation of any applicable law relating to the employment of any Nitec Employee, which is still pending. There is no pending litigation between Nitec or any of its subsidiaries on one hand, and Nitec Employees, consultants, public authorities in charge of payroll taxation and/or mandatory (pension) insurance against accidents at work and/or health and safety at work requirements, on the other hand.

(i) Except as set forth in Part 3.14(i) of the Nitec Disclosure Schedule, no former Nitec Employee or any other Person has a right of return to work or has or may have a right to be reinstated or reengaged or to be regarded as a current Nitec Employee.

(j) Nitec and each of its subsidiaries has made (i) all filings and taken all actions required to be made or taken in respect of the Nitec Employees under applicable tax, social security, mandatory (payroll) insurance against accidents at work, health and safety at work laws and regulations, and (ii) all payments due with reference to the current and former employment relationships.

(k) The Nitec Employees have been regularly paid for all services rendered during the relevant relationship, including salary, bonus, commission and similar payments, health and welfare benefits and reimbursement for documented, out-of-pocket expenses incurred on behalf of Nitec or its subsidiaries in the ordinary course of business, in compliance with applicable Legal Requirements and contractual provisions in force.

(l) Neither Nitec nor any of its subsidiaries is liable to make any payment to any of the Nitec Employees by way of any title arising from or relating to the employment relationships and their termination (included damages or compensation for loss of office or employment or for redundancy, protective awards, wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or reengagement).

(m) To the Knowledge of Nitec, there are no pending investigations or investigations terminated in the last five years made by any public authorities in charge of payroll taxation and/or mandatory (pension) insurance against accidents at work and/or health and safety at work requirements.

3.15 Environmental Matters. To the Knowledge of Nitec the Nitec Leased Real Property and each other parcel of property that is (or that has been) owned by, leased to, occupied by, controlled by or used by Nitec or any of its subsidiaries, including any related plants and installations and all surface water, groundwater, soil and air associated with or adjacent to such property: (a) comply in all material respects with all Environmental Laws and have all necessary Governmental Authorizations required to carry on the business of Nitec and its subsidiaries as it is being conducted; (b) is free of any Materials of Environmental Concern; and (c) is free of any environmental contamination or environmental damage of any nature, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to be material to Nitec and its subsidiaries. To the Knowledge of Nitec, none of the Nitec Leased Real Property contains: (i) any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; (ii) any asbestos or equipment using PCBs; or (iii) any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released. Except as set forth in Part 3.15 of the Nitec Disclosure Schedule, Nitec has never Released any Materials of Environmental Concern except in compliance with all applicable Environmental Laws.

3.16 Insurance.

(a) Part 3.16(a) of the Nitec Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of Nitec or any of its subsidiaries as of the date of this Agreement and any claims pending thereunder as of the date of this Agreement. Nitec has delivered to Horizon or made available to Horizon on its datasite true and complete copies of the insurance policies identified or required to be identified on Part 3.16(a) of the Nitec Disclosure Schedule. Each of the insurance policies identified or required to be identified in Part 3.16(a) of the Nitec Disclosure Schedule is in full force and effect.

(b) Since September 30, 2008, Nitec has not received any written notice or other written communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal of any coverage or rejection of any claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy, except to the extent that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Nitec.

3.17 Legal Proceedings; Orders.

(a) Except as set forth in Part 3.17(a) of the Nitec Disclosure Schedule, there is no pending Legal Proceeding and, to the Knowledge of Nitec, no Person has threatened to commence any Legal Proceeding: (i) that involves Nitec, any of its subsidiaries or any of the assets owned or used by Nitec or any of its subsidiaries or to the Knowledge of Nitec, any Person whose liability Nitec or any of its subsidiaries has or may have retained or assumed, either contractually or by operation of law; (ii) to the Knowledge of Nitec, that involves any of the Nitec Leased Real Property; (iii) to the Knowledge of Nitec, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Exchange or any of the other Contemplated Transactions; or (iv) to the Knowledge of Nitec, that relates to the ownership of any share capital or other securities of Nitec or any of its subsidiaries, or any option or other right to the share capital or other securities of Nitec or any of its subsidiaries, or right to receive consideration as a result of the Exchange or any of the other Contemplated Transactions. To the Knowledge of Nitec , no event has occurred, and no claim, dispute or other condition or circumstance exists, that will or would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding, that individually or in the aggregate would reasonably be expected to be material.

(b) To the Knowledge of Nitec, during the past five years, no Legal Proceeding has been commenced by, and no Legal Proceeding has been pending against, Nitec or any of its subsidiaries.

(c) There is no order, writ, injunction, judgment or decree to which Nitec, any of its subsidiaries, or any of the assets owned or used by Nitec or any of its subsidiaries, is subject which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Nitec or any of its subsidiaries, any acquisition of material property by Nitec or any of its subsidiaries or the conduct of business by Nitec or its subsidiaries as currently conducted or presently proposed to be conducted. To the Knowledge of Nitec, no director, officer, or other employee of Nitec or any of its subsidiaries is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Nitec or any of its subsidiaries.

3.18 Regulatory Compliance.

(a) All drug products being manufactured, distributed or developed by Nitec or its subsidiaries (“Nitec Products”) that are subject to the jurisdiction of the Food and Drug Administration (“FDA”) are being manufactured, labeled, stored, tested, researched, developed and distributed in compliance in all material respects with all applicable requirements under the Food, Drug, and Cosmetic Act (“FDCA”), the Public Health Service Act, their applicable implementing regulations and all applicable comparable foreign, state and local laws and regulations, including those of the European Medicines Agency (“EMEA”). All applicable material approvals, clearances, authorizations, licenses, and registrations required by the EMEA, FDA or any other Governmental Body to permit any manufacturing, labeling, storing, testing, research and development of Nitec Products for its business as previously conducted or currently being conducted by or on behalf of Nitec or its subsidiaries: (i) with respect to all such activities being undertaken by Nitec or its subsidiaries, have been obtained by Nitec or its subsidiaries and (ii) with respect to all such activities undertaken on behalf of Nitec and its subsidiaries, to the Knowledge of Nitec, have been obtained by each third party undertaking such activities. Nitec or its subsidiaries is in compliance in all material respects with all reporting requirements related to the foregoing approvals, clearances, authorizations, licenses and registrations.

(b) Nitec’s product Lodotra has been approved in the countries set forth in Part 3.18(b) of the Nitec Disclosure Schedule for the treatment of rheumatoid arthritis and has received marketing approval by Germany as a Reference Member State under the Decentralized Procedure (“DCP”). All approvals are valid and subsisting in full force and effect and shall not cease to be in full force and effect as a result of the consummation of the Contemplated Transactions.

(c) All human clinical trials conducted by or on behalf of Nitec or its subsidiaries have been, and are being conducted in material compliance with the applicable requirements of Good Clinical Practice, Informed Consent and all other applicable requirements relating to protection of human subjects contained in 21 CFR Parts 312, 50, 54, 56, and 11 and all applicable guidelines, and all applicable foreign, state and local laws and regulations. Nitec and its subsidiaries have filed or a third party on behalf of Nitec and its subsidiaries has filed with the EMEA, FDA or other appropriate Governmental Bodies all required notices, and annual or other reports, including notices of adverse events, serious and/or unexpected adverse events, and serious injuries or deaths related to the use of Nitec Products in human clinical trials, and Nitec has made copies of such notices available to Horizon in the Data Room.

(d) All manufacturing, warehousing, distributing and testing operations conducted by or for the benefit of Nitec and its subsidiaries with respect to Nitec Products being sold commercially or used in human clinical trials have been and are being conducted in accordance, in all material respects, with the FDA’s recommended current Good Manufacturing Practices continuum for drug and biological products, as set forth in 21 CFR Parts 210 and 211. In addition, each of Nitec and its subsidiaries is in compliance in all material respects with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 CFR Part 207 and all similar applicable laws and regulations.

(e) Neither Nitec nor its subsidiaries has received any written notice that the EMEA, FDA or any other Governmental Body or Institutional Review Board (“IRB”) has initiated, or threatened to initiate, any action to suspend any clinical trial, suspend or terminate any Investigational New Drug Application sponsored by Nitec or its subsidiaries or otherwise restrict the preclinical or nonclinical research on or clinical study of any Nitec Product or any drug product being developed by Nitec or its subsidiaries, or to recall, suspend or otherwise restrict the manufacture of any Nitec Product.

(f) Each of Nitec and each of its subsidiaries has all Registrations from EMEA and FDA, or any other comparable Governmental Body, required to conduct the development, investigation, testing, manufacture and distribution of each of Nitec Products (and any other product candidates of Nitec or any of its subsidiaries) previously conducted by or on behalf of Nitec or such Subsidiary. Each of the Registrations (as defined below) is valid and subsisting in full force and effect and shall not cease to be in full force and effect as a result of the consummation of the Contemplated Transactions. To the Knowledge of Nitec, none of the FDA, the EMEA or any other comparable Governmental Body is, or is considering, limiting, suspending, or revoking any such Registrations that are relevant to Nitec’s Lodotra product candidate, including the national approvals following the DCP. No product applications or other materials submitted by Nitec or its subsidiaries to the FDA, the EMEA or any other Governmental Body contained an untrue statement of material fact, or omitted a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Nitec and its subsidiaries have fulfilled and performed their obligations under each Registration in all material respects, and no event has occurred or condition or state of facts exists which would constitute a material breach or default or would cause revocation, suspension, limitation or termination of any such Registration or would result in any other material impairment of the rights of the holder of any such Registration. No loss or expiration of any Registration is pending or, to the Knowledge of Nitec, threatened, other than the expiration of any Registration in accordance with the terms thereof. To the Knowledge of Nitec, each third party that is a supplier, manufacturer, or contractor for Nitec or any of its subsidiaries is in compliance with all Registrations of the FDA, the EMEA or any comparable Governmental Body. For purposes of this Section 3.18, “Registrations” means authorizations, approvals, licenses, permits, certificates, or exemptions issued by any Governmental Body (including pre-market approval applications, pre-market notifications, investigational new drug applications, new drug applications, biologic license applications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent) held by Nitec or any of its subsidiaries and that are required for the research, development, manufacture, processing, labeling, distribution, marketing, storage, transportation, use and sale of any Nitec Product.

(g) Neither Nitec nor its subsidiaries has and, to the Knowledge of Nitec, none of their officers, employees, agents or clinical investigators acting for Nitec or its subsidiaries, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither Nitec nor its subsidiaries has and, to the Knowledge of Nitec, none of their officers, key employees or agents of Nitec or its subsidiaries has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.

(h) All animal studies or other preclinical tests to the extent performed by or on behalf of Nitec or its subsidiaries in connection with or as the basis for any regulatory approval that has been sought or obtained for Nitec Products either (x) have been conducted in accordance in all material respects with all applicable statutes, laws and rules, including Good Laboratory Practice requirements, contained in 21 CFR Part 58, the United States Animal Welfare Act, the International Conferences of Harmonization’s (ICH) Guidance on Nonclinical Safety Studies for the Conduct of Human Clinical Trials for Pharmaceuticals or the ICH Guideline on Safety Pharmacology Studies for Human Pharmaceuticals or (y) involved experimental research techniques that were performed for informational purposes only, whether or not included in a regulatory filing, or could not be performed by a registered GLP testing laboratory (with appropriate notice being given to the FDA and EMEA in regulatory filings) and have employed the procedures and controls reasonably believed by Nitec to be generally used by qualified experts in animal or preclinical studies of products comparable to those being developed by Nitec and its subsidiaries.

(i) Neither Nitec nor its subsidiaries has received any written warning or untitled letter, reports of inspection observations, including FDA Form 483s, establishment inspection reports, notices, clinical holds, or other documents from the EMEA, FDA, any other Governmental Body, or IRB since inception relating to Nitec Products and alleging a lack of compliance by Nitec or its subsidiaries with any Applicable Laws (including those of the EMEA or FDA).

3.19 Authority; Binding Nature of Agreement. The execution, delivery and performance by Nitec of this Agreement and of each other Transactional Agreement to which Nitec is a party have been duly authorized by all necessary action on the part of Nitec, the Nitec Board, and its shareholders and no other organization action on the part of Nitec or any of its subsidiaries is required in connection therewith. This Agreement and each other Transactional Agreement to which Nitec is a party constitutes the legal, valid and binding obligation of Nitec, enforceable against Nitec in accordance with its terms, except to the extent that such enforceability may be affected by: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.20 Non-Contravention; Consents and Notices.

(a) Neither the execution, delivery nor performance by Nitec of the Transactional Agreements to which Nitec is a party did, will or would reasonably be expected to (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of: (A) any of the provisions of any Nitec Charter Documents or the Subsidiary Charter Documents; or (B) any resolution adopted by the Nitec Shareholders, the Nitec Board, or any committee of the Nitec Board;

(ii) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which Nitec or Nitec’s subsidiaries, or any of the assets owned or used by Nitec or any of its subsidiaries, is subject;

(iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Nitec or any of its subsidiaries or that otherwise relates to the business of Nitec or any of its subsidiaries or to any of the assets owned or used by Nitec or any of its subsidiaries;

(iv) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Nitec or any of its subsidiaries (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Nitec and its subsidiaries); or

(v) result in the release, disclosure or delivery of any Nitec IP by or to any escrow agent or other Person or the grant, assignment or transfer to any other Person of, or entitle any other Person to exercise or use, any license or other right or interest under, to or in any of the Nitec IP.

(b) Except as set forth in Part 3.20(b) of the Nitec Disclosure Schedule, neither Nitec nor any of its subsidiaries is, has been, or will be, required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of the Transactional Agreements.

3.21 Brokers. Except as set forth in Part 3.21 of the Nitec Disclosure Schedule, no broker, finder or investment banker is or will become entitled to any brokerage, finder’s or other fee or commission in connection with any of the Contemplated Transactions based upon arrangements made by or on behalf of Nitec or any of its subsidiaries.

3.22 Non-Reliance. Nitec has not relied on and is not relying on any representations, warranties or other assurances regarding Holdco, Horizon, Merger Sub or their respective businesses other than the representations and warranties expressly set forth in this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF NITEC SHAREHOLDERS.

Each Nitec Shareholder severally, and not jointly, represents and warrants to and for the benefit of Holdco and the Former Horizon Stockholders that:

4.1 Authorization. Such Nitec Shareholder has the right, power, authority and capacity to enter into and to perform such Nitec Shareholder’s obligations under this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which such Nitec Shareholder is or will be a party; and if such Nitec Shareholder is an Entity, the execution, delivery and performance by such Nitec Shareholder of this Agreement and of each such other agreement, document and instrument have been duly authorized by all necessary actions on the part of such Nitec Shareholder, its board of directors (or equivalent body) and its shareholders. Such Nitec Shareholder is not party to any voting trusts, proxies or other similar agreements or understandings with respect to the voting of any share capital or other security of Nitec other than the Nitec Shareholder Agreement. This Agreement and each other agreement, document and instrument referred to in or contemplated by this Agreement to which such Nitec Shareholder is a party constitutes the legal, valid and binding obligation of such Nitec Shareholder, enforceable against such Nitec Shareholder in accordance with its terms, except to the extent that such enforceability may be affected by: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. All of the Nitec Shares owned by such Nitec Shareholder are owned free and clear of any Encumbrance other than the Escrow Agreement entered into pursuant to the Shareholder Agreement dated September 26, 2008 between Nitec and each of the Nitec Shareholders (the “Nitec Shareholder Agreement”).

4.2 Non-Contravention; Consents and Notices.

(a) Neither the execution, delivery or performance by a Nitec Shareholder of the Transactional Agreements to which such Nitec Shareholder is a party nor the consummation of the Exchange by such Nitec Shareholder did, will or would reasonably be expected to (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which such Nitec Shareholder is subject; or

(ii) to the extent such Nitec Shareholder is an Entity, contravene, conflict with or result in a violation of any of the provisions of any articles of association, bylaws, memorandum of association or equivalent governing documents of such Nitec Shareholder or any resolutions adopted by the shareholders, board of directors or any committee of the board of directors of such Nitec Shareholder.

(b) Except as set forth in Part 4.2(b) of the Nitec Disclosure Schedule, such Nitec Shareholder is not, has not been, and will not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (i) the execution, delivery or performance of the Transactional Agreements to which such shareholder is a party; or (ii) the consummation of the Contemplated Transactions.

4.3 Investment Representations.

(a) Each such Nitec Shareholder understands that the Exchange Shares have not been registered under the Securities Act or any other applicable securities laws. Each such Nitec Shareholder also understands that the Exchange Shares are being offered and issued pursuant to an exemption from the registration requirements under the Securities Act provided by Regulation D or Regulation S under the Securities Act. Each such Nitec Shareholder acknowledges that Holdco will rely on such shareholder’s representations, warranties and certifications set forth below for purposes of determining such shareholder’s suitability as an investor in the Exchange Shares and for purposes of confirming the availability of the Regulation D or Regulation S, as the case may be, exemption from the registration requirements of the Securities Act.

(b) Each such Nitec Shareholder has received all the information such shareholder considers necessary or appropriate for deciding whether to acquire the Exchange Shares. Each such Nitec Shareholder understands the risks involved in an investment in the Exchange Shares. Each such Nitec Shareholder further represents that such shareholder has had an opportunity to ask questions and receive answers from Holdco regarding the terms and conditions of the offering of the Exchange Shares and the business, properties, prospects, and financial condition of Holdco and Horizon and to obtain such additional information (to the extent Holdco or Horizon possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such shareholder or to which such shareholder had access.

(c) Each such Nitec Shareholder is acquiring the Exchange Shares for such shareholder’s own account for investment only and not for the account of any other Person, and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the Exchange Shares.

(d) At the time of the decision to enter into this Agreement, each such Nitec Shareholder residing outside of the United States (a “Non-U.S. Shareholder”), as set forth in the address for such shareholder included in Exhibit A, was and currently is, outside of the United States, and each such Non-U.S. Shareholder is not a United States Person (as defined in Rule 902(k) of Regulation S). In particular, each such Non-U.S. Shareholder affirms that such shareholder is not organized or incorporated under the laws of the United States and was not formed by United States Persons principally for the purposes of investing in securities not registered under the Securities Act. Each such Nitec Shareholder residing in the United States (a “U.S. Shareholder”), as set forth in the address for such shareholder included in Exhibit A, is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(e) Each such Nitec Shareholder understands that the Exchange Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement and Horizon’s operating agreement. Each such Nitec Shareholder acknowledges and is aware that the Exchange Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until such shareholder has held the Exchange Shares for the applicable holding period under Rule 144.

(f) Each such Nitec Shareholder hereby agrees that in the event of any underwritten public offering of Holdco Common Stock, Holdco Series A Preferred Stock or Holdco Series B Preferred Stock, including an initial public offering of such shares, to be made by Holdco pursuant to an effective registration statement filed under the Securities Act, such shareholder shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of Holdco or any rights to acquire shares of Holdco for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to: (a) shares registered in the public offering under the Securities Act; (b) transactions relating to securities acquired in open market transactions after the completion of the public offering, (c) transfers of shares as a bona fide gift or gifts (which shall include, in the case of an individual, a gift occurring at death by will or intestacy, and transfers during lifetime to a trust or other entity for bona fide estate planning or tax purposes), (d) distributions of shares or any security convertible into shares to partners or stockholders of the Nitec Shareholder and/or to any entity controlling, controlled by, or under common control with such shareholder; provided that in the case of any transfer or distribution pursuant to clause (c) or (d), each donee, distributee or other transferee shall sign and deliver a lock-up letter substantially in the form of this Section 4.3(f).

(g) Each such Non-U.S. Shareholder acknowledges and agrees that each certificate representing the Exchange Shares shall bear a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, MORTGAGED OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH REGULATION S, PURSUANT TO A REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE SECURITIES LAWS.”

Each such U.S. Shareholder acknowledges and agrees that each certificate representing the Exchange Shares shall bear a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(h) Each such Nitec Shareholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the Contemplated Transactions, including (i) the Legal Requirements within its jurisdiction for the acquisition of the Exchange Shares; (ii) any foreign exchange restrictions applicable to such acquisition; (iii) any government or other consents that may need to be obtained by such Nitec Shareholder; and (iv) the income tax and other tax consequences to such Nitec Shareholder, if any, that may be relevant to the acquisition, holding, redemption, sale or transfer of the Exchange Shares. To the Knowledge of such Nitec Shareholder, each such Nitec Shareholder’s acquisition and ownership of the Exchange Shares immediately following the Closing will not violate any applicable securities or other laws of such shareholder’s jurisdiction.

4.4 Non-Reliance. Each such Nitec Shareholder has not relied on and is not relying on any representations, warranties or other assurances regarding Nitec, Holdco, Horizon, Merger Sub or their respective businesses other than the representations and warranties expressly set forth in this Agreement.

4.5 Tax Treatment. No Nitec Shareholder is aware of (i) any fact or circumstance that would be reasonably likely to prevent the Exchange and the Merger, taken together, from qualifying as exchanges described in Section 351 of the Code, (ii) any plan, intention, or binding obligation of any person to sell or otherwise dispose of any shares of Holdco received pursuant to the Exchange, (iii) any present plan or intention to liquidate Holdco, Horizon or Nitec or (iv) any present plan or intention to merge or consolidate Holdco, Horizon or Nitec, with or into any other corporation (including, without limitation, any affiliated corporation) after the Closing.

5. REPRESENTATIONS AND WARRANTIES OF HORIZON.

Horizon represents and warrants to and for the benefit of Nitec and the Nitec Shareholders that, except as set forth in the applicable part of the disclosure schedule prepared in accordance with Section 13.15 and delivered to Nitec and the Nitec Shareholders on the date of this Agreement (the “Horizon Disclosure Schedule”):

5.1 Due Organization; Etc.

(a) Each of Holdco and Horizon has been duly organized, and is validly existing and in good standing under the laws of the state of Delaware. Each of Holdco and Horizon has all requisite corporate power and authority (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; (iii) to perform its obligations under all Contracts to which it is a party or by which it is bound; and (iv) to enter into, execute, deliver and perform its obligations under this Agreement and each of the Transactional Agreements to which it is or will be a party. Merger Sub has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under each of the Transactional Agreements to which it is or will be a party.

(b) Each of Holdco and Horizon is qualified, licensed or admitted to do business as a foreign corporation, and is in good standing (to the extent that the applicable jurisdiction recognizes the concept of good standing), under the laws of all jurisdictions where the property owned, leased or operated by it or the nature of its business requires such qualification, license or admission.

(c) Part 5.1(c) of the Horizon Disclosure Schedule accurately sets forth: (i) the names of the members of the Horizon Board, the Holdco Board and the board of directors of Merger Sub; (ii) the names of the members of each committee of the Horizon Board, the Holdco Board and the board of directors of Merger Sub; and (iii) the names and titles of the executive officers of Horizon, Holdco and Merger Sub.

(d) Holdco does not own, directly or indirectly, any interest in any Entity other than Merger Sub, a wholly-owned corporation organized, validly existing and in good standing under the laws of the State of Delaware formed to effect the Merger. Horizon does not own or control, directly or indirectly, any interest in any Entity other than (i) Horizon (UK) Ltd., a wholly-owned corporation organized, validly existing and in good standing under the laws of the United Kingdom (“Horizon UK”) and (ii) Holdco, a wholly-owned corporation. Horizon UK currently does not have, and as of the Closing will not have, any assets, liabilities or obligations and Horizon UK does not currently, and as of the Closing will not, conduct business or own, operate or lease properties in any jurisdiction. Except for shares of Horizon UK and Holdco, Horizon has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. None of Holdco, Horizon or Merger Sub has agreed or is obligated to make any future investment in or capital contribution to any Entity. None of Holdco, Horizon or Merger Sub has guaranteed or is responsible or liable for any obligation of any Entity. None of Holdco, Horizon or Merger Sub has ever conducted business under any name other than its current name.

(e) There has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of Holdco, Horizon or Merger Sub, nor do any circumstances exist which may result in the dissolution or liquidation of Holdco, Horizon or Merger Sub. No proposal has been made nor any resolution been adopted by any competent corporate body of Horizon or Horizon UK for the statutory merger of Horizon or Horizon UK with any other Entity. None of Holdco, Horizon or Merger Sub has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditor, (iii) suffered the appointment of a receiver to take possession of all or any portion of its assets, (iv) suffered the attachment or judicial seizure of all or any portion of its assets, (v) admitted in writing its inability to pay its debts as they come due nor (vi) made an offer of settlement, extension or composition to its creditors generally.

(f) Holdco and Merger Sub were formed solely for the purpose of engaging in the Contemplated Transactions, have engaged in no other business activities, not entered into any Contracts (other than this Agreement, the other Transactional Agreements, the Definitive Financing Agreements, and any other agreements or arrangements contemplated by this Agreement, the other Transactional Agreements or the Definitive Financing Agreements (including those agreements related to the refinancing of indebtedness of Holdco and its Affiliates, including Horizon, Nitec and each of their Affiliates), and agreements entered into in the course of the formation of Holdco and Merger Sub (all such Contracts, the “Excluded Contracts”) and have conducted their operations only as contemplated hereby. Holdco and Merger Sub have not incurred, directly or indirectly, any obligations or liabilities except for (i) obligations or liabilities incurred in connection with their incorporation or organization, the Contemplated Transactions or hereby and (ii) the Excluded Contracts.

5.2 Charter Documents; Records. Horizon has delivered to Nitec or otherwise made available to Nitec on its datasite accurate and complete copies of: (a) the certificate of incorporation of Horizon and its bylaws, including all amendments thereto (the “Horizon Charter Documents”); (b) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Horizon, the Horizon Board and all committees thereof, (c) the certificate of incorporation of Holdco and its bylaws, including all amendments thereto and the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholder(s) of Holdco, the directors of Holdco and all committees thereof (the “Holdco Charter Documents”) and (d) the certificate of incorporation of Merger Sub and its bylaws, including all amendments thereto and the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholder of Merger Sub, the directors of Merger Sub and all committees thereof (the “Merger Sub Documents”). The stockholder register of each of Holdco, Horizon and Merger Sub, and the minute books and other corporate records of Holdco, Horizon and Merger Sub are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices and all applicable Legal Requirements.

5.3 Capitalization.

(a) As of the date of this Agreement, the authorized capital of Horizon consists of (i) 20,095,393 shares of Horizon Common Stock, of which 1,999,999 shares are issued and outstanding, (ii) 1,192,118 shares of Horizon Series A Preferred Stock, of which 945,813 shares are issued and outstanding, (iii) 1,482,213 shares of Horizon Series B Preferred Stock, of which 1,235,178 shares are issued and outstanding, (iv) 2,200,000 shares of Horizon Series C Preferred Stock, of which 2,092,126 shares are issued and outstanding, (v) 5,699,062 shares of Horizon Series D Preferred Stock, of which 4,978,674 shares are issued and outstanding and (vi) 4,784,037 shares of Special Preferred Stock, of which 510,920 shares are issued and outstanding. There is no liability for dividends accrued and unpaid by Horizon. As of the date of this Agreement, all shares of outstanding capital stock of Horizon are owned beneficially and of record by the Persons and in the amounts set forth in Part 5.3(a) of the Horizon Disclosure Schedule.

(b) Immediately after giving effect to the Merger and immediately prior to the Closing, the authorized capital of Holdco will consist of (i) 33,400,000 shares of Holdco Common Stock, of which 1,503,089 shares will be issued and outstanding, (ii) 23,200,000 shares of Holdco Series A Preferred Stock, of which 11,239,887 shares will be issued and outstanding, (iii) 4,200,000 shares of Holdco Series B Preferred Stock, none of which will be issued and outstanding. Immediately after giving effect to the Merger and immediately prior to the Closing, all shares of outstanding capital stock of Holdco will be owned beneficially and of record by the Persons and in the amounts as set forth in Part 5.3(b) of the Horizon Disclosure Schedule and all issued and outstanding shares of capital stock of Horizon will be owned by Holdco.

(c) Except as set forth in Part 5.3(c) of the Horizon Disclosure Schedule, there currently is no, and immediately after giving effect to the Merger and immediately prior to the Closing there will be no: (i) outstanding subscription, option, call, convertible note, warrant or right (whether or not currently exercisable) to acquire any equity of Horizon or Holdco, as applicable; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of Horizon’s or Holdco’s, as applicable, equity (or cash based on the value of such shares, including pursuant to any share appreciation rights); (iii) Contract under which Horizon or Holdco, as applicable, is or may become obligated to sell or otherwise issue any shares of Horizon’s or Holdco’s, as applicable, share capital or any other securities; (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of Horizon’s or Holdco’s, as applicable, equity; (v) Contract under which Horizon or Holdco, as applicable, is or may become obligated to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of Horizon or Holdco, as applicable, (vi) outstanding stock appreciation, phantom stock, profit participation or similar rights, or (vii) Contract under which Horizon or Holdco, as applicable, is or may become obligated to grant, extend, accelerate the vesting or otherwise amend any options, warrants, calls, demands, purchase rights, subscription rights, conversion rights, exchange rights or other similar Contracts, commitments, arrangements or understanding. Except as set forth in Part 5.3(c) of the Horizon Disclosure Schedule, as of the date hereof there are no, and immediately following the Merger and immediately prior to the Closing, there will be no, registration rights or other similar agreements or understandings with respect to the registration of any share capital or other security of Horizon or Holdco, as applicable, and, to the Knowledge of Horizon, there are no voting trusts, proxies or other similar agreements or understandings with respect to the voting of any share capital or other security of Horizon or Holdco.

(d) All of the issued shares of Horizon capital stock have been, and all of the shares of Holdco capital stock, when issued in accordance with the Merger or this Agreement will be, duly authorized, validly issued, fully paid and non-assessable and granted in compliance with: (i) all applicable Legal Requirements; and (ii) all requirements set forth in all applicable Contracts. None of the issued shares of Horizon capital stock have been, and none of the shares of Holdco capital stock, when issued in accordance with the Merger or this Agreement will be, issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of Horizon or Holdco.

5.4 Financial Statements and Related Information. (a) Horizon has delivered to Nitec the following consolidated financial statements relating to Horizon (collectively, the “Horizon Financial Statements”): (i) the audited balance sheet of Horizon as of December 31, 2008, and the related audited statements of operations, stockholders’ equity (deficit) and cash flows of Horizon, for the year then ended, together with the notes thereto; (ii) the unaudited balance sheet of Horizon as of December 31, 2009 (the “Horizon Balance Sheet”) and the related unaudited compiled statements of operations, stockholder’s equity (deficit) and cash flows of Horizon, for the twelve month period then ended; and (iii) the audited financial statements for each year prior to 2008 since inception of Horizon. The Horizon Financial Statements present fairly in all material respects the consolidated financial position of Horizon as of the respective dates thereof and the results of operations and cash flows of Horizon for the periods covered thereby, except that the unaudited financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The Horizon Financial Statements were prepared in accordance with United States GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes thereto).

(b) The books, records and accounts of Horizon accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of Horizon.

(c) To the Knowledge of Horizon, the systems of internal accounting controls maintained by Horizon are sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States GAAP, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) All existing accounts receivable of Horizon (including those accounts receivable reflected on the Horizon Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of such balance sheet and have not yet been collected) (i) represent valid obligations of customers of Horizon arising from bona fide transactions entered into in the ordinary course of business and (ii) are current. Except as reserved or written off as uncollectible in the Horizon Balance Sheet, to the Knowledge of Horizon, there is no reasonable basis to expect that such accounts receivable will not be collected in full when due, without any counterclaim or set off, net of reserves for doubtful accounts.

5.5 Liabilities. Except as set forth in Part 5.5 of the Horizon Disclosure Schedule, Horizon does not have any Liabilities of a nature required to be disclosed on the balance sheet or in the related notes thereto prepared in accordance with United States GAAP in a manner consistently applied, other than Liabilities (i) that have been disclosed or accrued or reserved for in the Horizon Balance Sheet, or (ii) that have been incurred by Horizon in the ordinary course of business since December 31, 2009. Horizon is not a party to, and has not committed to become a party to, any off-balance sheet partnership or any similar Contract.

5.6 Absence of Changes. Since December 31, 2009 through the date of this Agreement:

(a) Horizon has conducted its business and operations in good faith, in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to December 31, 2009;

(b) there has not been any Material Adverse Effect on Horizon;

(c) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any material assets of Horizon (whether or not covered by insurance);

(d) Horizon has not sold, issued, granted or authorized the sale, issuance or grant of: (i) any of its capital stock or other security; (ii) any option, call, warrant or right to acquire any of its capital stock or other security; or (iii) any instrument convertible into or exchangeable for any of its capital stock (or cash based on the value or appreciation in value of its capital stock) or other security;

(e) Horizon has not made any capital expenditure which, when added to all other capital expenditures made on behalf of Horizon, exceeds $50,000;

(f) Horizon has not amended or prematurely terminated, or waived any material right or remedy under, any Contract that is or would constitute a Horizon Material Contract;

(g) Horizon has not: (i) acquired, leased or licensed any right or other asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person; or (iii) waived or relinquished any right, except, in each of the cases of clauses “(i),” “(ii)” or “(iii),” in the ordinary course of business and consistent with past practices of Horizon;

(h) Horizon has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $25,000 with respect to a single matter, or in excess of $50,000 in the aggregate;

(i) Horizon has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 5.9(a)(iii) of the Horizon Disclosure Schedule), except for pledges of immaterial assets made in the ordinary course of business and consistent with Horizon’s past practices;

(j) Horizon has not: (i) lent money to any Person (other than pursuant to routine and reasonable travel advances made to current employees of Horizon in the ordinary course of business consistent with past practices of Horizon); or (ii) incurred or guaranteed any indebtedness for borrowed money;

(k) Horizon has not: (i) established, adopted or amended any Plan; (ii) made any bonus, profit-sharing or similar payment to, or increased the amount of wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in cash or otherwise) or remuneration payable to, any of its directors, officers, employees (whether regular or temporary, direct hire or leased), contractors or consultants, other than annual bonuses and year-end raises arising out of annual reviews in the ordinary course of business and consistent with past practices; or (iii) other than with respect to non-officer employees and in the ordinary course of business and consistent with past practices, hired any new employee;

(l) Horizon has not changed any of its methods of accounting or accounting practices in any material respect, other than as required by United States GAAP or Legal Requirements;

(m) Horizon has not commenced or settled any Legal Proceeding;

(n) Horizon has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock or other securities, or repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities or transferred any material assets to any of its stockholders or any other Related Party;

(o) Horizon has not effected or permitted any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; and

(p) Horizon has not agreed or legally committed to take any of the actions referred to in clauses “(d)” through “(o)” above.

5.7 Title to Assets.

(a) Horizon owns, and has good and valid title to, all material assets purported to be owned by it. All of such material assets are owned by Horizon free and clear of any liens or other Encumbrances, except for Permitted Encumbrances. None of the material assets purported to be owned by Horizon is primarily used for personal use by any stockholder, director, officer, employee, consultant or independent contractor of Horizon.

(b) Horizon is the lessee of, and holds valid leasehold interests in, all material assets purported to have been leased by it, including all assets reflected in the books and records of Horizon as being leased by Horizon, and, to the Knowledge of Horizon, enjoys undisturbed possession of such material leased assets.

(c) No Related Party, and if a Related Party is an Entity, no Person who holds a direct or indirect interest in a Related Party, owns or has possession of any right to any material asset that is being used by the business or operations of Horizon.

5.8 Tangible Assets; Real Property.

(a) All material items of equipment and other tangible assets owned by or leased to Horizon are adequate for the uses to which they are being put and are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of Horizon in the manner in which such business is currently being conducted.

(b) Part 5.8(b) of the Horizon Disclosure Schedule lists each Contract pursuant to which Horizon leases or otherwise occupies or uses any real property. (All real property identified or required to be identified in Part 5.8(b) of the Horizon Disclosure Schedule, including all buildings, structures, fixtures and other improvements thereon, are referred to as the “Horizon Leased Real Property.”) Horizon has never owned any interest in any real property other than under a contract for a lease.

(c) The use and operation of the Horizon Leased Real Property by Horizon is (and at all times has been) authorized by, and is (and at all times has been) in compliance in all material respects with, all applicable zoning, land use, building, fire, health, labor, safety and environmental laws and other Legal Requirements. There is no Legal Proceeding pending, or, to the Knowledge of Horizon, threatened, that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present use or operation of any Horizon Leased Real Property. To the Knowledge of Horizon, there is no existing plan or study by any Governmental Body or by any other Person that challenges or otherwise adversely affects the continuation of the present use or operation of any Horizon Leased Real Property. There are no subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Horizon Leased Real Property to any Person other than Horizon, and there is no Person in possession of any of the Horizon Leased Real Property other than Horizon.

5.9 Intellectual Property.

(a) Part 5.9(a) of the Horizon Disclosure Schedule accurately identifies and describes:

(i) in Part 5.9(a)(i) of the Horizon Disclosure Schedule: (A) each item of Horizon Registered IP, except any such Horizon Registered IP that Horizon has intentionally abandoned; (B) the jurisdiction in which such item of Horizon Registered IP has been registered or filed and the applicable registration or serial number; and (C) any other Person that has an ownership interest in such item of Horizon Registered IP and the nature of such ownership interest;

(ii) in Part 5.9(a)(ii) of the Horizon Disclosure Schedule: (A) all material Intellectual Property Rights or material Intellectual Property licensed to Horizon; and (B) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights or Intellectual Property is licensed to Horizon;

(iii) in Part 5.9(a)(iii) of the Horizon Disclosure Schedule, each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Horizon IP other than nonexclusive licenses to use Horizon IP in the ordinary course of business and on terms customary for such agreements in the pharmaceutical industry; and

(iv) in Part 5.9(a)(iv) of the Horizon Disclosure Schedule, all royalties, sales commissions or similar payments that Horizon is, will be or would be required to pay upon the use of any Horizon IP and the Contract pursuant to which such royalties, sales commissions or similar payments are to (or would) be paid.

(b) Horizon exclusively owns all right, title and interest to and in the Horizon IP (other than Intellectual Property Rights or Intellectual Property exclusively licensed to Horizon, as identified in Part 5.9(a)(ii) of the Horizon Disclosure Schedule) free and clear of any Encumbrances; provided that, no representation or warranty is made in this Section 5.9(b) with respect to matters relating to infringement or conflicts with the Intellectual Property rights of third parties, which matters are the subject of Section 5.9(e). Without limiting the generality of the foregoing, each Person who is or was an employee or independent contractor of Horizon that has participated in the development of any Horizon IP has irrevocably assigned all right, title, and interest in and to Horizon IP to Horizon and Horizon has used commercially reasonable efforts to employ measures and precautions necessary to maintain the confidentiality and secrecy of and otherwise protect and enforce its rights in all Horizon IP.

(c) Except with respect to Horizon Registered IP that Horizon intentionally abandoned, all Horizon Registered IP is in force and pending, all necessary registration, maintenance and renewal fees currently due in connection with such Horizon Registered IP have been made and all necessary documents, recordations and certificates in connection with such Registered IP have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Horizon Registered IP.

(d) To the Knowledge of Horizon, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Horizon IP.

(e) To the Knowledge of Horizon, neither Horizon nor any Horizon Candidates is or has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person and, to the Knowledge of Horizon, none of the Horizon Candidates under development when sold as currently contemplated would infringe (directly, contributorily, by inducement or otherwise), misappropriate or otherwise violate any Intellectual Property Right of any other Person. Horizon has not received any written notice or other communication relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person.

(f) To the Knowledge of Horizon, no Horizon IP or Horizon Product is subject to any Legal Proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Horizon in a manner that would reasonably be expected to have a Material Adverse Effect on Horizon, or that may affect the validity, use or enforceability of such Horizon IP in a manner that would reasonably be expected to have a Material Adverse Effect on Horizon.

(g) To the Knowledge of Horizon, Horizon owns or otherwise possesses legally enforceable rights to use all Intellectual Property Rights that are currently used by Horizon in the conduct of its business. To the Knowledge of Horizon, the Horizon IP Rights collectively constitute all material Intellectual Property Rights needed to conduct the business of Horizon as currently conducted, including for Horizon Candidates under development when sold as currently contemplated.

5.10 Contracts.

(a) Part 5.10(a) of the Horizon Disclosure Schedule accurately identifies each Horizon Material Contract as of the date of this Agreement. Neither Merger Sub nor Horizon UK is a party to or bound by any Contract, other than the Merger Agreement.

(b) Horizon has delivered to Nitec or otherwise made available to Nitec on its datasite accurate and complete copies of all written Horizon Material Contracts, including all amendments thereto. Part 5.10(b) of the Horizon Disclosure Schedule provides an accurate and complete description of the material terms of each Horizon Material Contract that is not in written form. Each Horizon Material Contract is valid and in full force and effect, and is enforceable by Horizon in accordance with its terms, except to the extent that such enforceability may be affected by: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c)(i) Horizon has not violated or breached in any material respects, nor committed any default under, any Horizon Material Contract, which remains uncured, and, to the Knowledge of Horizon, no other Person has violated or breached in any material respects, or committed any default under, any Horizon Material Contract which remains uncured; (ii) to the Knowledge of Horizon, no event has occurred, and no circumstance or condition exists (including, without limitation, the consummation of the Contemplated Transactions), that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or material breach of any of the provisions of any Horizon Material Contract; (B) give any Person the right to declare a material default or exercise any remedy under any Horizon Material Contract; (C) give any Person the right to accelerate the maturity or performance of any Horizon Material Contract; (D) give any Person the right to cancel, terminate, suspend, or modify any Horizon Material Contract; or (E) result in the release from any escrow of any Horizon IP; (iii) during the 24-month period prior to the date hereof, Horizon has not received any written notice or other written communication regarding any actual or possible violation or breach of, or default under, any Horizon Material Contract; and (iv) during the 24-month period prior to the date hereof, Horizon has not waived any of its material rights under any Horizon Material Contract.

(d) No Person has a contractual right pursuant to the terms of any Horizon Material Contract to renegotiate any amount paid or payable to Holdco or Horizon under any Horizon Material Contract or any other material term or provision of any Horizon Material Contract. Following the Closing Date, Horizon will be permitted to continue to exercise all of Horizon’s rights under each Horizon Material Contract (i) to the same extent Horizon would have been able to had the Contemplated Transactions not occurred and (ii) without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Horizon would otherwise be required to pay had the Contemplated Transactions not occurred.

5.11 Compliance with Legal Requirements; Anti-Competitive Arrangements.

(a) Horizon and each of its subsidiaries is (and for the past five years has been) in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership of its assets as currently conducted and owned. No event has occurred, and no condition or circumstance exists, that will or would reasonably be expected to (with or without notice or lapse of time) constitute or result in a violation by Horizon of, or a failure on the part of Horizon and its subsidiaries to comply in all material respects with, any Legal Requirement. None of Horizon or any of its subsidiaries has received any written notice or other written communication from or, to the Knowledge of Horizon, any oral notice or other oral communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement in all material respects. Without limiting the generality of the foregoing, each of the Horizon Candidates (i) complies (and at all times has complied) in all material respects with applicable laws relating to their distribution; and (ii) has been distributed, sold or otherwise provided for use solely in compliance with any required Governmental Authorization.

(b) Neither Horizon nor any of its subsidiaries has offered or given, and neither Horizon nor any of its subsidiaries has Knowledge of any Person that has offered or given on its behalf, anything of value to any Governmental Body, any political party or official thereof, any candidate for political office, or any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any Governmental Body, any political party or official thereof, or any candidate for political office for the purpose of the following: (i) influencing any action or decision of such Person, in his or its official capacity, including a decision to fail to perform his or its official function; (ii) inducing such Person to use his or its influence with any such government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality to assist Horizon in obtaining or retaining business for, or with, or directing business to, any Person; (iii) securing any improper advantage; or (iv) where such payment would constitute a bribe, kickback or illegal payment to assist Horizon in obtaining or retaining business for, or with, or directing business to, any Person. Horizon is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

(c) Horizon and its subsidiaries do not collect any data that relates to an individual who can be identified either from that data or from that data and other information that is in the possession of Horizon or any of its subsidiaries. Horizon and each of its subsidiaries has complied and is in compliance in all material respects with all applicable security and privacy standards and Legal Requirements regarding protected health information. Neither Horizon nor any of its subsidiaries has received from any Person, nor has Horizon or any of its subsidiaries been made aware of, any written complaints or concerns regarding their respective noncompliance with any such standards or Legal Requirements.

(d) Neither Horizon nor any of its subsidiaries is now, nor has any of them during the last five years been, a party to any agreement, arrangement, concerted practice or course of conduct which:

(i) is subject to registration or requiring approval under any EU merger regulation or any applicable national competition law;

(ii) infringes Article 81 or 82 (formerly Articles 85 and 86) of the Treaty Establishing the European Community or any other anti-trust or similar legislation in any jurisdiction in which Horizon carries on business or has assets or sales;

(iii) is or has been subject to any application for negative clearance or exemption made to the Commission of the European Communities or any competition authority under any applicable national competition law; or

(iv) is void or unenforceable (whether in whole or in part) or may render Horizon liable to proceedings under any such legislation as is referred to in subparagraphs (i) and (ii) above.

(e) Neither Horizon nor any of its subsidiaries has given any undertaking and no order has been made against or in relation to Horizon or any of its respective subsidiaries pursuant to any anti-trust or similar legislation in any jurisdiction in which it carries on business or has assets or sales.

(f) No investigation, request for information, or statement of objections or similar matter has been carried out or, as the case may be, received from any court, tribunal, governmental, national or supra-national authority in respect of Horizon or Merger Sub.

5.12 Governmental Authorizations.

(a) Part 5.12(a) of the Horizon Disclosure Schedule identifies each material Governmental Authorization held by Horizon as of the date of this Agreement. Horizon has delivered to Nitec or made available to Nitec on its datasite accurate and complete copies of all Governmental Authorizations identified or required to be identified in Part 5.12(a) of the Horizon Disclosure Schedule. The Governmental Authorizations identified or required to be identified in Part 5.12(a) of the Horizon Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations that are material to the conduct of Horizon’s business in the manner in which its business is currently being conducted. Horizon is, and at all times has been, in compliance in all material respects with the terms and requirements of the respective Governmental Authorizations identified or required to be identified in Part 5.12(a) of the Horizon Disclosure Schedule. Horizon has not received any written notice or other communication from or, to the Knowledge of Horizon, any oral notice or oral communication from any Governmental Body regarding: (i) any actual or possible material violation of or failure to comply in all material respects with any term or requirement of any Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

(b) Horizon does not possess (nor has it ever possessed) nor does it have any rights or interests with respect to (nor has it ever had any rights or interests with respect to) any grants, incentives or subsidies from any Governmental Body. Neither the Exchange nor the other Contemplated Transactions will result in any termination, waiver, reimbursement, or fee with respect to any subsidy set forth or required to be set forth in Part 5.12(b) of the Horizon Disclosure Schedule.

5.13 Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of Horizon or its subsidiaries with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “Horizon Tax Returns”): (i) have been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. All Taxes that are due and payable by Horizon on or before the Closing Date have been or will be timely paid on or before the Closing Date, including advance payments, and any Taxes accrued but not paid are accurately reflected in the Horizon Balance Sheet. All Taxes required to be withheld by Horizon and its subsidiaries have been properly and timely withheld and remitted to the proper Governmental Body. Horizon has delivered to Nitec or made available to Nitec on its datasite correct and complete copies of all Horizon Tax Returns for periods ending on or after January 1, 2005, and examination reports of, and any statements of deficiencies assessed against or agreed to by Horizon. All records which Horizon or its subsidiaries are required to keep for taxation purposes in line with Legal Requirements or which would be needed to substantiate any claim made or position taken in relation to Taxes by Horizon or its subsidiaries, have been duly kept and are available for inspection at the premises of Horizon.

(b) There are no unsatisfied liabilities for Taxes (including liabilities for default interest payments, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Horizon or its subsidiaries with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Horizon and with respect to which adequate reserves for payment have been established). To the Knowledge of

Horizon and Holdco, no audit or pending audit of, or Tax controversy associated with, any Horizon Tax Return is being conducted or planned by any Governmental Body.

(c) Horizon is not, nor has it ever been, a party to or bound by any tax consolidation or indemnity agreement, tax-sharing agreement, tax allocation agreement or similar Contract, or subject to any secondary Tax liability. Horizon has never been a party to a joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes. Horizon is not subject to a special regime in respect of Taxes, or has concluded any special agreements, rulings or compromises with any Governmental Body nor has it agreed to make any adjustment to its income or deductions pursuant to a change in its method of accounting.

(d) Horizon has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and no withholding pursuant to Section 1445 of the Code will be required in connection with this Agreement or the Contemplated Transactions.

(e) In the period after January 1, 2005 and before Closing Date, neither Horizon nor Holdco has paid or become liable to pay, nor are there any circumstances by reason of which it is likely to become liable to pay any default interest, penalty, surcharge or fine relating to Taxes.

(f) Horizon is not involved and is not likely to be involved in any dispute with any Governmental Body and there is no reasonable basis for such dispute concerning any matter likely to affect in any way the liability (whether accrued, contingent or future) of Horizon for Taxes.

(g) To the Knowledge of Horizon, Horizon has established all transfer prices in compliance with all applicable Legal Requirements.

(h) Horizon is and has been resident only in the United States for Tax purposes and does not have a permanent establishment or permanent representative or other taxable presence in any other jurisdiction.

(i) All amounts due by Horizon for payment to the relevant authorities in respect of VAT on goods sold or services rendered by Horizon prior to the Closing Date, wage Taxes to be withheld prior to the Closing Date and social security and social insurance contributions (both for employers and employees) due in respect of employees of or consultants to Horizon prior to the Closing Date has been or will be duly paid or withheld prior to the Closing Date. Horizon cannot be subjected to a revision of the VAT position, leading to a recapture of VAT deducted on or before the Closing Date.

(j) No charge to Taxes will arise on Horizon by virtue (whether alone or in conjunction with any other fault or circumstance) of the entering into and/or completion of the Agreement.

(k) There are no Encumbrances upon any of the assets or properties of Horizon with respect to Taxes.

(l) Horizon will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition; or (v) prepaid amount.

(m) Horizon has not engaged in a “reportable transaction,” as set forth in Treas. Reg. § 1.6011-4(b), or any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a “listed transaction,” as set forth in Treas. Reg. § 1.6011-4(b)(2).

(n) Horizon has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

(o) Neither Horizon nor any of its subsidiaries has been party to a merger, exchange or other transaction that has been treated as a “reorganization” under Section 368 of the Code during the current fiscal year or the previous five (5) fiscal years other than the Merger.

(p) Neither Holdco nor Horizon is obligated to make any payments that will not be deductible under Section 280G of the Code in connection with the execution of this Agreement and the consummation of the Contemplated Transactions (either alone or upon the occurrence of any additional or subsequent events).

(q) Horizon is not aware of (i) any fact or circumstance that would be reasonably likely to prevent the Exchange and the Merger, taken together, from qualifying as exchanges described in Section 351 of the Code or (ii) any plan, intention, or binding obligation of any person to sell or otherwise to dispose of any shares of Holdco received pursuant to Exchange.

(r) Horizon is not an investment company within the meaning of Section 351(e) of the Code.

(s) Holdco has no present plan or intention, and Horizon has no Knowledge of any present plan or intention: (i) to liquidate Holdco, Horizon or Nitec or (ii) to merge or consolidate Holdco, Horizon or Nitec, with or into any other corporation (including, without limitation, any affiliated corporation) after the Closing.

5.14 Employee and Labor Matters; Benefit Plans.

(a) Horizon is not, and Horizon has not been, bound by or a party to, nor does it have a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any Horizon Employees, and there are no labor organizations representing, purporting to represent or, to the Knowledge of Horizon, seeking to represent any current Horizon Employees. Horizon has not had any strike, slowdown, work stoppage, lockout, job action or, to the Knowledge of Horizon, any threat thereof, or question concerning representation, by or with respect to any of the Horizon Employees. To the Knowledge of Horizon, there is no current Horizon Employee who is not fully available to perform work because of disability or other leave.

(b) Part 5.14(b) of the Horizon Disclosure Schedule identifies each Plan which is being sponsored, maintained, contributed to or required to be contributed to by Holdco or Horizon or with respect to which Horizon may have any Liability. Horizon or its subsidiaries has made all contributions required to be contributed by Horizon or any of its Subsidiaries as of the date of this Agreement

(c) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements.

(d) Neither Horizon nor any of its subsidiaries is a party to or bound by any union contract, collective bargaining agreement or similar Contract. Neither Horizon nor any of its subsidiaries has ever engaged in any unfair labor practice of any nature and there has never been any slowdown, work stoppage, labor dispute or union or work council organizing activity or similar activity of dispute affecting Horizon or any of its subsidiaries. Horizon has no Knowledge of any facts indicating that: (i) the consummation of any of the Contemplated Transactions will have a material adverse effect on the labor relations of Horizon; or (ii) any of the officers, employees (whether regular or temporary, direct hire or leased), contractors or consultants of Horizon or any of its subsidiaries intends to terminate his or her employment or services with Horizon.

(e) Part 5.14(e) of the Horizon Disclosure Schedule contains, as of the date hereof, an accurate and complete list of all current, salaried Horizon Employees and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements) and their positions.

(f) No Horizon employee has a notice period of longer than six months prior to termination of employment. There are no material salary increases for Horizon employees that have been approved but not yet implemented. Except as set forth in Part 5.14(f) of the Horizon Disclosure Schedule, there are no employment or benefit agreements, plans or arrangements entitling the employee to severance or other payments upon a change of control of Horizon. As of the date of this Agreement, except as set forth in Part 5.14(f) of the Horizon Disclosure Schedule, there are no accrued vacation or overtime entitlements of any employee.

(g) None of the senior executive officers and managers of Horizon has given notice to terminate his or her employment agreement with Horizon, nor has notice to terminate been given by Horizon. No amendment to the terms on which such senior executive officers and managers are engaged (including remuneration and ancillary fringe benefits) has been made since December 31, 2009.

(h) To the Knowledge of Horizon, Horizon has not received written notice from any Horizon Employee, any Governmental Body or any other person, entity or agency making a formal charge, complaint or request for a grievance or arbitration proceeding against Horizon’s stockholders, Horizon or any Affiliate of the foregoing or alleging a violation of any applicable law relating to the employment of any Horizon Employee, which is still pending. There is no pending litigation between Horizon, on one hand, and Horizon Employees, consultants, public authorities in charge of payroll taxation and/or mandatory (pension) insurance against accidents at work and/or health and safety at work requirements, on the other hand.

(g) No former Horizon Employee or any other Person has a right of return to work or has or may have a right to be reinstated or reengaged or to be regarded as a current Horizon Employee.

(h) Horizon has made (i) all filings and taken all actions required to be made or taken in respect of the Horizon Employees under applicable tax, social security, mandatory (payroll) insurance against accidents at work, health and safety at work laws and regulations, and (ii) all payments due with reference to the current and former employment relationships.

(i) The Horizon Employees have been regularly paid for all services rendered during the relevant relationship, including salary, bonus, commission and similar payments, health and welfare benefits and reimbursement for documented, out-of-pocket expenses incurred on behalf of Horizon or its subsidiaries in the ordinary course of business, in compliance with applicable Legal Requirements and contractual provisions in force.

(j) Horizon is not liable to make any payment to any of the Horizon Employees by way of any title arising from or relating to the employment relationships and their termination (included damages or compensation for loss of office or employment or for redundancy, protective awards, wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or reengagement).

(k) To the Knowledge of Horizon, there are no pending investigations or investigations terminated in the last five years made by any public authorities in charge of payroll taxation and/or mandatory (pension) insurance against accidents at work and/or health and safety at work requirements.

5.15 Environmental Matters. To the Knowledge of Horizon, the Horizon Leased Real Property and each other parcel of property that is (or that has been) owned by, leased to, occupied by, controlled by or used by Horizon, including any related plants and installations and all surface water, groundwater, soil and air associated with or adjacent to such property: (a) comply in all material respects with all Environmental Laws and have all necessary Governmental Authorizations required to carry on the business of Horizon as it is being conducted; (b) is free of any Materials of Environmental Concern; and (c) is free of any environmental contamination or environmental damage of any nature, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to be material to Horizon. To the Knowledge of Horizon, none of the Horizon Leased Real Property contains: (i) any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; (ii) any asbestos or equipment using PCBs; or (iii) any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released. Horizon has never Released any Materials of Environmental Concern except in compliance with all applicable Environmental Laws.

5.16 Insurance.

(a) Part 5.16(a) of the Horizon Disclosure Schedule provides accurate and complete information with respect to each insurance policy maintained by, at the expense of or for the benefit of Horizon as of the date of this Agreement and any claims pending thereunder as of the date of this Agreement. Horizon has delivered to Nitec or made available to Nitec on its datasite true and complete copies of the insurance policies identified or required to be identified on Part 5.16(a) of the Horizon Disclosure Schedule. Each of the insurance policies identified or required to be identified on Part 5.16(a) of the Horizon Disclosure Schedule is in full force and effect.

(b) Since September 30, 2008, Horizon has not received any written notice or other written communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal of any coverage or rejection of any claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy, except to the extent that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Horizon.

5.17 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding and, to the Knowledge of Horizon, no Person has threatened to commence any Legal Proceeding: (i) that involves Horizon or any of its subsidiaries or any of the assets owned or used by Horizon, or to the Knowledge of Horizon, any Person whose liability Horizon or any of its subsidiaries has or may have retained or assumed, either contractually or by operation of law; (ii) to the Knowledge of Horizon, that involves any of the Horizon Leased Real Property; (iii) to the Knowledge of Horizon, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Exchange or any of the other Contemplated Transactions; or (iv) to the Knowledge of Horizon, that relates to the ownership of any capital stock or other securities of Horizon or any of its subsidiaries or any option or other right to the capital stock or other securities of Holdco, Horizon or any of its subsidiaries, or right to receive consideration as a result of the Exchange or any of the other Contemplated Transactions. To the Knowledge of Horizon, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will or would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding, that individually or in the aggregate would reasonably be expected to be material.

(b) To the Knowledge of Horizon, during the past five years, no Legal Proceeding has been commenced by, and no Legal Proceeding has been pending against Horizon or any of its subsidiaries.

(c) There is no order, writ, injunction, judgment or decree to which Horizon or any of its subsidiaries, or any of the assets owned or used by Horizon, is subject which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Horizon or any of its subsidiaries, any acquisition of material property by Horizon or any of its subsidiaries or the conduct of business by Horizon or any of its subsidiaries as currently conducted or presently proposed to be conducted. To the Knowledge of Horizon, no director, officer, or other employee of Horizon is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Horizon.

5.18 Regulatory Compliance.

(a) All drug products being manufactured, distributed or developed by Horizon (“Horizon Candidates”) that are subject to the jurisdiction of the FDA are being manufactured, labeled, stored, tested, researched, developed and distributed in compliance in all material respects with all applicable requirements under the FDCA, the Public Health Service Act, their applicable implementing regulations and all applicable comparable foreign, state and local laws and regulations, including those of the EMEA. All applicable material approvals, clearances, authorizations, licenses, and registrations required by the EMEA, FDA or any other Governmental Body to permit any manufacturing, labeling, storing, testing, research and development of Horizon Candidates for its business as previously conducted or currently being conducted by or on behalf of Horizon: (i) with respect to all such activities being undertaken by Horizon, have been obtained by Horizon and (ii) with respect to all such activities undertaken on behalf of Horizon, to the Knowledge of Horizon, have been obtained by each third party undertaking such activities. Horizon is in compliance in all material respects with all reporting requirements related to the foregoing approvals, clearances, authorizations, licenses and registrations.

(b) All human clinical trials conducted by or on behalf of Horizon have been, and are being conducted in material compliance with the applicable requirements of Good Clinical Practice, Informed Consent and all other applicable requirements relating to protection of human subjects contained in 21 CFR Parts 312, 50, 54, 56, and 11 and all applicable guidelines, and all applicable foreign, state and local laws and regulations. Horizon has filed or a third party on behalf of Horizon has filed with the EMEA, FDA or other appropriate Governmental Bodies all required notices, and annual or other reports, including notices of adverse events, serious and/or unexpected adverse events, and serious injuries or deaths related to the use of Horizon Candidates in human clinical trials, and Horizon has made copies of such notices available to Nitec in the Data Room.

(c) All manufacturing, warehousing, distributing and testing operations conducted by or for the benefit of Horizon with respect to Horizon Candidates being sold commercially or used in human clinical trials have been and are being conducted in accordance, in all material respects, with the FDA’s recommended current Good Manufacturing Practices continuum for drug and biological products, as set forth in 21 CFR Parts 210 and 211. In addition, Horizon is in compliance in all material respects with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 CFR Part 207 and all similar applicable laws and regulations.

(d) Horizon has not received any written notice that the EMEA, FDA or any other Governmental Body or IRB has initiated, or threatened to initiate, any action to suspend any clinical trial, suspend or terminate any Investigational New Drug Application sponsored by Horizon or otherwise restrict the preclinical or nonclinical research on or clinical study of any Horizon Product or any drug product being developed by Horizon, or to recall, suspend or otherwise restrict the manufacture of any Horizon Product.

(e) Horizon has all Registrations from EMEA and FDA, or any other comparable Governmental Body, required to conduct the development, investigation, testing, manufacture and distribution of each of Horizon Candidates (and any other product candidates of Horizon) previously conducted by or on behalf of Horizon. Each of the Registrations (as defined below) is valid and subsisting in full force and effect and shall not cease to be in full force and effect as a result of the consummation of the Contemplated Transactions. To the Knowledge of Horizon, none of the FDA, the EMEA or any other comparable Governmental Body is, or is considering, limiting, suspending, or revoking an such Registrations that are relevant to any of the Horizon Candidates. No product applications or other materials submitted by Horizon to the FDA, the EMEA or any other Governmental Body contained an untrue statement of material fact, or omitted a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Horizon has fulfilled and performed their obligations under each Registration in all material respects, and no event has occurred or condition or state of facts exists which would constitute a material breach or default or would cause revocation, suspension, limitation or termination of any such Registration or would result in any other material impairment of the rights of the holder of any such Registration. No loss or expiration of any Registration is pending or, to the Knowledge of Horizon, threatened, other than the expiration of any Registration in accordance with the terms thereof. To the Knowledge of Horizon, each third party that is a supplier, manufacturer, or contractor for Horizon is in compliance with all Registrations of the FDA, the EMEA or any comparable Governmental Body. For purposes of this Section 5.18, “Registrations” means authorizations, approvals, licenses, permits, certificates, or exemptions issued by any Governmental Body (including pre-market approval applications, pre-market notifications, investigational new drug applications, new drug applications, biologic license applications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent) held by Horizon and that are required for the research, development, manufacture, processing, labeling, distribution, marketing, storage, transportation, use and sale of any Horizon Product.

(f) Horizon has not and, to the Knowledge of Horizon, its officers, employees, agents or clinical investigators acting for Horizon, have not committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Horizon has not and, to the Knowledge of Horizon, its officers, key employees and agents have not been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.

(g) All animal studies or other preclinical tests to the extent performed by or on behalf of Horizon in connection with or as the basis for any regulatory approval that has been sought or obtained for Horizon Candidates either (x) have been conducted in accordance in all material respects with all applicable statutes, laws and rules, including Good Laboratory Practice requirements, contained in 21 CFR Part 58, the United States Animal Welfare Act, the International Conferences of Harmonization’s (ICH) Guidance on Nonclinical Safety Studies for the Conduct of Human Clinical Trials for Pharmaceuticals or the ICH Guideline on Safety Pharmacology Studies for Human Pharmaceuticals or (y) involved experimental research techniques that were performed for informational purposes only, whether or not included in a regulatory filing, or could not be performed by a registered GLP testing laboratory (with appropriate notice being given to the FDA and EMEA in regulatory filings) and have employed the procedures and controls reasonably believed by Horizon to be generally used by qualified experts in animal or preclinical studies of products comparable to those being developed by Horizon.

(h) Horizon has not received any written warning or untitled letter, reports of inspection observations, including FDA Form 483s, establishment inspection reports, notices, clinical holds, or other documents from the EMEA, FDA, any other Governmental Body, or IRB since inception relating to Horizon Candidates and alleging a lack of compliance by Horizon with any Applicable Laws (including those of the EMEA or FDA).

5.19 Authority; Binding Nature of Agreement. The execution, delivery and performance by Holdco, Horizon and Merger Sub of this Agreement and of each other Transactional Agreement to which it is a party and the consummation of the Contemplated Transactions, have been duly authorized by all necessary action on the part of Holdco, Horizon, Merger Sub, the Holdco Board, the Horizon Board, the board of directors of Merger Sub and their respective stockholders and no other organization action (including approvals of any board of directors or shareholders) on the part of Holdco, Horizon or Merger Sub is required in connection therewith. This Agreement and the other Transactional Agreements to which Holdco, Horizon or Merger Sub is a party constitutes the legal, valid and binding obligation of Holdco, Horizon or Merger Sub, as applicable, enforceable against it in accordance with its terms, except to the extent that such enforceability may be affected by: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.20 Non-Contravention; Consents and Notices. Neither the execution, delivery nor performance by Horizon of the Transactional Agreements to which Horizon is a party, will or would reasonably be expected to (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of: (i) any of the provisions of any Holdco Charter Documents, Horizon Charter Documents or the Merger Sub Documents, as applicable; or (ii) any resolution adopted by the stockholders of Holdco or Horizon, or by the Holdco Board or Horizon Board or any committee of the Holdco Board or Horizon Board or the stockholder or board of directors of Merger Sub;

(b) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which Holdco, Horizon, Merger Sub or any of the assets owned or used by Holdco or Horizon, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Horizon or that otherwise relates to the business of Holdco or Horizon or to any of the assets owned or used by Holdco or Horizon;

(d) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Horizon (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Horizon); or

(e) result in the release, disclosure or delivery of any Horizon IP by or to any escrow agent or other Person or the grant, assignment or transfer to any other Person of, or entitle any other Person to exercise or use, any license or other right or interest under, to or in any of the Horizon IP.

Except as set forth in Part 5.20 of the Horizon Disclosure Schedule, neither Holdco nor Horizon is or has ever been, and neither Holdco nor Horizon will be, required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (x) the execution, delivery or performance of the Transactional Agreements; or (y) the consummation of the Contemplated Transactions.

5.21 Brokers. No broker, finder or investment banker is or will become entitled to any brokerage, finder’s or other fee or commission in connection with any of the Contemplated Transactions based upon arrangements made by or on behalf of Horizon.

5.22 Exchange Shares. The Exchange Shares to be issued pursuant to this Agreement will be duly and validly authorized and issued, will be fully paid and non-assessable, will be exempt from the registration requirements of the Securities Act pursuant to Regulation D or Regulation S promulgated thereunder (subject to reliance on the representations and warranties of the Nitec Shareholders in Section 4.3 of this Agreement), will not be issued in violation of the preemptive rights of any stockholder of Holdco and shall be free of any Encumbrances.

5.23 Non-Reliance. Holdco and Horizon have not relied on and are not relying on any representations, warranties or other assurances regarding Nitec, its subsidiaries or their businesses other than those representations and warranties expressly set forth in this Agreement.

6. REPRESENTATIONS AND WARRANTIES OF HORIZON STOCKHOLDERS.

Each Horizon Stockholder severally, and not jointly, represents and warrants to and for the benefit of Holdco and the Nitec Shareholders that:

6.1 Authorization. Such Horizon Stockholder has the right, power, authority and capacity to enter into and to perform such Horizon Stockholder’s obligations under this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which such Horizon Stockholder is or will be a party; and if such Horizon Stockholder is an Entity, the execution, delivery and performance by such Horizon Stockholder of this Agreement and of each such other agreement, document and instrument have been duly authorized by all necessary actions on the part of such Horizon Stockholder, its board of directors (or equivalent body) and its shareholders. Such Horizon Stockholder is not party to any voting trusts, proxies or other similar agreements or understandings with respect to the voting of any share capital or other security of Horizon other than as set forth in Part 5.3(c) of the Horizon Disclosure Schedule. This Agreement and each other agreement, document and instrument referred to in or contemplated by this Agreement to which such Horizon Stockholder is a party constitutes the legal, valid and binding obligation of such Horizon Stockholder, enforceable against such Horizon Stockholder in accordance with its terms, except to the extent that such enforceability may be affected by: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. All of the shares of Horizon stock owned by such Horizon Stockholder are owned free and clear of any Encumbrances.

6.2 Non-Contravention; Consents and Notices.

(a) Neither the execution, delivery or performance by a Horizon Stockholder of the Transactional Agreements to which such Horizon Stockholder is a party nor the consummation of the Merger will or would reasonably be expected to (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which such Horizon Stockholder is subject; or

(ii) to the extent such Horizon Stockholder is an Entity, contravene, conflict with or result in a violation of any of the provisions of any articles of association, bylaws, memorandum of association or equivalent governing documents of such Horizon Stockholder or any resolutions adopted by the shareholders, board of directors or any committee of the board of directors of such Horizon Stockholder.

(b) Such Horizon Stockholder is not, has not been, and will not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (i) the execution, delivery or performance of the Transactional Agreements to which such shareholder is a party; or (ii) the consummation of the Contemplated Transactions.

6.3 Non-Reliance. Each such Horizon Stockholder has not relied on and is not relying on any representations, warranties or other assurances regarding Nitec, Holdco, Horizon, Merger Sub or their respective businesses other than the representations and warranties expressly set forth in this Agreement.

6.4 Investment Representations.

(a) Each such Horizon Stockholder understands that the shares of Holdco capital stock such Horizon Stockholder is receiving pursuant to this Agreement (the “Merger Shares”) have not been registered under the Securities Act or any other applicable securities laws. Each such Horizon Stockholder also understands that the Merger Shares are being offered and issued pursuant to an exemption from the registration requirements under the Securities Act provided by Regulation D. Each such Horizon Stockholder acknowledges that Holdco will rely on such stockholder’s representations, warranties and certifications set forth below for purposes of determining such stockholder’s suitability as an investor in the Merger Shares and for purposes of confirming the availability of the Regulation D exemption from the registration requirements of the Securities Act.

(b) Each such Horizon Stockholder has received all the information such stockholder considers necessary or appropriate for deciding whether to acquire the Merger Shares. Each such Horizon Stockholder understands the risks involved in an investment in the Merger Shares. Each such Horizon Stockholder further represents that such stockholder has had an opportunity to ask questions and receive answers from Holdco regarding the terms and conditions of the offering of the Merger Shares and the business, properties, prospects, and financial condition of Holdco and Nitec and to obtain such additional information (to the extent Holdco possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such stockholder or to which such stockholder had access.

(c) Each such Horizon Stockholder is acquiring the Merger Shares for such shareholder’s own account for investment only and not for the account of any other person, entity or governmental body, and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the Merger Shares.

(d) Each such Horizon Stockholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(e) Each such Horizon Stockholder understands that the Merger Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement and Horizon’s operating agreement. Each such Horizon Stockholder acknowledges and is aware that the Merger Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until such shareholder has held the Merger Shares for the applicable holding period under Rule 144.

(f) Each such Horizon Stockholder hereby agrees that in the event of any underwritten public offering of Holdco Common Stock, Holdco Series A Preferred Stock or Holdco Series B Preferred Stock, including an initial public offering of such shares, to be made by Holdco pursuant to an effective registration statement filed under the Securities Act, such shareholder shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of Holdco or any rights to acquire shares of Holdco for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to: (a) shares registered in the public offering under the Securities Act; (b) transactions relating to securities acquired in open market transactions after the completion of the public offering, (c) transfers of shares as a bona fide gift or gifts (which shall include, in the case of an individual, a gift occurring at death by will or intestacy, and transfers during lifetime to a trust or other entity for bona fide estate planning or tax purposes), (d) distributions of shares or any security convertible into shares to partners or stockholders of the Horizon Stockholder and/or to any entity controlling, controlled by, or under common control with such stockholder; provided that in the case of any transfer or distribution pursuant to clause (c) or (d), each donee, distributee or other transferee shall sign and deliver a lock-up letter substantially in the form of this Section 6.4(f).

(g) Each such Horizon Stockholder acknowledges and agrees that each certificate representing the Merger Shares shall bear a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(h) Each such Horizon Stockholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the Contemplated Transactions, including (i) the Legal Requirements for the acquisition of Merger Shares; (ii) any government or other consents that may need to be obtained by such Horizon Stockholder; and (iii) the income tax and other tax consequences to such Horizon Stockholder, if any, that may be relevant to the acquisition, holding, redemption, sale or transfer of the Merger Shares. To the Knowledge of such Horizon Stockholder, each such Horizon Stockholder’s acquisition and ownership of the Merger Shares immediately following the Effective Time will not violate any applicable securities or other laws of such shareholder’s jurisdiction.

6.5 Tax Treatment. No Horizon Stockholder is aware of (i) any fact or circumstance that would be reasonably likely to prevent the Exchange and the Merger, taken together, from qualifying as exchanges described in Section 351 of the Code, (ii) any plan, intention, or binding obligation of any person to sell or otherwise dispose of any shares of Holdco received pursuant to the Merger, (iii) any present plan or intention to liquidate Holdco, Horizon or Nitec, or (iv) any present plan or intention to merge or consolidate Holdco, Horizon or Nitec, with or into any other corporation (including, without limitation, any affiliated corporation) after the Closing.

7. INTERIM MANAGEMENT.

7.1 Access. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 11 or the Closing (the “Pre-Closing Period”), each of Nitec, Holdco and Horizon shall, and shall cause its Affiliates and Representatives to provide the other parties and each of their Representatives with access reasonable for purposes of integration planning (taking into account the day-to-day duties of the personnel of each party) during normal business hours to the Representatives, personnel and assets of the other party and its subsidiaries and to all existing books, records, Nitec Tax Returns and Horizon Tax Returns, as the case may be, and related supporting documents, work papers and other documents and information relating to the other party and its subsidiaries; provided, that (a) no party nor any of its Representatives shall be permitted to review or have access to any documents, the disclosure of which would violate Legal Requirements or result in a breach of attorney client, work product or similar privilege; and (b) access to any such work papers shall be conditioned upon a party (and its Representatives) agreeing to keep confidential all such information provided in connection therewith; provided further, however, if any party withholds information in reliance upon the foregoing clause (a), such withholding party shall immediately notify the other parties that it is withholding information in reliance upon this Section 7.1 and describe the nature of the information withheld to the maximum extent permitted. For the avoidance of doubt, withholding information pursuant to Section 7.1(a) shall not relieve such withholding party of its obligations under Section 7.4. During the Pre-Closing Period, Horizon and Nitec may make inquiries of Persons having business relationships with the other party (including suppliers, licensors, distributors and customers) by meeting or telephone; provided, that a representative from the other party must be present at any meeting, or participating in any telephone conversation, between Horizon or Nitec, as applicable, and any such Person.

7.2 Operation of the Business of Nitec. Except as set forth in Part 7.2 of the Nitec Disclosure Schedule, during the Pre-Closing Period, Nitec shall and shall ensure that each of its subsidiaries:

(a) conduct its business and operations in good faith, in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

(b) use reasonable efforts to (i) preserve intact its current business organization, (ii) keep available the services of its current officers and employees, and (iii) maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Nitec or any of its subsidiaries;

(c) not cancel any of its insurance policies identified or required to be identified in Part 3.16(a) of the Nitec Disclosure Schedule;

(d) not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or other securities, or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities or transfer any material assets to any of the Nitec Shareholders or any other Related Party;

(e) not sell, issue, grant or authorize the sale, issuance or grant of: (i) any of its capital stock or other security; (ii) any option, call, warrant or right to acquire any of its capital stock (or cash based on the value of its capital stock) or other security; or (iii) any instrument convertible into or exchangeable for any of its capital stock (or cash based on the value of its capital stock) or other security;

(f) not amend or permit the adoption of any amendment to the Nitec Charter Documents or the Subsidiary Charter Documents, or effect or permit any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

(h) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of Nitec or any of its subsidiaries during the Pre-Closing Period, do not exceed €50,000;

(i) not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Nitec Material Contract; or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

(j) not (i) acquire, lease or license any right or other asset from any other Person; (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person; or (iii) waive or relinquish any right, except, in each of the cases of clauses “(i),” “(ii)” or “(iii),” in the ordinary course of business consistent with past practices of Nitec and its subsidiaries;

(k) not (i) lend money to any Person (except that Nitec and each of its subsidiaries may make routine travel advances to current Nitec Employees in the ordinary course of business consistent with past practices of Nitec and its subsidiaries); or (ii) incur or guarantee any indebtedness for borrowed money;

(l) not (i) establish, adopt, amend or terminate any Plan; (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment, other than in the ordinary course of business and consistent with past practices; (iii) amend in any material respect any employment or other contractual relationships and/or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in cash or otherwise) or remuneration payable to any of its directors, officers, employees (whether regular or temporary, direct hire or leased), contractors or consultants; or (iv) hire or make an offer to hire any new officer, director, employee (whether regular or temporary, direct hire or leased), consultant or contractor, provided that no such restrictions shall apply to (A) increases in compensation of any Nitec Employees required by the terms of any employment agreement as in effect on the date of this Agreement; or (B) increases in compensation for employees in the ordinary course of business consistent with past practice;

(m) not change any of its methods of accounting or accounting practices in any material respect other than as required by IFRS or Legal Requirements;

(n) not commence or settle any Legal Proceeding; and

(o) not agree or commit to take any of the actions described in clauses “(c)” through “(n)” above.

Notwithstanding the foregoing, Nitec or its subsidiaries may take any action described in clauses “(c)” through “(o)” above if Horizon gives its prior written consent to the taking of such action by Nitec or its subsidiaries.

7.3 Operation of the Business of Holdco and Horizon. Except as set forth in Part 7.3 of the Horizon Disclosure Schedule, during the Pre-Closing Period, Holdco and Horizon shall and shall ensure that each of their subsidiaries:

(a) conduct its business and operations in good faith, in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

(b) use reasonable efforts to (i) preserve intact its current business organization, (ii) keep available the services of its current officers and employees, and (iii) maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Horizon;

(c) not cancel any of its insurance policies identified or required to be identified on Part 5.16(a) of the Horizon Disclosure Schedule;

(d) not declare, accrue, set aside or pay any dividend or makes any other distribution in respect of any shares of its capital stock or other securities, or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities or transfer any material assets to any of the stockholders of Horizon or any other Related Party;

(e) not sell, issue, grant or authorize the sale, issuance or grant of: (i) any of its capital stock or other security; (ii) any option, call, warrant or right to acquire any of its capital stock (or cash based on the value of its capital stock) or other security; or (iii) any instrument convertible into or exchangeable for any of its capital stock (or cash based on the value of its capital stock) or other security;

(f) not amend or permit the adoption of any amendment to the Holdco Charter Documents, the Horizon Charter Documents or the Merger Sub Documents, or effect or permit any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, except as provided in Section 8.6 in connection with the Merger or in connection with the financing contemplated by the Definitive Financing Agreements;

(g) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

(h) not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of Horizon during the Pre-Closing Period, do not exceed $50,000;

(i) not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Horizon Material Contract; or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

(j) not (i) acquire, lease or license any right or other asset from any other Person; (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person; or (iii) waive or relinquish any right, except, in each of the cases of clauses “(i),” “(ii)” or “(iii),” in the ordinary course of business consistent with past practices of Horizon;

(k) not (i) lend money to any Person (except that Horizon may make routine travel advances to current Horizon Employees in the ordinary course of business consistent with past practices of Horizon); or (ii) incur or guarantee any indebtedness for borrowed money;

(l) not (i) establish, adopt, amend or terminate any Plan; (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment, other than in the ordinary course of business and consistent with past practices; (iii) amend in any material respect any employment or other contractual relationships and/or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in cash or otherwise) or remuneration payable to any of its directors, officers, employees (whether regular or temporary, direct hire or leased), contractors or consultants; or (iv) hire or make an offer to hire any new officer, director, employee (whether regular or temporary, direct hire or leased), consultant or contractor, provided that no such restrictions shall apply to (A) increases in compensation of any Horizon Employees required by the terms of any employment agreement as in effect on the date of this Agreement; or (B) increases in compensation for employees in the ordinary course of business consistent with past practice;

(m) not change any of its methods of accounting or accounting practices in any material respect other than as required by United States GAAP or Legal Requirements;

(n) not commence or settle any Legal Proceeding; and

(o) not agree or commit to take any of the actions described in clauses “(c)” through “(n)” above.

Notwithstanding the foregoing, Horizon may take any action described in clauses “(c)” through “(o)” above if Nitec gives its prior written consent to the taking of such action by Horizon.

7.4 Notification; Updates to Disclosure Schedules. (a) During the Pre-Closing Period, Nitec shall notify Horizon and Holdco in writing, promptly upon obtaining knowledge thereof, of: (i) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material breach of or an inaccuracy in any representation or warranty made by Nitec in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement that would cause or constitute a material breach of or an inaccuracy in any representation or warranty made by Nitec in this Agreement; (iii) any material breach of any covenant or obligation of Nitec in this Agreement; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 9 impossible or unlikely. No notification given to Horizon and Holdco pursuant to this Section 7.4(a) shall be deemed to supplement or amend the Nitec Disclosure Schedule for the purpose of: (x) determining the accuracy of any of the representations and warranties made by Nitec in this Agreement; (y) determining whether any of the conditions set forth in Section 9 has been satisfied; or (z) indemnification pursuant to Section 12.

(b) During the Pre-Closing Period, Horizon and Holdco shall notify Nitec in writing, promptly upon obtaining knowledge thereof, of: (i) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material breach of or an inaccuracy in any representation or warranty made by Horizon or Holdco in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement that would cause or constitute a material breach of or an inaccuracy in any representation or warranty made by Horizon or Holdco in this Agreement; (iii) any material breach of any covenant or obligation of Horizon or Holdco in this Agreement; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 9 impossible or unlikely. No notification given to Nitec pursuant to this Section 7.4(b) shall be deemed to supplement or amend the Horizon Disclosure Schedule for the purpose of: (x) determining the accuracy of any of the representations and warranties made by Horizon or Holdco in this Agreement; (y) determining whether any of the conditions set forth in Section 9 has been satisfied; or (z) indemnification pursuant to Section 12.

7.5 No Negotiation by Nitec.

(a) During the Pre-Closing Period, neither Nitec nor any of the Nitec Shareholders shall authorize or permit Nitec, its subsidiaries or any Representative of Nitec, its subsidiaries or the Nitec Shareholders to, directly or indirectly: (i) solicit or encourage the solicitation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Holdco, Horizon and the Horizon Stockholders) relating to a possible Acquisition Transaction; (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any nonpublic information to, any Person (other than Holdco or Horizon or its Representatives) relating to or in connection with a possible Acquisition Transaction; (iii) entertain, consider or accept any proposal or offer from any Person (other than

Holdco, Horizon or the Horizon Stockholders) relating to a possible Acquisition Transaction. Nitec and any Nitec Shareholder shall promptly (and in any event within 24 hours of receipt thereof) notify Horizon in writing of any expression of interest, inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by such Person during the Pre-Closing Period (including the identity of the Person making or submitting such inquiry, indication of interest, proposal or offer, and the terms thereof).

(b) Nitec and each of the Nitec Shareholders agree that they will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any possible Acquisition Transaction. Nitec and the Nitec Shareholders agree that they will take the necessary steps to promptly inform such Persons of the obligations undertaken in this Section 7.5. Nitec and each of the Nitec Shareholders also agree that they will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction to return or destroy all confidential information heretofore furnished to such Person by or on behalf of Nitec or the Nitec Shareholders. Nitec shall promptly notify Horizon of any breach, to the Knowledge of Nitec and the Nitec Shareholders, of any existing confidentiality agreement applicable to confidential information of Nitec and its subsidiaries by the counterparty thereto.

7.6 No Negotiation by Horizon.

(a) During the Pre-Closing Period, neither Holdco, Horizon nor any of the Horizon Stockholders shall authorize or permit Holdco, Horizon or any Representative of Holdco, Horizon or the Horizon Stockholders to, directly or indirectly: (i) solicit or encourage the solicitation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Nitec and the Nitec Shareholders) relating to a possible Acquisition Transaction; (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any nonpublic information to, any Person (other than Nitec or its Representatives) relating to or in connection with a possible Acquisition Transaction; (iii) entertain, consider or accept any proposal or offer from any Person (other than Nitec and the Nitec Shareholders) relating to a possible Acquisition Transaction. Holdco, Horizon and the Horizon Stockholders shall promptly (and in any event within 24 hours of receipt thereof) notify Nitec in writing of any expression of interest, inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by such Person during the Pre-Closing Period (including the identity of the Person making or submitting such inquiry, indication of interest, proposal or offer, and the terms thereof).

(b) Holdco, Horizon and each of the Horizon Stockholders agree that they will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any possible Acquisition Transaction. Holdco, Horizon and each of the Horizon Stockholders agree that they will take the necessary steps to promptly inform such Persons of the obligations undertaken in this Section 7.6. Holdco, Horizon and each of the Horizon Stockholders also agree that they will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction to return or destroy all confidential information heretofore furnished to such Person by or on behalf of Holdco, Horizon or the Horizon Stockholders. Horizon shall promptly notify Nitec of any breach, to the Knowledge of

Holdco or Horizon and the Horizon Stockholders, of any existing confidentiality agreement applicable to confidential information of Horizon by the counterparty thereto.

7.7 No Transfer of Shares.

(a) During the Pre-Closing Period, no Nitec Shareholder shall sell, assign, transfer or otherwise convey any of such Nitec Shareholder’s Nitec Shares to any Person, other than to Holdco pursuant to this Agreement and no Nitec Shareholder shall pledge any of its Nitec Shares or otherwise permit any of its Nitec Shares to become subject to any Encumbrance.

(b) During the Pre-Closing Period, no Horizon Stockholder shall sell, assign, transfer or otherwise convey any of such Horizon Stockholder’s shares of Horizon capital stock to any Person, other than to Holdco pursuant to this Agreement and no Horizon Stockholder shall pledge any of its shares of Horizon capital stock or otherwise permit any of its shares of Horizon capital stock to become subject to any Encumbrance.

7.8 Rights to Purchase Equity Securities.

(a) Subject to Section 2.1(b) of this Agreement, Nitec and each Nitec Shareholder shall use commercially reasonable efforts to cause any (a) outstanding subscription, option, call, convertible note, warrant or right (whether or not currently exercisable) to acquire any depository receipt or share capital of Nitec; (b) outstanding depository receipt, security, instrument or obligation that is or may become convertible into or exchangeable for any shares of Nitec’s share capital (or cash based on the value of such shares, including pursuant to any share appreciation rights); and (c) Contract under which Nitec is or may become obligated to sell or otherwise issue any depository receipts or shares of Nitec’s share capital or any other securities, to terminate prior to the Closing of the Exchange.

(b) Subject to Section 2.2(c) of this Agreement, Horizon and each Horizon Stockholder shall use commercially reasonable efforts to cause any (a) outstanding subscription, option, call, convertible note, warrant or right (whether or not currently exercisable) to acquire any depository receipt or share capital of Horizon; (b) outstanding depository receipt, security, instrument or obligation that is or may become convertible into or exchangeable for any shares of Horizon’s capital stock (or cash based on the value of such shares, including pursuant to any share appreciation rights); and (c) Contract under which Horizon is or may become obligated to sell or otherwise issue any depository receipts or shares of Horizon’s capital stock or any other securities, to terminate prior to the Merger Effective Time.

7.9 Termination of Agreements. Nitec and each Nitec Shareholder hereby agrees to effect the termination of the agreements set forth on Schedule 7.9 hereto. Horizon and each Horizon Stockholder hereby agrees that effective immediately prior to the consummation of the initial closing of the financing contemplated by the Stock Purchase Agreement, each of the Series D Financing Agreements shall terminate.

8. CERTAIN COVENANTS OF THE PARTIES.

8.1 Public Disclosure. From and after the date of this Agreement, except as expressly contemplated by this Agreement, Holdco, Horizon and Nitec shall not (and Holdco, Horizon and Nitec shall not permit any of their respective Representatives, any of their respective Affiliates or any of such Affiliates’ respective Representatives to) issue any press release or make any public statement regarding (or otherwise disclose to any Person the existence or terms of) the Transactional Agreements, the Definitive Financing Agreements or any of the Contemplated Transactions, without the prior written consent of the other party.

8.2 Regulatory Filings. (a) Each of Holdco, Horizon and Nitec shall coordinate and cooperate with one another and shall each use all commercially reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal Requirements with respect to the Merger and the Contemplated Transactions, and as promptly as practicable after the date hereof, each of Nitec, Holdco and Horizon shall make all filings reasonably determined by the parties to be required by any Governmental Body in connection with the Exchange and the Contemplated Transactions, including, without limitation, to the extent so determined: (i) Notification and Report Forms with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) as required by the HSR Act, (ii) any other comparable filing that will materially impair the ability of the parties to close, (iii) other comparable pre-merger filings pursuant to the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto, and (iv) any filings required under the Securities Act, the Exchange Act, any applicable state or securities or “blue sky” laws and the securities laws of any foreign country, or any other Legal Requirement relating to the Exchange. Each of Nitec, Holdco and Horizon will cause all documents that it is responsible for filing with any Governmental Body under this Section 8.2 to comply in all material respects with all applicable Legal Requirements.

(b) Nitec, Holdco and Horizon each shall promptly supply the other with any information that may be required in order to effectuate any filings or application pursuant to Section 8.2(a). Except where prohibited by applicable Legal Requirements, and subject to the separate nondisclosure agreement executed by Horizon and Nitec, each of Holdco, Horizon and Nitec shall consult with the other prior to taking a position with respect to any such filing, shall consider in good faith the views of one another in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Body by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the Contemplated Transactions (including under any antitrust or fair trade Legal Requirement), coordinate with the other in preparing and exchanging such information and promptly provide the other with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Body in connection with this Agreement or the Contemplated Transactions, provided that with respect to any such filing, presentation or submission, each of Nitec, Holdco and Horizon need not supply the other with copies (or in case of oral presentations, a summary) to the extent that any law, treaty, rule or regulation of any Governmental Body applicable to such party requires such party or its subsidiaries to restrict or prohibit access to any such properties or information.

(c) Each of Nitec, Holdco and Horizon will notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Body in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Body for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 8.2(a), Nitec or Holdco or Horizon, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Body such amendment or supplement.

(d) Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall be deemed to require Nitec, Holdco or Horizon or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Neither party shall take or agree to take any action identified in the immediately preceding sentence without the prior written consent of the other party.

8.3 Reasonable Efforts. Prior to the Closing: (a) Nitec and the Nitec Shareholders shall use all commercially reasonable efforts to cause the conditions set forth in Section 9 to be satisfied on a timely basis; (b) Holdco, Horizon and the Horizon Stockholders shall use all commercially reasonable efforts to cause the conditions set forth in Section 10 to be satisfied on a timely basis; and (c) each party hereto shall use all commercially reasonable efforts to cause the Exchange and the Merger, taken together, to qualify as exchanges described in Section 351 of the Code, and shall not take any action reasonably likely to cause the Exchange and Merger, taken together, not to so qualify.

8.4 Board of Directors of Horizon; Board Observers.

(a) The Holdco Board will take all actions necessary such that effective as of immediately following the Closing, Louis C. Bock, Jeff Himawan, Ph.D., Jeffrey W. Bird, M.D., Ph.D., Jean-Francois Formela, M.D., Peter Johann, Ph.D., Hubert Birner, Ph.D., and Timothy P. Walbert shall be appointed as members of the Holdco Board, and Timothy P. Walbert will be designated the Chairman of the Board. Holdco shall grant observer rights to The Global Life Science Ventures Funds and Firstmark Capital, LLC to attend Holdco Board meetings, whether in person or held via conference call or other electronic means, and shall give such observers copies of all notices, minutes, consents, and other materials that it provides to the members of the Holdco Board, so long as Holdco remains a private company and so long as such entity owns shares of Holdco capital stock. Holdco shall reimburse reasonable travel expenses of any observer for attending any Board meetings. Notwithstanding the foregoing, the Board may exclude observers during any portion of meetings, and withhold such information, as necessary to preserve attorney-client privilege and may exclude observers from executive sessions of the Board.

(b) As of the Closing, Nitec shall have purchased indemnification tail coverage, for a period of not less than six (6) years following the Closing Date, covering the directors and officers of Nitec who are, as of the date of this Agreement, currently covered by

Nitec’s directors’ and officers’ insurance and indemnification policy, on terms with respect to coverage and amount no less favorable in the aggregate than those of the applicable policy in effect on the date hereof or, if substantially equivalent insurance coverage is unavailable, the best available coverage, and that provides coverage for events occurring at or prior to the Closing Date. From and after the Closing, Horizon will cause Nitec to fulfill and honor the obligations of Nitec pursuant to the indemnification provisions under Nitec organizational documents in effect on the date of this Agreement to the current directors and officers of Nitec.

8.5 Series B Financing of Holdco. Immediately following the Closing, Holdco shall consummate the equity financing contemplated by the Series B Preferred Stock and Subordinated Convertible Note Purchase Agreement attached as Schedule 8.5 hereto (the “Stock Purchase Agreement”). During the Pre-Closing Period, neither Holdco nor Horizon, nor the Holdco Board or the Horizon Board, will (a) take any action to modify, terminate or amend the Definitive Financing Agreements without the consent of Nitec, and (b) Holdco shall use commercially reasonable efforts to cause the transactions contemplated by the Definitive Financing Agreements to be effected immediately following the Closing.

8.6 Merger. Immediately prior to the Closing, Horizon shall effect the Merger pursuant to Section 2.2 hereof.

8.7 Certain Tax Matters. It is the intent of the parties hereto that the Exchange and the Merger, taken together, qualify as exchanges described in Section 351 of the Code. If the Exchange and Merger, taken together, fail to so qualify, the parties hereto intend that the Exchange, by itself, and the Merger, by itself, each be treated as a “reorganization” within the meaning of Section 368 of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368.2(g). Holdco and Horizon intend for all Tax purposes including all Tax returns and any Tax controversies, to (and to cause any Affiliate or successor to their assets or businesses to) take the position that the Merger, together with the Exchange, will qualify as a transfer of property to Holdco governed by Section 351 of the Code.

8.8 Reporting. Horizon and Holdco agree to report to the Nitec Shareholder Representative any communication from or with the Internal Revenue Service or any other Tax authority which relates in any way to the characterization of the Contemplated Transactions and/or Nitec with respect to any period (or portion thereof) ending on or prior to the Closing Date.

8.9 Kreos and SVB Loan Agreement. Nitec and its subsidiaries shall cooperate with Holdco and Horizon in connection with the loan contemplated by Section 9.10, including taking such actions and executing such documents, to be effective immediately prior to and contingent upon the Closing, as may be reasonably requested by Holdco and Horizon (any such documents requested, the “Credit Documents”).

9. CONDITIONS PRECEDENT TO HOLDCO’S AND HORIZON’S OBLIGATIONS TO CLOSE.

The obligations of Holdco and Horizon to consummate the Exchange and the other Contemplated Transactions are subject to the satisfaction (or waiver by Holdco and Horizon), at or prior to the Closing, of each of the following conditions:

9.1 Accuracy of Representations. Each of the representations and warranties made by Nitec in Sections 3.1 and 3.3 of this Agreement shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all material respects as of such particular time). Each of the representations and warranties made by Nitec or the Nitec Shareholders that are qualified by “materiality,” “Material Adverse Effect” or other similar qualifications shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all respects as of such particular time) and all of the other representations and warranties made by Nitec and each of the Nitec Shareholders taken as a whole set forth in this Agreement shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all material respects as of such particular time).

9.2 Performance of Covenants. Each of the covenants and obligations that Nitec and each of the Nitec Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

9.3 Governmental Filings; Other Consents.

(a) All filings with and other Consents of any Governmental Body required to be made or obtained in connection with the Exchange or any of the other Contemplated Transactions shall have been made or obtained and shall be in full force and effect and the waiting period (and any extension thereof) under the HSR Act relating to the Contemplated Transactions will have expired or terminated early.

(b) All Consents identified in Schedule 9.3(b) shall have been obtained and shall be in full force and effect.

9.4 No Material Adverse Effect. Between the date of this Agreement and the Closing Date, no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, has had (or would be reasonably expected to have) any Material Adverse Effect on Nitec.

9.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order, writ, injunction, judgment or decree preventing the consummation of any of the Contemplated Transactions shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to any of the Contemplated Transactions that makes the consummation by Horizon, Holdco or any of the Horizon Stockholders of such transactions illegal.

9.6 No Legal Proceedings. No Governmental Body and no other Person shall have commenced or threatened to commence any Legal Proceeding: (a) challenging any of the Contemplated Transactions or seeking the recovery of damages in connection with any of the Contemplated Transactions; (b) seeking to prohibit or limit the exercise by Holdco of any material right pertaining to its ownership of any of the Nitec Shares; (c) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions; or (d) seeking to compel Holdco, Nitec, Horizon or any Affiliate of Holdco, Horizon or Nitec to dispose of or hold separate any material assets of Holdco, Horizon, Nitec or any Affiliate of Holdco, Horizon or Nitec as a result of any of the Contemplated Transactions.

9.7 Closing Deliveries. Holdco shall have received the closing deliveries of Nitec and the Nitec Shareholders specified in Section 2.8 of this Agreement, including, without limitation, the Warrant Agreement and the Option Exchange Agreements, each of which shall be in full force and effect.

9.8 Merger. The Merger shall have been effected; provided, however, that this condition shall not apply to the extent the failure to consummate the Merger is as a result of a failure or breach on the part of Horizon or Holdco.

9.9 Executive Employment and Consulting Agreements. The following agreements shall be in full force and effect: (a) that certain Addendum to the Employment Agreement dated July 16, 2009, by and between Achim Schäffler and Nitec dated as of the date of this Agreement; (b) that certain Addendum to the Employment Agreement dated July 15, 2009, by and between Achim Schäffler and Nitec Pharma GmbH dated as of the date of this Agreement; (c) that certain termination agreement by and between Nitec and Harry Welten dated as of the date of this Agreement; (d) that certain termination agreement by and between Nitec and Anders Härfstrand dated as of the date of this Agreement; (e) that certain termination agreement by and between Nitec and Jochen Mattis dated as of the date of this Agreement; and (f) that certain consulting agreement by and between Nitec and Jochen Mattis dated as of the date of this Agreement.

9.10 Kreos and SVB Loan Agreement. Kreos Capital III (UK), Silicon Valley Bank, Nitec and its subsidiaries, as applicable, shall have executed and delivered to Horizon and Holdco a secured loan agreement in a form satisfactory to Horizon pursuant to which Holdco and/or its subsidiaries may borrow up to $12,000,000, with an initial draw of $7,000,000 as of the closing of the Contemplated Transactions (the “Loan Agreement”). The loan will be secured and/or guaranteed by substantially all of the assets and stock pledges of Holdco and its subsidiaries following the Closing, as may be required by the lenders.

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF NITEC AND THE NITEC SHAREHOLDERS.

The obligations of the Nitec Shareholders to consummate the Contemplated Transactions are subject to the satisfaction (or waiver), at or prior to the Closing, of the following conditions:

10.1 Accuracy of Representations. Each of the representations and warranties made by Holdco and Horizon in Sections 5.1 and 5.3 of this Agreement shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the

Closing Date after giving effect to the Merger (except for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all material respects as of such particular time). Each of the representations and warranties made by Holdco or Horizon or the Horizon Stockholders that are qualified by “materiality,” “Material Adverse Effect” or other similar qualifications shall be accurate in all respects as of the date of this Agreement and as of the Closing Date (after giving effect to the Merger) as if made on and as of the Closing Date (except for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all respects as of such particular time) and all of the other representations and warranties made by Holdco or Horizon and each of the Horizon Stockholders taken as a whole set forth in this Agreement shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date (after giving effect to the Merger) as if made on and as of the Closing Date (except for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all material respects as of such particular time).

10.2 Performance of Covenants. Each of the covenants and obligations that Holdco, Horizon and each of the Horizon Stockholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

10.3 Governmental Filings; Other Consents. (a) All filings with and other Consents of any Governmental Body required to be made or obtained in connection with the Exchange or any of the other Contemplated Transactions shall have been made or obtained and shall be in full force and effect and the waiting period (and any extension thereof) under the HSR Act relating to the Contemplated Transactions will have expired or terminated early.

(b) All Consents identified in Schedule 10.3(b) shall have been obtained and shall be in full force and effect, and all other material Consents of third parties (other than Governmental Bodies) required to be obtained in connection with the Exchange or any of the other Contemplated Transactions shall have been obtained and shall be in full force and effect.

10.4 No Material Adverse Effect. Between the date of this Agreement and the Closing Date, no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, has had (or would be reasonably expected to have) any Material Adverse Effect on Horizon.

10.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order, writ, injunction, judgment or decree preventing the consummation by Nitec or the Nitec Shareholders of the Contemplated Transactions shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Contemplated Transactions that makes the consummation by Nitec or the Nitec Shareholders of such transactions illegal.

10.6 No Legal Proceedings. No Governmental Body and no other Person shall have commenced or threatened to commence any Legal Proceeding: (a) challenging any of the Contemplated Transactions or seeking the recovery of damages in connection with any of the Contemplated Transactions; (b) seeking to prohibit or limit the exercise by Holdco of any material right pertaining to its ownership of any of the Nitec Shares; (c) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions; or (d) seeking to compel Holdco, Nitec, Horizon or any Affiliate of Holdco, Horizon or Nitec to dispose of or hold separate any material assets of Holdco, Horizon, Nitec or any Affiliate of Holdco, Horizon or Nitec as a result of any of the Contemplated Transactions.

10.7 Closing Deliveries. The Nitec Shareholders (or counsel to Nitec) shall have received the closing deliveries of Holdco specified in Section 2.9 of this Agreement.

10.8 Merger. The Merger shall have been effected.

10.9 Kreos and SVB Loan Agreement; Payoff of Hercules Indebtedness.

(a) Kreos Capital III (UK), Silicon Valley Bank, Holdco and Horizon, as applicable, shall have executed and delivered to Nitec the Loan Agreement. The loan will be secured and/or guaranteed by substantially all of the assets and stock pledges of Holdco and its subsidiaries following the Closing, as may be required by the lenders.

(b) Horizon shall deliver evidence, reasonably acceptable to Nitec, of the repayment of the Hercules Indebtedness.

11. Termination.

11.1 Termination Events. This Agreement may be terminated prior to the Closing:

(a) by the mutual written consent of Horizon and Nitec;

(b) by Horizon if the Closing has not taken place on or before 5:00 p.m. (US Pacific time) on April 30, 2010 (other than as a result of any failure on the part of Holdco or Horizon to comply with or perform any covenant or obligation of Holdco or Horizon set forth in this Agreement, the other Transactional Agreements or in any other agreement or instrument delivered to Nitec in connection with the Contemplated Transactions);

(c) by Nitec if the Closing has not taken place on or before 5:00 p.m. (US Pacific time) on April 30, 2010 (other than as a result of any failure on the part of Nitec or the Nitec Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Horizon in connection with the Contemplated Transactions);

(d) by either Horizon or Nitec if: (i) a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions; or (ii) there shall be any Legal Requirement enacted, promulgated, issued or deemed applicable to the Contemplated Transactions by any Governmental Body that would make consummation of such transactions illegal;

(e) by Horizon if: (i) any of the representations and warranties of Nitec or the Nitec Shareholders contained in this Agreement shall be inaccurate as of the date of this

Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, in each case such that any of the conditions set forth in Section 9.1 would not be satisfied; or (ii) any of the covenants of Nitec or the Nitec Shareholders contained in this Agreement shall have been breached such that the condition set forth in Section 9.2 would not be satisfied; provided, however, that if an inaccuracy in any of the representations and warranties of Nitec and the Nitec Shareholders as of a date subsequent to the date of this Agreement or a breach of a covenant by Nitec or the Nitec Shareholders is curable by Nitec or a Nitec Shareholder through the use of reasonable efforts within 30 days after Horizon notifies Nitec in writing of the existence of such inaccuracy or breach (the “Nitec Cure Period”), then Horizon may not terminate this Agreement under this Section 11.1(e) as a result of such inaccuracy or breach prior to the expiration of the Nitec Cure Period, provided Nitec and the Nitec Shareholders, during the Nitec Cure Period, continue to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that Horizon may not terminate this Agreement pursuant to this Section 11.1(e) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Nitec Cure Period); or

(f) by Nitec if: (i) any of Holdco’s, Horizon’s or any Horizon Stockholder’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, in each case such that the condition set forth in Section 10.1 would not be satisfied; or (ii) any of Holdco’s, Horizon’s or any Horizon Stockholder’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 10.2 would not be satisfied; provided, however, that if an inaccuracy in any of the representations and warranties of Holdco, Horizon and the Horizon Stockholders as of a date subsequent to the date of this Agreement or a breach of a covenant by Holdco, Horizon or the Horizon Stockholders is curable by Holdco, Horizon or such Horizon Stockholder through the use of reasonable efforts within 30 days after Nitec notifies Holdco or Horizon in writing of the existence of such inaccuracy or breach (the “Horizon Cure Period”), then Nitec may not terminate this Agreement under this Section 11.1(f) as a result of such inaccuracy or breach prior to the expiration of the Horizon Cure Period, provided Holdco, Horizon and the Horizon Stockholders, during the Horizon Cure Period, continue to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that Nitec may not terminate this Agreement pursuant to this Section 11.1(f) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Horizon Cure Period).

11.2 Termination Procedures. If Horizon or Nitec wishes to terminate this Agreement pursuant to Section 11.1, Horizon or Nitec shall deliver to the other parties a written notice stating that it is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

11.3 Effect of Termination. If this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) Nitec, the Nitec Shareholders, Holdco and Horizon shall not be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in this Section 11.3 and Section 13; and (c) the parties shall, in all events, remain bound by and continue to be subject to the confidentiality provisions of Section 13.18.

12. INDEMNIFICATION.

12.1 Survival of Representations, Etc.

(a) Subject to Section 12.1(c), the representations and warranties made by Horizon, the Horizon Stockholders, Nitec and the Nitec Shareholders in this Agreement (including the representations and warranties set forth in the Nitec Closing Certificate and the Horizon Closing Certificate) shall survive the Closing and expire upon the earliest of (such earliest date, the “Expiration Date”): (i) 11:59 p.m. U.S. Pacific Time on the twelve (12) month anniversary of the Closing Date, (ii) the date of the expiration of any “lock-up” or “market-standoff” period required by the underwriter(s) in connection with the consummation of the IPO and (iii) the date on which the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of preferred stock of Holdco, voting as a single class, and sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of common stock of Holdco, voting as a single class, agree in writing to terminate such survival; provided such vote is obtained prior to the IPO. Notwithstanding the foregoing, if, at any time prior to the Expiration Date, any Indemnified Party (acting in good faith) delivers to Respondent a Claim Notice (as defined in Schedule 13.7(b)) satisfying the procedural requirements set forth in Schedule 13.7(b), alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Nitec, Horizon, Holdco, a Nitec Shareholder, or a Horizon Stockholder and asserting a claim for recovery under Section 12.2, 12.3, 12.4, or 12.5 as the case may be, based on such alleged inaccuracy or breach, then the claim asserted in such Claim Notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

(b) The representations, warranties, covenants and obligations of the parties hereto, and the rights and remedies that may be exercised by any Indemnified Party, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, such Indemnified Party or any of its Representatives, other than as set forth in the Nitec Disclosure Schedule or Horizon Disclosure Schedule, as applicable. The parties recognize and agree that the representations and warranties also operate as bargained for promises and risk allocation devices and that, accordingly, any party’s knowledge, except as a result of disclosure of information on the Nitec Disclosure Schedule or Horizon Disclosure Schedule, as applicable, and the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification pursuant to this Section 12.

(c) Nothing contained in this Section 12.1 or elsewhere in this Agreement shall limit any rights or remedy of any Indemnified Party for claims based on common law fraud against the party that committed such fraud.

12.2 Indemnification of Holdco and the Horizon Indemnitees. From and after the Closing (but subject to Section 12.1), Holdco and the Former Horizon Stockholders, other than holders of Dissenting Shares, and their respective heirs, successors and assigns (the “Horizon Indemnitees”), solely from the Escrowed Exchange Shares, shall be held harmless and indemnified from and against, and shall be compensated and reimbursed for, any Damages which are suffered or incurred by, without duplication, (i) Holdco or any of its subsidiaries or to which

Holdco or any of its subsidiaries may otherwise become subject, or (ii) any of the Horizon Indemnitees (in each case, regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with:

(a) any inaccuracy in or breach of any representation or warranty made by Nitec in this Agreement as of the date of this Agreement (in each case, without giving effect to any update of or modification to the Nitec Disclosure Schedule made or purported to have been made after the date of this Agreement);

(b) any inaccuracy in or breach of any representation or warranty made by Nitec in this Agreement as if such representation or warranty were made on and as of the Closing Date in the Nitec Closing Certificate (in each case, without giving effect to any update of or modification to the Nitec Disclosure Schedule made or purported to have been made after the date of this Agreement);

(c) any breach of any covenant or obligation of Nitec in this Agreement; and

(d) any claim or demand by any Person claiming to have share capital or the right to acquire share capital of Nitec which arises out of or is based upon any matter, event, dispute, fact or circumstance that existed on or prior to the Closing Date;

(e) any Legal Proceeding relating to any breach or any other matter referred to in clause “(a),” “(b)” or “(c)” above (including any Legal Proceeding commenced by Holdco or any Horizon Indemnitee for the purpose of enforcing any of its rights under this Section 12).

12.3 Indemnification by each Nitec Shareholder. From and after the Closing (but subject to Section 12.1), each Nitec Shareholder, severally as to itself and not jointly, shall hold harmless and indemnify Holdco, and with respect to any inaccuracy in or breach of Section 4.5 by any Nitec Shareholder, the Horizon Indemnitees, from and against, and shall compensate and reimburse Holdco and the Horizon Indemnitees (as applicable) for, any Damages which are suffered or incurred by, without duplication, (i) Holdco and its successors and assigns or to which Holdco and its successors and assigns may otherwise become subject, or (ii) any of the Horizon Indemnitees (in each case, regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with:

(a) any inaccuracy in or breach of any representation or warranty made by such Nitec Shareholder in this Agreement as of the date of this Agreement;

(b) any breach of any covenant or obligation of such Nitec Shareholder in this Agreement; and

(c) any Legal Proceeding relating to any breach or any other matter referred to in clause “(a)” or “(b)” above (including any Legal Proceeding commenced by Holdco or any Horizon Indemnitee for the purpose of enforcing any of its rights under this Section 12).

12.4 Indemnification of Holdco and the Nitec Indemnitees. From and after the Closing (but subject to Section 12.1), Holdco and the Nitec Indemnitees, solely from the

Escrowed Horizon Shares, shall be held harmless and indemnified from and against, and shall be compensated and reimbursed for, any Damages which are suffered or incurred by, without duplication, (i) Holdco or any of its subsidiaries or to which Holdco or any of its subsidiaries may otherwise become subject, or (ii) any of the Nitec Indemnitees (in each case, regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with:

(a) any inaccuracy in or breach of any representation or warranty made by Holdco or Horizon in this Agreement as of the date of this Agreement (in each case, without giving effect to any update of or modification to the Horizon Disclosure Schedule made or purported to have been made after the date of this Agreement);

(b) any inaccuracy in or breach of any representation or warranty made by Holdco or Horizon in this Agreement as if such representation or warranty were made on and as of the Closing Date in the Horizon Closing Certificate (in each case, without giving effect to any update of or modification to the Horizon Disclosure Schedule made or purported to have been made after the date of this Agreement);

(c) any breach of any covenant or obligation of Holdco or Horizon in this Agreement;

(d) any claim or demand by any Person claiming to own capital stock or the right to acquire capital stock of Horizon which arises out of or is based upon any matter, event, dispute, fact or circumstance that existed on or prior to the Closing Date;

(e) the extent to which any Damages arising from any action, claim or proceeding, and any amounts payable, with respect to Dissenting Shares, in the aggregate, exceed the aggregate dollar amount of Merger consideration that would be otherwise be payable with respect to such Dissenting Shares had the holder thereof not exercised dissenters’ rights; and

(f) any Legal Proceeding relating to any breach or any other matter referred to in clause “(a),” “(b),” “(c),” or “(e)” above (including any Legal Proceeding commenced by Holdco or any Nitec Indemnitee for the purpose of enforcing any of its rights under this Section 12).

12.5 Indemnification by each Horizon Stockholder. From and after the Closing (but subject to Section 12.1), each Horizon Stockholder, severally as to itself and not jointly, shall hold harmless and indemnify Holdco, and with respect to any inaccuracy in or breach of Section 6.5 by any Horizon Stockholder, the Nitec Indemnitees, from and against, and shall compensate and reimburse Holdco and the Nitec Indemnitees (as applicable) for, any Damages which are suffered or incurred by, without duplication, (i) Holdco and its successors and assigns or to which Holdco and its successors and assigns may otherwise become subject, or (ii) any of the Nitec Indemnitees (in each case, regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with:

(a) any inaccuracy in or breach of any representation or warranty made by such Horizon Stockholder in this Agreement as of the date of this Agreement;

(b) any breach of any covenant or obligation of such Horizon Stockholder in this Agreement; and

(c) any Legal Proceeding relating to any breach or any other matter referred to in clause “(a)” or “(b)” above (including any Legal Proceeding commenced by Holdco or any Nitec Indemnitee for the purpose of enforcing any of its rights under this Section 12).

12.6 Limitations; Exclusivity.

(a) Holdco, the Horizon Indemnitees and the Nitec Indemnitees, as the case may be, shall not be entitled to indemnification pursuant to Section 12.2(a), 12.2(b), 12.4(a), or 12.4(b), as applicable, for any inaccuracy in or breach of any representation or warranty in this Agreement, other than the applicable Specified Representations or Tax Representations, until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies or breaches of any representations or warranties) that have been suffered or incurred by Holdco, the Horizon Indemnitees or the Nitec Indemnitees pursuant to Section 12.2(a), 12.2(b), 12.4(a) or 12.4(b), as applicable, exceeds US$250,000 in the aggregate (the “Basket”). If the aggregate amount of such Damages exceed the Basket, then Holdco, the Horizon Indemnitees or the Nitec Indemnitees, as applicable, shall, subject to the other limitations set forth in this Agreement, be entitled to be indemnified for the first dollar in Damages (it being understood that any qualifications relating to materiality, including the term “Material Adverse Effect”, contained in any applicable representation or warranty shall be disregarded for purposes of determining the amount of Damages suffered or incurred by an Indemnified Party as a result of such breach or inaccuracy (but not for purposes of determining any such breach or inaccuracy)). The Basket will not apply with respect to a breach of any of the Specified Representations or Tax Representations.

(b) Except for common law fraud against the party who committed the fraud, Damages resulting from the matters referred to in Sections 12.2 shall be limited to and satisfied exclusively through the transfer of the Escrowed Exchange Shares from the Nitec Shareholders to Holdco and cancellation and retirement of such shares by Holdco, and Damages resulting from the matters referred to in Section 12.4 shall be limited to and satisfied exclusively through the transfer of Escrowed Horizon Shares from the Former Horizon Stockholders to Holdco and cancellation and retirement of such shares by Holdco. The Nitec Shareholders and the Horizon Stockholders acknowledge that the transfer of Escrowed Shares to Holdco and the cancellation and retirement of such shares by Holdco will benefit all stockholders of Holdco at the time of such transfer as a result of a reduction in the outstanding shares of Holdco. Damages resulting from the matters referred to in Section 12.3 shall be paid by the applicable Nitec Shareholder in cash to Holdco or, with respect to a breach of Section 4.5 only, to each Horizon Indemnitee on a pro rata basis, as the case may be, and shall be limited to the aggregate consideration received by such Nitec Shareholder under this Agreement, and Damages resulting from the matters referred to in Section 12.5 shall be paid by the applicable Horizon Stockholder in cash to Holdco or, with respect to a breach of Section each Nitec Indemnitee on a pro rata basis, as the case may be, and shall be limited to the aggregate consideration received by such Horizon Stockholder under this Agreement. Notwithstanding the foregoing, to the extent permissible by Legal Requirements, a Nitec Shareholder or a Horizon Stockholder, as the case may be, may, in lieu of cash, elect to make payment of such shareholder’s or stockholder’s indemnification obligations under Section 12.3 or 12.5, as applicable, through the transfer of its Merger Shares or Exchange Shares (in whole or in part), as the case may be, valued in accordance with Section 12.7(c) below.

12.7 Escrows.

(a) In the event Holdco or a Horizon Indemnitee shall suffer any Damages for which such indemnitee is entitled to indemnification under Section 12.2, the Nitec Shareholder Representative and the Horizon Stockholder Representative shall jointly instruct the Escrow Agent to deliver to Holdco such number of Escrowed Exchange Shares (on a proportional basis from the Nitec Shareholders in accordance with their Pro Rata Percentages) equal in value to the aggregate amount of such Damages and Holdco shall cancel and retire such shares.

(b) In the event Holdco or a Nitec Indemnitee shall suffer any Damages for which such indemnitee is entitled to indemnification under Section 12.4, the Nitec Shareholder Representative and the Horizon Stockholder Representative shall jointly instruct the Escrow Agent to deliver to Holdco such number of Escrowed Horizon Shares (on a proportional basis from the Former Horizon Stockholders in accordance with their Pro Rata Percentages) equal in value to the aggregate amount of such Damages and Holdco shall cancel and retire such shares.

(c) For purposes of this Agreement, the stipulated value of each share of Holdco Common Stock that is an Escrowed Exchange Share or Escrowed Horizon Share shall be deemed to be the Designated Common Stock Price and the stipulated value of each share of Holdco Series A Preferred Stock that is an Escrowed Exchange Share or an Escrowed Horizon Share shall be deemed to be $7.968 (subject to adjustment in the event of any dividend, split, recapitalization, reclassification, combination, exchange of shares, reorganization, or the like). No party hereto shall have the right to substitute, or have substituted, any other property in exchange for Escrowed Exchange Shares or Escrowed Horizon Shares, as applicable, for claims made pursuant to Section 12.2 or 12.4 of this Agreement. To the extent any Damages are denominated in a currency other than U.S. Dollars, the amount of such Damages shall be converted to U.S. Dollars at the average daily currency exchange rates quoted in the edition of The Wall Street Journal during the period beginning on the date that is fifteen (15) days prior to the date of delivery of a Claim Notice and ending on the date that is fifteen (15) days following the date of delivery of such Claim Notice.

12.8 No Contribution. Each Nitec Shareholder and each Former Horizon Stockholder waives, and acknowledges and agrees that such shareholder or stockholder, as the case may be, shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Nitec, Horizon or Holdco in connection with any indemnification obligation or any other liability to which such shareholder or stockholder, as applicable, may become subject under or in connection with this Agreement or any other Transactional Agreement.

12.9 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding against Nitec, Horizon, Holdco or any subsidiary thereof with respect to which an Indemnified Party may become entitled to indemnification pursuant to Section 12, Holdco shall promptly (and in any event within 10 business days after learning of such claim or Legal Proceeding) give, with respect to any potential indemnity claim the Nitec Shareholder Representative and the Horizon Stockholder Representative, and, with respect to a potential indemnity claim pursuant to Section 12.3 or 12.5, the applicable Nitec Shareholder or Horizon Stockholder, as the case may be, written notice of such claim or Legal Proceeding (the “Third Party Claim Notice”). No delay or failure on the part of Holdco in delivering a Third Party Claim Notice shall affect the rights of any Indemnified Party to receive indemnification hereunder. Holdco, at its expense, shall control the defense of such claim or Legal Proceeding in a diligent manner with counsel reasonably satisfactory to the Indemnified Party; provided, that the Nitec Shareholder Representative and the Horizon Stockholder Representative, or the applicable Nitec Shareholder, as applicable, may, through counsel of its choice and at its own expense, participate in the defense and Holdco will consult with and take into account suggestions of such Person and its counsel, in good faith, with respect to such defense and will cause its counsel to be reasonably available to such Person and its counsel, and Holdco will keep such Person and its counsel apprised of the progress and status of the Defense. Holdco shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of the Nitec Shareholder Representative, the Horizon Stockholder Representative or the applicable Nitec Shareholder, as applicable, provided however, that the Nitec Shareholder Representative, the Horizon Stockholder Representative or the applicable Nitec Shareholder, as applicable, shall not unreasonably withhold such consent.

12.10 Sole and Exclusive Remedy. Following the Closing, the sole and exclusive remedy for all Damages relating to this Agreement and the Exchange and the Merger contemplated hereby shall be the indemnification provisions set forth in this Section 12. Any claims for indemnification shall be made in accordance with the provisions of Schedule 13.7(b).

12.11 Exercise of Remedies by Indemnified Party Other Than the Former Horizon Stockholders or the Nitec Stockholders.

(a) Notwithstanding anything to the contrary contained in this Agreement, Holdco is named as an Indemnified Party in Section 12.2 and Section 12.4 solely for the purpose of effecting the cancellation of Escrowed Shares as contemplated thereby. Holdco shall not be permitted to assert any indemnification claim under Sections 12.2 or 12.4.

(b) No Indemnified Party (other than the Horizon Stockholder Representative on behalf of the Former Horizon Stockholders) shall be permitted to assert any indemnification claim pursuant to Section 12.2 or 12.4 unless the Horizon Stockholder Representative shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

(c) No Indemnified Party (other than the Nitec Shareholder Representative on behalf of the Nitec Shareholders) shall be permitted to assert any indemnification claim pursuant to Section 12.3 or 12.5 unless the Nitec Shareholder Representative shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

(d) Holdco will take all such action as shall be necessary or desirable on its part to facilitate the satisfaction of indemnification claims duly asserted under Sections 12.2 and 12.4 by the Horizon Stockholder Representative or the Nitec Shareholder Representative, as applicable.

13. MISCELLANEOUS PROVISIONS.

13.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing the Exchange and Merger.

13.2 Fees and Expenses. Except as otherwise expressly provided in other sections to this Agreement, each party shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such party in connection with the Contemplated Transactions, including all fees, costs and expenses incurred by such party in connection with or by virtue of: (a) the negotiation, preparation and review of the Transactional Agreements; (b) the preparation and submission of any filing or notice required to be made or given in connection with any of the Contemplated Transactions, and the obtaining of any Consent required to be obtained in connection with any of such transactions; and (c) the consummation of the Contemplated Transactions. For the avoidance of doubt, the Nitec Shareholders shall bear and pay all Taxes that could arise on them because of the entering of Nitec or the Nitec Shareholders into and/or the completion of the Agreement.

13.3 Attorneys’ Fees. If any lawsuit relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

13.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) when delivered by hand; (b) on the day sent by facsimile provided that the sender has received confirmation of transmission as of or prior to 5:00 p.m. local time of the recipient on such day; (c) the first business day after sent by facsimile (to the extent that the sender has received confirmation of transmission after 5:00 p.m. local time of the recipient on the day sent by facsimile); or (d) the third business day after sent by recorded delivery mail or by courier or express delivery service, in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Holdco or Horizon:

Horizon Therapeutics, Inc.

1033 Skokie Boulevard, Suite 355

Northbrook, Illinois 60062

Attention: Timothy P. Walbert

Facsimile: 847-572-1372

with a copy to (which shall not constitute notice to Horizon):

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

Attention: Barbara L. Borden, Esq. and Kay Chandler, Esq.

Facsimile: 858-550-6420

If to Nitec:

Nitec Pharma AG

Kägenstrasse 17

CH-4153 Reinach

Switzerland

Attention: Anders Härfstrand MD, PhD

Facsimile: +41 61 715 20 49

with copies to (which shall not constitute notice to Nitec):

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: John A. Dellapa, Esq. and Dean G. Zioze, Esq.

Facsimile: 617-542-2241

and

Vischer Ltd.

Aeschenvorstadt 4

4010 Basel

Switzerland

Attention: Dr. Stefan Grieder

Facsimile: 41 61 279 33 10

If to the Nitec Shareholder Representative:

Hubertus Ludwig

Aeschenvorstadt 4

Basel, CH-4010 Schweiz

If to the Horizon Stockholder Representative:

Louis C. Bock

c/o Scale Venture Partners

950 Tower Lane, Suite 700

Foster City, CA 94404

(650) 378-6068 – Direct Line

lou@scalevp.com

13.5 Headings. The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

13.6 Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission or facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

13.7 Governing Law; Dispute Resolution.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of Delaware (without giving effect to principles of conflicts of laws). Except as provided in Section 13.7(b) below, any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party to this Agreement:

(i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware (and each appellate court located in the State of Delaware) in connection with any such legal proceeding;

(ii) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum; and

(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(b) From and after the Closing, any dispute relating to, controversy or claim arising out of, relating to, or in connection with this Agreement, or the breach, termination or validity hereof, shall be settled by binding arbitration (an “Arbitrable Dispute”). Notwithstanding the preceding sentence, nothing in this Agreement, including this Section 13.7(b), shall prevent any party from seeking preliminary injunctive relief from a court of competent jurisdiction in connection with any Arbitrable Dispute. Except as herein specifically stated, any Arbitrable Dispute shall be resolved by arbitration in Delaware in accordance with the rules (the

“Arbitration Rules”) of the ICC International Court of Arbitration (the “ICC”) then in effect and shall be conducted in the English language. However, in all events, the provisions contained herein shall govern over any conflicting rules which may now or hereafter be contained in the Arbitration Rules. Any judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available if any judicial proceeding was instituted to resolve an Arbitrable Dispute. The final decision of the arbitrator will be furnished by the arbitrator to the applicable parties in writing and will constitute a final, conclusive and non-appealable determination of the issue in question, binding upon such parties, and an order with respect thereto may be entered in any court of competent jurisdiction. Any such arbitration will be conducted before a single arbitrator. The arbitrator shall be mutually agreed upon by the parties to such arbitration proceeding. In the event such parties are unable to agree within 20 days following submission of the dispute to ICC by one of the parties, the parties to such arbitration shall follow the Arbitration Rules of the ICC for appointment of an arbitrator. No arbitrator shall have any past or present family, business or other relationship with Holdco, Horizon, Nitec, any Nitec Shareholder, any Former Horizon Stockholder, or any Affiliate, director or officer of the foregoing, unless following full disclosure of all such relationships, the parties to such arbitration agree in writing to waive such requirement with respect to an individual in connection with any dispute. The arbitrator shall be instructed to hold a hearing lasting up to five eight hour days regarding the disputed matter as promptly as practicable and to render an award with a reasoned opinion as promptly as practicable thereafter. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties to such arbitration an opportunity, adequate in the reasonable judgment of the arbitrator, to discover relevant information from the opposing parties and/or third parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The initial compensation to be paid to the arbitrator in any such arbitration and the costs of transcripts and other normal and regular expenses of the arbitration proceedings shall be as follows: (i) for any arbitration relating to Section 12.2 or 12.4 of this Agreement, Holdco will each pay all such costs, subject to the reimbursement provisions below; (ii) for any arbitration relating to Section 12.3 of this Agreement, Holdco or the applicable Horizon Indemnitee and the applicable Nitec Shareholder involved in such arbitration will each pay 50% of all such costs; and (iii) for any arbitration relating to Section 12.5 of this Agreement, Holdco or the applicable Nitec Indemnitee and the applicable Horizon Stockholder involved in such arbitration will each pay 50% of all such costs. Notwithstanding the foregoing, (A) the prevailing party in any arbitration will be entitled to an award of reasonable attorneys’ fees and costs; and (B) all costs of arbitration will be paid by the non-prevailing party and the arbitrator will be authorized to determine the identity of the prevailing party and the non-prevailing party, which in the case of claims under Section 12.2 and 12.4, will be satisfied from the Escrowed Exchange Shares or the Escrowed Horizon Shares, as applicable. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or any other provisions contained in this Section 13.7(b) or this Agreement. Except as specifically otherwise provided in this Section 13.7(b) or this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Arbitrable Dispute or any other dispute arising out of or relating to this Agreement.

13.8 Successors and Assigns. This Agreement shall be binding upon: (a) Nitec and its successors and assigns (if any); (b) each of the Nitec Shareholders and his, her or its personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); (c) Horizon and its successors and assigns (if any); and (d) Holdco and its successors and assigns. This Agreement shall inure to the benefit of: (i) Nitec; (ii) each Nitec Shareholder; (iii) Horizon; (iv) the Nitec Indemnitees; (v) the Horizon Indemnitees; (vi) Holdco; and (vii) the respective successors and assigns (if any) of the foregoing. Neither Holdco nor Horizon may assign any or all of its rights or obligations under this Agreement without the prior written consent of the Nitec Shareholder Representative and the Horizon Stockholder Representative. Neither Nitec nor any Nitec Shareholder may assign any of their rights or obligations under this Agreement to any other Person without the prior written consent of Holdco, Horizon and the Horizon Stockholder Representative. No Horizon Stockholder may assign any of its rights or obligations under this Agreement to any other Person without the prior written consent of Holdco, Horizon and the Nitec Shareholder Representative. Any attempted assignment in violation of this Section 13.8 shall be null and void and of no effect.

13.9 Specific Performance. The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement (the “Breaching Party”) of any covenant, obligation or other provision set forth in this Agreement, for the benefit of any other party to this Agreement: (a) such other party shall be entitled (in addition to any other remedy that may be available to it) to seek (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) such other party shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 13.9, and the Breaching Party waives any right it may have to require that the other party obtain, furnish or post any such bond or similar instrument.

13.10 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

13.11 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Holdco, Horizon, Nitec, and the Nitec Shareholder Representative.

13.12 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

13.13 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any) and accordingly, a person who is not a party to this Agreement has no right to enforce this Agreement.

13.14 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that no separate nondisclosure agreement shall be superseded by this Agreement and shall remain in effect in accordance with its terms. Each party agrees and acknowledges that it has not relied on or been induced to enter into a Transactional Agreement, Definitive Financing Agreement or Merger Agreement, by a warranty, statement, representation or undertaking which is not expressly included in a Transactional Agreement, Definitive Financing Agreement, or Merger Agreement. No party has any claim or remedy in respect of a warranty, statement, misrepresentation (whether negligent or innocent) or undertaking made to it by or on behalf of another party in connection with or relating to the Contemplated Transactions which is not expressly included in a Transactional Agreement, Definitive Financing Agreement or Merger Agreement. Nothing in this Section 13.14 limits or excludes liability arising as a result of common law fraud.

13.15 Disclosure Schedules. The Nitec Disclosure Schedule and the Horizon Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein permitting such disclosure, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify (a) only the particular representation or warranty set forth in the corresponding numbered or lettered section herein permitting such disclosure and (b) any exception or disclosure set forth in any other part or subpart of the Nitec Disclosure Schedule or Horizon Disclosure Schedule, as applicable to the extent it is reasonably apparent that such exception or disclosure is intended to qualify such representation and warranty.

13.16 Construction. (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) As used in this Agreement, “dollars” mean United States dollars and “euros” mean Euros.

(e) Except as otherwise indicated, all references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to sections of this Agreement and schedules and exhibits to this Agreement.

13.17 Official Agreement. It is hereby agreed and clarified that the English version of this Agreement and the other Transactional Agreements shall be the official version of this Agreement and all such other Transactional Agreements, notwithstanding any other translations of such agreements or documents.

13.18 Confidentiality. Each party hereto agree that, except with the prior written permission of Holdco and Horizon or Nitec, as the case may be, they each shall at all times keep confidential and not divulge, furnish or make accessible to anyone any of the terms or provisions of this Agreement or discussions or negotiations relating to this Agreement. The provisions of this Section 13.18 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by Horizon and Nitec with respect to the Contemplated Transactions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

NITEC PHARMA AG, a joint stock company under the laws of Switzerland

/s/ Jochen Mattis	By:	/s/ Anders Härfstrand
Jochen Mattis		Name:	Anders Härfstrand
EVP Marketing & Sales, BD		Title:	CEO

HORIZON PHARMA, INC., a Delaware corporation

	By:	/s/ Timothy P. Walbert
		Name:	Timothy P. Walbert
		Title:	Chairman, President & CEO

HORIZON THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Timothy P. Walbert
	Name:	Timothy P. Walbert
	Title:	President & CEO

NITEC SHAREHOLDER REPRESENTATIVE:

By:	/s/ Hubertus Ludwig
	Name:	Hubertus Ludwig
Title:

HORIZON STOCKHOLDER REPRESENTATIVE:

By:	/s/ Louis Bock
	Name:	Louis Bock
	Title:	Managing Director
Scale Ventures Partners

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON MERGERSUB, INC. a Delaware corporation

By:	/s/ Timothy P. Walbert
	Name:	Timothy P. Walbert
Title:

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

NITEC SHAREHOLDERS:

ATLAS VENTURE FUND VI, L.P.

By:	Atlas Venture Associates VI, L.P.
Its:	General Partner

By:	Atlas Venture Associates VI, Inc.
Its:	General Partner

By:	/s/ [Illegible]

Name:

Title:

ATLAS VENTURE ENTREPRENEURS’ FUND VI, L.P.

By:	Atlas Venture Associates VI, L.P.
Its:	General Partner

By:	Atlas Venture Associates VI, Inc.
Its:	General Partner

By:	/s/ [Illegible]

Name:

Title:

ATLAS VENTURE FUND VI GMBH & CO. KG

By:	Atlas Venture Associates VI, L.P.
Its:	Managing Limited Partner

By:	Atlas Venture Associates VI, Inc.
Its:	General Partner

By:	/s/ [Illegible]

Name:

Title:

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

NITEC SHAREHOLDERS:

THE GLOBAL LIFE SCIENCE VENTURE FONDS II GMBH & CO. KG

By:	The Global Life Science Ventures GmbH
Its:	General Partner

By:	/s/ Hans Peter Wiese

Name:	Hans Peter Wiese

Title:	Partner

THE GLOBAL LIFE SCIENCE VENTURES FUND II LIMITED PARTNERSHIP

By:	Global Life Science Ventures (GP) Limited
Its:	General Partner

By:	/s/ Barry McClay

Name:	Barry McClay

Title:	Director

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

NITEC SHAREHOLDERS:

NGN BIOMED OPPORTUNITY I, L.P.

By:	NGN BioMed I, G.P., L.P.
Its:	General Partner

By:	NGN Capital LLC
Its:	General Partner

By:	/s/ P. Johann
Name:	Dr. Peter Johann
Title:	Managing General Partner

NGN BIOMED OPPORTUNITY I GMBH & CO. BETEILIGUNGS KG

By:	NGN Capital LLC
Its:	Managing Limited Partner

By:	/s/ P. Johann
Name:	Dr. Peter Johann
Title:	Managing General Partner

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

NITEC SHAREHOLDERS:

TVM LIFE SCIENCE VENTURES VI, L.P.

BY: TVM LIFE SCIENCE VENTURES VI CAYMAN LTD.,

Its General Partner

By:	/s/ Hubert Birner
Name:	Hubert Birner
Title:	Authorized Officer

By:	/s/ S. Fischer
Name:	S. Fischer
Title:	Authorized Officer

TVM LIFE SCIENCE VENTURES VI GMBH & CO. KG

By:	/s/ Hubert Birner
Name:	Hubert Birner
Title:	Managing Limited Partner

By:	/s/ S. Fischer
Name:	S. Fischer
Title:	Managing Limited Partner

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

NITEC SHAREHOLDERS:

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Hugh Corroon
Hugh Corroon, Legal Counsel

By:	/s/ Tim Maynard
Tim Maynard, Director

BALED 43. VERMÖGENSVERWALTUNGS GMBH

By:	/s/ Achim Schäffler

Name:	Achim Schäffler

Title:	Managing Director

JOCHEN MATTIS

By:	/s/ Jochen Mattis

DR. HUBERTUS LUDWIG

By:	/s/ Hubertus Ludwig

STEPHAN WITTE

By:	/s/ Stephan Witte

MARKUS VOGT

By:	29/03/10 /s/ Markus Vogt

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

NITEC SHAREHOLDERS:

CD-VENTURE GMBH

By:	/s/ Dirk Wilken

Name:	Dirk Wilken

Title:	Geschäftsführer

ANMA VENTURE GMBH

By:	/s/ M. Boehringer

Name:	Mathias Boehringer

Title:	CEO

CBI GMBH

By:	/s/ Christian Boehringer

Name:	Christian Boehringer

Title:	Director CBI GmbH

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDERS:

PHCV GRANTOR TRUST

By:	FirstMark Capital LLC, trustee

By:	/s/ Brian Kempner
Name:	Brian Kempner
Title:	Chief Operating Officer

FOHV, L.P.

By:	FirstMark Capital LLC, investment merger

By:	/s/ Brian Kempner
Name:	Brian Kempner
Title:	Chief Operating Officer

FHVF, L.P.

By:	FirstMark Capital LLC, investment merger

By:	/s/ Brian Kempner
Name:	Brian Kempner
Title:	Chief Operating Officer

Notice to:	FirstMark Capital LLC
1221 Avenue of the Americas,
26th Floor
New York, NY. 10020

And a copy to:	Carr & Ferrell LLP
2200 Geng Road
Palo Alto, CA 94303
Attn: Jill E. Fishbein, Esq.
Fax: (650) 812-3444

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDERS:

PHCV HORIZON SER A GRANTOR TRUST

By:	FirstMark Capital, LLC,
Its:	trustee

By:	/s/ Brian Kempner
Name:
Title:

PHCV HORIZON SER B GRANTOR TRUST

By:	FirstMark Capital, LLC,
Its:	trustee

By:	/s/ Brian Kempner
Name:
Title:

PHCV HORIZON SER C GRANTOR TRUST

By:	FirstMark Capital, LLC,
Its:	trustee

By:	/s/ Brian Kempner
Name:
Title:

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDER:

SCALE VENTURE PARTNERS II, L.P.
By:	Scale Venture Management II, LLC
Its:	General Partner

/s/ Lou C. Bock
Lou Bock
Managing Director

And a copy to:	Gunderson Dettmer Stough
Villeneuve Franklin & Hachigan LLP
1200 Seaport Blvd.
Redwood City, CA 94063
Attn: David W. Van Horne, Esq.
Fax: (650) 321-2800

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDERS:

SUTTER HILL VENTURES, A CALIFORNIA LIMITED PARTNERSHIP

By:	/s/ Jeffrey W. Bird

Name:	Jeffrey W. Bird

Managing Director of the General Partner

JEFFREY W. BIRD AND CHRISTINA R. BIRD AS TRUSTEES OF JEFFREY W. AND CHRISTINA R. BIRD TRUST AGREEMENT DATED 10/31/00

By:	/s/ Jeffrey W. Bird

Jeffrey W. Bird, Trustee

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDERS:

DAVID L. ANDERSON, TRUSTEE OF THE ANDERSON LIVING TRUST U/A/D 1/22/98

By:	/s/ David L. Anderson
Name:	David L. Anderson, Trustee

ANVEST, L.P.

By:	/s/ David L. Anderson
Name:	David L. Anderson, General Partner

SAUNDERS HOLDINGS, L.P.

By:	/s/ Robert Yin, Under Power of Attorney
G. Leonard Baker, Jr., Trustee

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDER:

GREGORY P. SANDS AND SARAH J.D. SANDS AS TRUSTEES OF GREGORY P. AND SARAH J.D. SANDS TRUST AGREEMENT DATED 2/24/99

By:	/s/ Robert Yin, Under Power of Attorney
Name:	Gregory P. Sands, Trustee

TALLACK PARTNERS, L.P.

By:	/s/ Robert Yin, Under Power of Attorney
Name:	James C. Gaither, General Partner

JAMES N. WHITE AND PATRICIA A. O’BRIEN AS TRUSTEES OF THE WHITE FAMILY TRUST U/A/D 4/3/97

By:	/s/ James N. White
Name:	James N. White, Trustee

JAMES C. GAITHER, TRUSTEE OF THE GAITHER REVOCABLE TRUST U/A/D 9/28/00

By:	/s/ Robert Yin, Under Power of Attorney
Name:	James C. Gaither, Trustee

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDERS:

Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
600 California Street 12th Floor
MAC A0193-120
San Francisco, CA. 94108
Phone: (415) 396-3739
Fax: (415) 975-7539
Email: bandel@wellsfargo.com

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO SHERYLL W. CASELLA

By:	/s/ Vicki M. Bandel
Vicki M. Bandel Assistant Vice President Trust Officer

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO WILLIAM H. YOUNGER, JR.

By:	/s/ Vicki M. Bandel
Vicki M. Bandel Assistant Vice President Trust Officer

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO TENCH COXE

By:	/s/ Vicki M. Bandel
Vicki M. Bandel Assistant Vice President Trust Officer

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO DAVID E. SWEET (ROLLOVER)

By:	/s/ Vicki M. Bandel
Vicki M. Bandel Assistant Vice President Trust Officer

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDERS:

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO DIANE J. NAAR

By:	/s/ Vicki M. Bandel
Vicki M. Bandel Assistant Vice President Trust Officer

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO YU-YING CHEN

By:	/s/ Vicki M. Bandel
Vicki M. Bandel Assistant Vice President Trust Officer

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO PATRICIA TOM (PRE)

By:	/s/ Vicki M. Bandel
Vicki M. Bandel Assistant Vice President Trust Officer

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO PATRICIA TOM (POST)

By:	/s/ Vicki M. Bandel
Vicki M. Bandel Assistant Vice President Trust Officer

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO ROBERT YIN

By:	/s/ Vicki M. Bandel
Vicki M. Bandel Assistant Vice President Trust Officer

WELLS FARGO BANK, N.A. FBO
SHV PROFIT SHARING PLAN
FBO LYNNE B. GRAW

By:	/s/ Vicki M. Bandel
Vicki M. Bandel Assistant Vice President Trust Officer

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDER:

ESSEX WOODLANDS HEALTH VENTURES FUND VII, L.P.

By:	Essex Woodlands Health Ventures VII, LP.
Its:	General Partner

By:	Essex Woodlands Health Ventures VII, L.L.C.
Its:	General Partner

By:	/s/ Jeff Himawan
Jeff Himawan, Managing Director

Notice to:	335 Bryant St., 3rd Floor
Palo Alto, CA 94301
Attn: Jeff Himawan, PhD
Fax: (650) 327-9755

And a copy to:	K&L Gates LLP
70 W. Madison St., Suite 3100
Chicago, Illinois 60602
Attn: Bruce A. Zivian, Esq.
Fax: (312) 827-7074

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDERS:

GEORGE F. TIDMARSH

By:	/s/ George F. Tidmarsh

BARRY GOLOMBIK

By:	/s/ Barry Golombik

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDERS:

G. LEONARD BAKER, JR. AND MARY ANNE BAKER, CO-TRUSTEES OF THE BAKER REVOCABLE TRUST, U/A/D 2/3/03

By:	/s/ Robert Yin, Under Power of Attorney
Name:
Title:

HEWM/VLG INVESTMENT, LLC

By:	/s/ Mark Royer
Name:
Title:

JAMES C. GAITHER, TRUSTEE OF THE GAITHER REVOCABLE TRUST, U/A/D 9/28/00

By:	/s/ Robert Yin, Under Power of Attorney
Name:
Title:

JAMES G. LAPLANTE JR, MARK W. YOUNGER, DAVID E. SWEET, CO-TRUSTEES OF THE LAUREN YOUNGER LIVING TRUST U/A/D 7/30/09

By:	/s/ David E. Sweet
Name:	David E. Sweet
Title:	Trustee

JAMES N. WHITE, TRUSTEE OF SIERRA TRUST U/A/D 12/16/1997

By:	/s/ James N. White
Name:	James N. White
Title:	Trustee of Sierra Trust U/A/D 12/16/1997

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDERS:

NAAR FAMILY TRUST U/A/D 12/22/94

By:	/s/ Diane J. Naar
Name:	Diane J. Naar
Title:	Trustee

PATRICK AND YING CHEN 2001 LIVING TRUST DATED 3/17/01

By:	/s/ Ying Chen
Name:	Ying Chen
Title:	Trustee

ROOSTER PARTNERS, LP

By:	/s/ Tench Coxe
Name:	Tench Coxe
Title:	Trustee of The Coxe Revocable Trustee U/A/D 4/23/98. General Partner

SHERRYL WILEY CASELLA, TRUSTEE OF SHERRYL WILEY CASELLA REVOCABLE TRUST DATED 5/8/06

By:	/s/ Robert Yin, Under Power of Attorney
Name:
Title:

STEPHEN J. GRAW AND LYNNE B. GRAW AS TRUSTEES OF THE GRAW FAMILY TRUST U/A/D 2/20/08

By:	/s/ Robert Yin, Under Power of Attorney
Name:
Title:

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDERS:

TENCH COXE AND SIMONE OTUS COXE, CO-TRUSTEES OF THE COXE REVOCABLE TRUST, U/A/D 4/23/98

By:	/s/ Tench Coxe
Name:	Tench Coxe
Title:	Trustee

WILLIAM H. YOUNGER, JR. REVOCABLE TRUST U/A/D 8/5/2009

By:	/s/ Robert Yin, Under Power of Attorney
Name:
Title:

YIN FAMILY TRUST DATED MARCH 1, 1997

By:	/s/ Robert Yin
Name:	Robert Yin
Title:	Trustee

DAVID E. SWEET AND ROBIN T. SWEET, AS TRUSTEES OF THE DAVID & ROBIN SWEET LIVING TRUST, DATED 7/6/04

By:	/s/ David E. Sweet
Name:	David E. Sweet
Title:	Trustee

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

HORIZON STOCKHOLDERS:

STEPHEN THAU

/s/ Patricia Tom PATRICIA TOM

/s/ Robert Yin, Under Power of Attorney JULIE A. YOUNGER

/s/ Robert Yin, Under Power of Attorney KELLY L. YOUNGER

/s/ Robert Yin, Under Power of Attorney MARK YOUNGER

/s/ Robert Yin, Under Power of Attorney JAMES C. GAITHER

/s/ Robert Yin, Under Power of Attorney LYNN B. GRAW

SIGNATURE PAGE TO THE SHARE EXCHANGE AGREEMENT

OF HORIZON PHARMA, INC.